                                                                     Exhibit 4.5

                          NATIONAL CAR RENTAL FINANCING
                              LIMITED PARTNERSHIP,
                                   as Issuer,

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee


                                 --------------


                                 BASE INDENTURE

                           Dated as of April 30, 1996


                                 --------------


                          Rental Car Asset Backed Notes
                              (Issuable in Series)


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                                TABLE OF CONTENTS

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SECTION                                                                                               PAGE
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NATIONAL................................................................................................1


Article 1        DEFINITIONS AND INCORPORATION BY REFERENCE.............................................2

         Section 1.1.        Definitions................................................................2
         Section 1.2.        Cross - References.........................................................2
         Section 1.3.        Accounting and Financial Determinations; No Duplication....................2
         Section 1.4.        Rules of Construction......................................................3

Article 2        THE NOTES..............................................................................3

         Section 2.1.        Designation and Terms of Notes.............................................3
         Section 2.2.        Notes Issuable in Series...................................................4
         Section 2.3.        Supplement For Each Series.................................................6
         Section 2.4.        Execution and Authentication...............................................9
         Section 2.5.        Form of Notes; Book Entry Provisions; Title...............................10
         Section 2.6.        Registrar and Paying Agent................................................11
         Section 2.7.        Paying Agent to Hold Money in Trust.......................................11
         Section 2.8.        Noteholder Lists..........................................................13
         Section 2.9.        Transfer and Exchange.....................................................13
         Section 2.10.       Legending of Notes........................................................18
         Section 2.11.       Replacement Notes.........................................................19
         Section 2.12.       Treasury Notes............................................................20
         Section 2.13.       Temporary Notes...........................................................20
         Section 2.14.       Cancellation..............................................................20
         Section 2.15.       Principal and Interest....................................................21
         Section 2.16.       Book-Entry Notes..........................................................21
         Section 2.17.       Notices to Clearing Agency................................................24
         Section 2.18.       Definitive Notes..........................................................24
         Section 2.19.       Tax Treatment.............................................................26
         Section 2.20.       Certain Purchaser Representations and Certifications......................26

Article 3        SECURITY..............................................................................28

         Section 3.1.        Grant of Security Interest................................................28
         Section 3.2.        Certain Rights and Obligations of NFLP Unaffected.........................29
         Section 3.3.        Performance of Agreement..................................................30
         Section 3.4.        Release of Lien on Vehicles...............................................31
         Section 3.5.        Stamp, Other Similar Taxes and Filing Fees................................31

Article 4        REPORTS...............................................................................31

         Section 4.1.        Agreement of Servicer to Provide Reports..................................31

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Article 5        ALLOCATION AND APPLICATION OF COLLECTIONS.............................................32

         Section 5.1.        Collection Account........................................................32
         Section 5.2.        Collections and Allocations...............................................33
         Section 5.3.        Determination of Monthly Interest.........................................36
         Section 5.4.        Determination of Monthly Principal........................................36
         Section 5.5.        Paired Series.............................................................36

Article 6        DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS..............................................37

         Section 6.1.        Distributions in General..................................................37
         Section 6.2.        Distributions to Retained Distribution Account............................38
         Section 6.3.        Optional Repurchase of Notes..............................................38
         Section 6.4.        Monthly Noteholders' Statement............................................39

Article 7        REPRESENTATIONS AND WARRANTIES........................................................39

         Section 7.1.        Legal Existence and Power.................................................39
         Section 7.2.        Authorization.............................................................40
         Section 7.3.        Binding Effect............................................................40
         Section 7.4.        Financial Information; Financial Condition................................40
         Section 7.5.        Litigation................................................................41
         Section 7.6.        No ERISA Plan.............................................................41
         Section 7.7.        Tax Filings and Expenses..................................................41
         Section 7.8.        Disclosure................................................................41
         Section 7.9.        Investment Company Act; Securities Act....................................42
         Section 7.10.       Regulations G, T, U and X.................................................42
         Section 7.11.       No Consent................................................................42
         Section 7.12.       Solvency..................................................................42
         Section 7.13.       Ownership; Subsidiary.....................................................43
         Section 7.14.       Security Interests........................................................43
         Section 7.15.       Binding Effect of Lease...................................................44
         Section 7.16.       Non-Existence of Other Agreements.........................................44
         Section 7.17.       Manufacturer Programs.....................................................44
         Section 7.18.       Other Representations.....................................................44

Article 8        COVENANTS.............................................................................44

         Section 8.1.        Payment of Notes..........................................................44
         Section 8.2.        Maintenance of Office or Agency...........................................45
         Section 8.3.        Information...............................................................45
         Section 8.4.        Payment of Obligations....................................................47
         Section 8.5.        Reserved..................................................................47
         Section 8.6.        Conduct of Business and Maintenance of Existence..........................47
         Section 8.7.        Compliance with Laws......................................................47
         Section 8.8.        Inspection of Property, Books and Records.................................47
         Section 8.9.        Compliance with Related Documents.........................................47

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         Section 8.10.       Notice of Defaults........................................................48
         Section 8.11.       Notice of Material Proceedings............................................48
         Section 8.12.       Further Requests..........................................................48
         Section 8.13.       Further Assurances........................................................48
         Section 8.14.       Manufacturer Programs.....................................................49
         Section 8.15.       Liens.....................................................................50
         Section 8.16.       Other Indebtedness........................................................51
         Section 8.17.       Mergers...................................................................51
         Section 8.18.       Sales of Assets...........................................................51
         Section 8.19.       Acquisition of Assets.....................................................51
         Section 8.20.       Dividends, Officers' Compensation, etc....................................51
         Section 8.21.       Name; Principal Office....................................................52
         Section 8.22.       Organizational Documents..................................................52
         Section 8.23.       Investments...............................................................52
         Section 8.24.       No Other Agreements.......................................................53
         Section 8.25.       Other Business............................................................53
         Section 8.26.       Maintenance of Separate Existence.........................................53
         Section 8.27.       Rule 144A Information Requirement.........................................54
         Section 8.28.       Use of Proceeds of Notes..................................................54
         Section 8.29.       Vehicles..................................................................55
         Section 8.30.       Amendments to Exchange Documents..........................................55
         Section 8.31.       Demand Note...............................................................55

Article 9        AMORTIZATION EVENTS AND REMEDIES......................................................55

         Section 9.1.        Amortization Events.......................................................55
         Section 9.2.        Rights of the Trustee upon Amortization Event or
                             Certain Other Events of Default...........................................57
         Section 9.3.        Special Provisions Concerning Remedies Upon Liquidation Event
                             of Default in Conjunction with a Manufacturer Event of Default or Inability to Turn Back under Manufacturer Program......................60
         Section 9.4.        Other Remedies............................................................62
         Section 9.5.        Waiver of Past Events.....................................................62
         Section 9.6.        Control by Requisite Investors............................................63
         Section 9.7.        Limitation on Suits.......................................................63
         Section 9.8.        Unconditional Rights of Holders to Receive Payment........................64
         Section 9.9.        Collection Suit by the Trustee............................................64
         Section 9.10.       The Trustee May File Proofs of Claim......................................64
         Section 9.11.       Priorities................................................................65
         Section 9.12.       Undertaking for Costs.....................................................65
         Section 9.13.       Rights and Remedies Cumulative............................................65
         Section 9.14.       Delay or Omission Not Waiver..............................................65
         Section 9.15.       Reassignment of Surplus...................................................65

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Article 10       THE TRUSTEE...........................................................................66

         Section 10.1.       Duties of the Trustee.....................................................66
         Section 10.2.       Rights of the Trustee.....................................................67
         Section 10.3.       Individual Rights of the Trustee..........................................69
         Section 10.4.       Notice of Amortization Events and Potential Amortization Events...........69
         Section 10.5.       Compensation..............................................................69
         Section 10.6.       Replacement of the Trustee................................................70
         Section 10.7.       Successor Trustee by Merger, etc..........................................71
         Section 10.8.       Eligibility Disqualification..............................................71
         Section 10.9.       Appointment of Co-Trustee or Separate Trustee.............................71
         Section 10.10.      Representations and Warranties of Trustee.................................73

Article 11       DISCHARGE OF INDENTURE................................................................73

         Section 11.1.       Termination of NFLP's Obligations.........................................73
         Section 11.2.       Application of Trust Money................................................75
         Section 11.3.       Repayment to NFLP.........................................................75

Article 12       AMENDMENTS............................................................................75

         Section 12.1.       Without Consent of the Noteholders........................................75
         Section 12.2.       With Consent of the Noteholders...........................................77
         Section 12.3.       Supplements...............................................................78
         Section 12.4.       Revocation and Effect of Consents.........................................78
         Section 12.5.       Notation on or Exchange of Notes..........................................78
         Section 12.6.       The Trustee to Sign Amendments, etc.......................................78

Article 13       MISCELLANEOUS.........................................................................79

         Section 13.1.       Notices...................................................................79
         Section 13.2.       Communication by Noteholders With Other Noteholders.......................80
         Section 13.3.       Certificate as to Conditions Precedent....................................80
         Section 13.4.       Statements Required in Certificate........................................81
         Section 13.5.       Rules by the Trustee and the Paying Agent.................................81
         Section 13.6.       No Recourse Against Others................................................81
         Section 13.7.       Duplicate Originals.......................................................81
         Section 13.8.       Benefits of Indenture.....................................................81
         Section 13.9.       Payment on Business Day...................................................82
         Section 13.10.      Governing Law.............................................................82
         Section 13.11.      No Adverse Interpretation of Other Agreements.............................82
         Section 13.12.      Successors................................................................82
         Section 13.13.      Severability..............................................................82
         Section 13.14.      Counterpart Originals.....................................................82
         Section 13.15.      Table of Contents, Headings, etc..........................................82
         Section 13.16.      Termination; Collateral...................................................83
         Section 13.17.      No Bankruptcy Petition Against NFLP or the General Partner................83
         Section 13.18.      No Recourse...............................................................84

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EXHIBITS AND SCHEDULES

SCHEDULE 1                      DEFINITIONS LIST ([ ] 1.1)
EXHIBIT A-1                     FORM OF TRANSFER CERTIFICATE ([ ] 2.8)
EXHIBIT A-2                     RESERVED
EXHIBIT A-3                     FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR
                                TRANSFER FROM RESTRICTED GLOBAL
                                NOTE TO TEMPORARY GLOBAL NOTE ([ ] 2.9)
EXHIBIT A-4                     FORM OF TRANSFER CERTIFICATE
                                FOR EXCHANGE OR TRANSFER FROM RESTRICTED GLOBAL
                                NOTE TO PERMANENT GLOBAL NOTE ([ [ 2.9)
EXHIBIT A-5                     FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                                OR EXCHANGE FROM TEMPORARY GLOBAL
                                NOTE TO RESTRICTED GLOBAL NOTE ([ ] 2.9)
EXHIBIT B                       FORM OF CLEARING SYSTEM CERTIFICATE
EXHIBIT C                       FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP
EXHIBIT D                       FORM OF REPRESENTATION LETTERS
EXHIBIT E                       FORM OF MONTHLY TRUSTEE'S CERTIFICATE

                  BASE INDENTURE, dated as of April 30, 1996, between NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP, a special purpose Delaware limited partnership, as issuer ("NFLP"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (in such capacity, the "TRUSTEE").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, NFLP has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of one or more series of NFLP's Rental Car Asset Backed Notes (the "NOTES"), issuable as provided in this Indenture;

                  WHEREAS, all things necessary to make this Indenture a legal, valid and binding agreement of NFLP, in accordance with its terms, have been done, and NFLP proposes to do all the things necessary to make the Notes, when executed by NFLP and authenticated and delivered by the Trustee hereunder and duly issued by NFLP, the legal, valid and binding obligations of NFLP as hereinafter provided;

                  NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders, as follows:

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.1. DEFINITIONS

                  Certain capitalized terms used herein (including the PREAMBLE and the RECITALS hereto) shall have the meanings assigned to such terms in the Definitions List attached hereto as SCHEDULE 1 (the "DEFINITIONS LIST"), as such Definitions List may be amended or modified from time to time in accordance with the provisions hereof.

                  SECTION 1.2. CROSS-REFERENCES

                  Unless otherwise specified, references in this Indenture and in each other Related Document to any Article or Section are references to such Article or Section of this Indenture or such other Related Document, as the case may be and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

                  SECTION 1.3. ACCOUNTING AND FINANCIAL DETERMINATIONS; NO DUPLICATION

                  Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Indenture, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Indenture, in accordance with GAAP. When used herein, the term "financial statement" shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Related Documents shall be made without duplication.

                  SECTION 1.4. RULES OF CONSTRUCTION

                  In this Indenture, unless the context otherwise requires:

                  (i) the singular includes the plural and vice versa;

                  (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Indenture, and reference to any Person in a particular capacity only refers to such Person in such capacity;

                  (iii) reference to any gender includes the other gender;

                  (iv) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

                  (v) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; and

                  (vi) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

                                    ARTICLE 2

                                    THE NOTES

                  SECTION 2.1. DESIGNATION AND TERMS OF NOTES

                  Each Series of Notes shall be substantially in the form specified in the applicable Supplement and shall bear, upon its face, the designation for such Series to which it belongs so selected by NFLP. Except as specified in any Supplement for a related Series, all Notes of any Series shall be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture and the applicable Supplement. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Notes shall be in denominations of $250,000 and integral multiples of $1,000 in excess thereof.

                  SECTION 2.2. NOTES ISSUABLE IN SERIES

                  The Notes may be issued in one or more Series. Each Series of Notes shall be created by a Supplement. Notes of a new Series may from time to time be executed by NFLP and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon the receipt by the Trustee of a Company Request at least two (2) Business Days in advance of the Closing Date for such Series and upon delivery by NFLP to the Trustee, and receipt by the Trustee, of the following:

                  (a) a Company Order authorizing and directing the authentication and delivery of the Notes of such new Series by the Trustee and specifying the designation of such new Series, the aggregate principal amount of Notes of such new Series to be authenticated and the Note Rate (or the method for allocating interest payments or other cash flow) with respect to such new Series;

                  (b) a Supplement in form satisfactory to the Trustee executed by NFLP, the General Partner and the Trustee and specifying the Principal Terms of such new Series;

                  (c) the related Enhancement Agreement, if any, executed by each of the parties thereto, other than the Trustee;

                  (d) written confirmation that the Rating Agency Condition shall have been satisfied with respect to such issuance;

                  (e) an Officer's Certificate of NFLP dated as of the applicable Closing Date to the effect that (i) no Amortization Event, Asset Amount Deficiency, Enhancement Agreement Event of Default, if applicable, Lease Event of Default, Manufacturer Event of Default, Potential Amortization Event, Potential Enhancement Agreement Event of Default, Potential Lease Event of Default, or Potential Manufacturer Event of Default is continuing or will occur as a result of the issuance of the new Series of Notes, (ii) the aggregate Market Value of all Non-Program Vehicles on such date (including all Non-Program Vehicles to be acquired, financed or refinanced on the Closing Date for such Series) equals or exceeds the aggregate Net Book Value of such Non-Program Vehicles as of such date, (iii) the issuance of the new Series of Notes will not result in any breach of any of the terms, conditions or provisions of or constitute a default under any indenture, mortgage, deed of trust or other agreement or instrument to which NFLP is a party or by which it or its property is bound or any order of any court or administrative agency entered in any suit, action or other judicial or administrative proceeding to which NFLP is a party or by which it or its property may be bound or to which it or its property may be subject, (iv) all conditions precedent provided in this Base Indenture and the related Supplement with respect to the authentication and delivery of the new Series of Notes have been complied with and (v) if such new Series of Notes is a Segregated Series, the criteria used to select the Series-Specific Collateral will not have a material adverse effect on the quality of the Collateral securing any other outstanding Series of Notes;

                  (f) unless otherwise specified in the related Supplement, an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form substantially acceptable to the Trustee, dated the applicable Closing Date, substantially to the effect that:

                  (i) (x) the new Series of Notes will be treated as indebtedness of NFLP for Federal and Minnesota state income tax purposes and (y) the issuance of such Series will not adversely affect the Federal or Minnesota state income tax characterization of the Outstanding Notes of any Series;

                  (ii) all instruments furnished to the Trustee conform in all material respects to the requirements of this Base Indenture and the related Supplement and constitute all the documents required to be delivered hereunder and thereunder for the Trustee to authenticate and deliver the new Series of Notes, and all conditions precedent provided for in this Base Indenture and the related Supplement with respect to the authentication and delivery of the new Series of Notes have been complied with in all material respects;

                  (iii) (x) NFLP is a limited partnership duly organized under the laws of the jurisdiction of its organization and has the partnership power and authority to execute and deliver the related Supplement (and, in the case of the first Series to be authenticated hereunder, this Base Indenture and each other Related Document to which it is a party) and to issue the new Series of Notes, (y) the General Partner is duly incorporated under the jurisdiction of its incorporation and has the corporate power and authority to execute and deliver the related Supplement (and, in the case of the first Series to be authenticated hereunder, this Base Indenture and each other Related Document to which it is a party) and to issue the new Series of Notes and (z) National, in its capacity as Lessee and as Servicer is duly incorporated in the jurisdiction of its incorporation and, as of the date of this Indenture, has the corporate power and authority to execute and deliver each of the Related Documents to which it is a party;

                  (iv) the related Supplement, this Base Indenture and each of the other Related Documents to which NFLP, the General Partner, the Lessee or the Servicer is a party have been duly authorized, executed and delivered by NFLP, the General Partner, the Lessee or the Servicer, as the case may be;

                  (v) the new Series of Notes has been duly authorized and executed and, when authenticated and delivered in accordance with the provisions of this

         Base Indenture and the related Supplement, will constitute a valid, binding and enforceable obligation of NFLP entitled to the benefits of this Base Indenture and the related Supplement, subject, in the case of enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditor's rights generally and to general principles of equity;

                  (vi) this Base Indenture, the related Supplement and each of the other Related Documents to which NFLP, the General Partner, the Lessee or the Servicer is a party are legal, valid and binding agreements of NFLP, the General Partner, the Lessee or the Servicer, as the case may be, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity;

                  (vii) NFLP is not, and is not controlled by, an "investment company" within the meaning of, and is not required to register as an "investment company" under, the Investment Company Act of 1940, and this Base Indenture and the related Supplement are not required to be registered under the Trust Indenture Act;

                  (viii) the offer and sale of the new Series of Notes is not required to be registered under the Securities Act; and

                  (ix) as to the new Series of Notes and any Outstanding Series of Notes, the opinions of counsel relating to (A) the validity, perfection and priority of security interests, (B) the nature of the lease of Acquired Vehicles pursuant to the Lease as a true operating lease and not as a financing, (C) the analysis of substantive consolidation of the assets of NFLP or the General Partner with the assets of the Lessee in the event of the insolvency of the Lessee, (D) the status of NFLP as not being an investment company or controlled by an investment company under the Investment Company Act, as furnished by counsel retained by NFLP in connection with the issuance of the initial Series of Notes, are reaffirmed in all respects.

                  (g) such other documents, instruments, certifications, agreements or other items as the Trustee may reasonably require.

Upon satisfaction of such conditions, the Trustee shall authenticate and deliver, as provided above, such Series of Notes.

         SECTION 2.3. SUPPLEMENT FOR EACH SERIES

                  (a) In conjunction with the issuance of a new Series, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to such new Series of Notes, which shall include, as applicable: (i) its name or designation, (ii) the aggregate principal amount of Notes of such Series, (iii) the Note Rate (or the method for calculating such Note
         Rate) with respect to such Series, (iv) the interest payment date or dates and the date or dates from which interest shall accrue, (v) the method of allocating Collections with respect to such Series and the method by which the principal amount of Notes of such Series shall amortize or accrete, (vi) the names of any accounts to be used by such Series and the terms governing the operation of any such account, (vii) the Servicing Fee Percentage, (viii) the terms of any Enhancement, (ix) the Enhancement Provider, if any, (x) whether the Notes may be issued in bearer form and any limitations imposed thereon, (xi) the Series Termination Date, (xii) whether the Notes will be issued in multiple classes and, if so, the method of allocating Collections among such classes, (xiii) whether such Series of Notes shall have the benefit of Series-Specific Collateral and (xiv) any other relevant terms of such Series of Notes that do not (subject to SECTION 2.3(b) and ARTICLE 12 hereof) change the terms of any Outstanding Series of Notes or otherwise materially conflict with the provisions of this Indenture and that do not prevent the satisfaction of the Rating Agency Condition with respect to the issuance of such new Series (all such terms, the "PRINCIPAL TERMS" of such Series);

                  (b) (i) A Supplement may specify that the related Series of Notes (each, a "SEGREGATED SERIES") will have Collateral that is to be solely for the benefit of the Noteholders of such Segregated Series of Notes (such Collateral being referred to as "SERIES-SPECIFIC COLLATERAL"); PROVIDED, HOWEVER, that no such Segregated Series of Notes will be issued unless (x) the Rating Agency Condition is met, (y) NFLP shall have delivered to the Trustee an Officer's Certificate to the effect that the issuance of such Segregated Series of Notes will not have a material adverse effect upon the Noteholders of any Series of Notes outstanding at the time of the issuance of the Segregated Series of Notes, and (z) the applicable Supplement provides, in form satisfactory to the Trustee, for the changes and modifications to the Indenture and the other Related Documents as are described in CLAUSE
         (ii) below.

                  (ii) In the event any Segregated Series of Notes is issued, the related Supplement will provide that (A) the Servicer, the Master Collateral Agent and the Trustee will identify the Collateral for such Segregated Series of Notes such that (x) the Series-Specific Collateral will secure only the Segregated Series of Notes to which such Series-Specific Collateral is applicable and (y) the Noteholders with respect to any other Series of Notes will not be entitled to the benefit of such Series-Specific Collateral, (B) the Trustee will adjust the allocations and distributions to be made under the Indenture at the direction of the Servicer so that the Noteholders with respect to the Segregated Series of Notes will be entitled to all allocations and distributions arising from the Series-Specific Collateral applicable to such Segregated Series of Notes and the Noteholders with respect to the non-Segregated Series of Notes will be entitled to allocations and distributions arising solely from the non-Series-Specific Collateral,
         (C) the Trustee will act as collateral agent under the Indenture (and in such capacity the Trustee, together with the Master Collateral Agent, shall (x) establish and maintain a master collection account, and one or more segregated collection accounts, into which Collections allocated to all Series of Notes will be deposited and, after such deposit, further allocated among one or more Segregated Series of Notes and the non-Segregated Series of Notes and (y) hold its lien encumbering the non-Series-Specific Collateral for the benefit of the non-Segregated Series of Notes and hold its lien encumbering the Series-Specific Collateral for the benefit of the Segregated Series of Notes), (D) the Servicer and the Master Collateral Agent each will designate on its computer system the source of the funds for the financing of each Vehicle (as between one or more Segregated Series of Notes and the non-Segregated Series of Notes, the "FINANCING PROVIDER" with respect to such Series of Notes), (E) the Noteholders of any Segregated Series of Notes will, subject to the limitations contained in this Base Indenture and the applicable Supplement, be entitled to cause the Trustee and the Master Collateral Agent to exercise the remedies under the Indenture and the Master Collateral Agency Agreement, as applicable, each solely on behalf of such Segregated Series of Notes, (F) separate monthly reports and other information will be furnished under the Indenture by the Trustee for the Series-Specific Collateral, which monthly reports and other information will contain substantially the same type of information as the monthly reports provided under the Indenture prior to the issuance of such Segregated Series of Notes, (G) a separate segregated Master Motor Vehicle Lease and Servicing Agreement pertaining, as applicable, solely or in part to the Series-Specific Collateral will be executed and delivered by NFLP, as lessor, and National, as lessee, (H) to the extent specified in the Supplement for such Segregated Series of Notes, NFLP and the Servicer will take such actions as are necessary to perfect (1) the Master Collateral Agent's interest in the portion of the Series-Specific Collateral that would constitute Master Collateral and to designate NFLP as the "Financing Source" and the Trustee, on behalf of the Noteholders of such Series, as the "Beneficiary" under the Master Collateral Agency Agreement with respect to the Series-Specific Collateral and (2) the Trustee's interest on behalf of the Noteholders of such Series in the Series-Specific Collateral, (I) amendments will be made to this Indenture and the other Related Documents, if necessary, to reflect the foregoing, which amendments will, among other things, provide for revisions to the terms "Aggregate Asset Amount", "Required Asset Amount", "Collateral", "Collection Account", "NFLP Agreements", "Lease", "Related Documents", "Aggregate Invested Amount" and "Requisite Investors" and such other terms as may be appropriate to reflect the creation of the Segregated Series, provided that any such amendment shall not have a material adverse effect on the Noteholders or Note Owners of any Series unless the Required Noteholders of such Series shall have given their prior written consent thereto (and, with respect to each Series, the Trustee may rely on an

         Officer's Certificate of the Servicer as sufficient evidence of such lack of a material adverse effect) and (J) references herein to "all" Series of Notes (other than as specifically stated herein) shall be modified to refer to all Series of Notes other than any Segregated Series of Notes which may hereafter be issued.

         SECTION 2.4. EXECUTION AND AUTHENTICATION

                  (a) An Authorized Officer shall sign the Notes for NFLP by manual or facsimile signature. If an Authorized Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

                  (b) At any time and from time to time after the execution and delivery of this Indenture, NFLP may deliver Notes of any particular Series executed by NFLP to the Trustee for authentication, together with one or more Company Orders for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order and this Indenture, shall authenticate and deliver such Notes.

                  (c) No Note shall be entitled to any benefit under this Indenture or be valid for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein, duly executed by the Trustee by the manual signature of a Trust Officer (and the Luxembourg agent (the "LUXEMBOURG AGENT"), if such Notes are listed on the Luxembourg Stock Exchange). Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Note has been duly authenticated under this Indenture. The Trustee may appoint an authenticating agent acceptable to NFLP to authenticate Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with NFLP or an Affiliate of NFLP. The Trustee's certificate of authentication shall be in substantially the following form:

                  This is one of the Notes of a series issued under the within mentioned Indenture.

                                             THE BANK OF NEW YORK,
                                             as Trustee

                                             By:________________________________
                                                       Authorized Signatory

                  (d) Each Note shall be dated and issued as of the date of its authentication by the Trustee.

                  (e) Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by NFLP, and NFLP shall deliver such Note to the Trustee for cancellation as provided in SECTION 2.14 together with a written statement (which need not comply with SECTION 13.3 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by NFLP, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

         SECTION 2.5. FORM OF NOTES; BOOK ENTRY PROVISIONS; TITLE

                  (a) RESTRICTED GLOBAL NOTE. Any Series of Notes, or any class of such Series to be issued in the United States will be in registered form and sold initially to institutional accredited investors within the meaning of Regulation D under the Securities Act in reliance on an exemption from the registration requirements of the Securities Act and thereafter to qualified institutional buyers within the meaning of, and in reliance on, Rule 144A under the Securities Act ("RULE 144A") as provided in the applicable Supplement and shall be issued in the form of and represented by one or more permanent global Notes in fully registered form without interest coupons (each, a "RESTRICTED GLOBAL NOTE"), substantially in the form set forth in the applicable Supplement, with such legends as may be applicable thereto, which shall be deposited on behalf of the subscribers for the Notes represented thereby with a custodian for DTC, and registered in the name of DTC or a nominee of DTC, duly executed by NFLP and authenticated by the Trustee as provided in SECTION 2.4 for credit to the accounts of the subscribers at DTC. The aggregate initial principal amount of a Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the custodian for DTC, DTC or its nominee, as the case may be, as hereinafter provided.

                  (b) TEMPORARY GLOBAL NOTE; PERMANENT GLOBAL NOTE. Any Series of Notes, or any class of such Series, offered and sold outside of the United States will be offered and sold in reliance on Regulation S ("Regulation S") under the Securities Act and shall initially be issued in the form of one or more temporary global Notes (each, a "TEMPORARY GLOBAL NOTE") in fully registered form without interest coupons substantially in the form set forth in the applicable Supplement with such legends as may be applicable thereto, registered in the name of DTC or a nominee of DTC, duly executed by NFLP and authenticated by the Trustee as provided in SECTION 2.4, for credit to the subscribers' accounts at Morgan Guaranty Trust Company of New York, Brussels Office, as operator of Euroclear or Cedel. Interests in a Temporary Global Note will be exchangeable, in whole or in part, for interests in a permanent global note (a "PERMANENT GLOBAL NOTE") in fully registered form without interest coupons, representing Notes of the same Series, substantially in the form set forth in the applicable Supplement, in accordance with the provisions of the Temporary Global Note and this Indenture. Until the Exchange Date, interests in a Temporary Global Note may only be held by the agent members of Euroclear and Cedel. The aggregate initial principal amount of the Temporary Global Note and the Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the custodian for DTC, DTC or its nominee, as the case may be, as hereinafter provided.

         SECTION 2.6. REGISTRAR AND PAYING AGENT

                  (a) NFLP shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and (ii) an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange (the "NOTE REGISTER"). NFLP may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent and the term "Registrar" includes any co-registrars. NFLP may change any Paying Agent or Registrar without prior notice to any Noteholder. NFLP shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Trustee is hereby initially appointed as the Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

                  (b) NFLP shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. Such agency agreement shall implement the provisions of this Indenture that relate to such Agent. NFLP shall notify the Trustee in writing of the name and address of any such Agent. If NFLP fails to maintain a Registrar or Paying Agent and the Trustee has knowledge of such failure, or if NFLP fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with this Indenture, until NFLP shall appoint a replacement Registrar and Paying Agent.

         SECTION 2.7. PAYING AGENT TO HOLD MONEY IN TRUST

                  (a) NFLP will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

                  (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                  (ii) give the Trustee notice of any default by NFLP (or any other obligor under the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

                  (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

                  (iv) immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Trustee hereunder at the time of its appointment; and

                  (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

                  (b) NFLP may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Company Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  (c) Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or any Paying Agent or a Clearing Agency in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to NFLP on Company Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to NFLP for payment thereof (but only to the extent of the amounts so paid to

         NFLP), and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of NFLP cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City and, if the related Series of Notes has been listed on the Luxembourg Stock Exchange, and if the Luxembourg Stock Exchange so requires, in a newspaper customarily published on each Luxembourg business day and of general circulation in Luxembourg City, Luxembourg, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to NFLP. The Trustee may also adopt and employ, at the expense of NFLP, any other reasonable means of notification of such repayment.

                  SECTION 2.8. NOTEHOLDER LISTS

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders of each Series of Notes. If the Trustee is not the Registrar, NFLP shall furnish to the Trustee at least seven Business Days before each Distribution Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders of each Series of Notes.

                  SECTION 2.9. TRANSFER AND EXCHANGE

                  (a) No Note may be resold, pledged or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is (1) to NFLP (upon redemption thereof or otherwise), (2) to any person the transferor reasonably believes is a qualified institutional buyer (as defined in Rule 144A) in a transaction meeting the requirements of Rule 144A, (3) outside the United States to a person who is not a U.S. Person (as such term is defined in Regulation
         S) in a transaction meeting the requirements of Regulation S, (4) in a transaction complying with or exempt from the registration requirements of the Securities Act. Subject to provisions of clauses (i) through
         (vii) of this SECTION 2.9(A), when a request to register a transfer or exchange of global Notes is presented to the Registrar or co-registrar or, in the case of Definitive Notes, when Definitive Notes of any particular Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met; PROVIDED, HOWEVER, that the Notes surrendered for transfer or exchange (a) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to NFLP and the Registrar, duly executed by the holder thereof or its attorney, duly authorized in writing and (b) shall be transferred or exchanged in compliance with the following provisions:

                  (i) TRANSFER OF RESTRICTED GLOBAL NOTES.

                           (A) if such Note is being acquired for the account of
such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of EXHIBIT A-1 hereto); or

                           (B) if such Note is being transferred to a qualified
institutional buyer (as defined in Rule 144A) in accordance with Rule 144A or pursuant to an exemption from registration in accordance with Regulation S, a certification to that effect (in substantially the form of EXHIBIT A-1 hereto); or

                           (C) if such Note is being transferred in reliance on
another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit A-1 hereto) and an opinion of counsel in form and substance acceptable to NFLP and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

                  (ii) TEMPORARY GLOBAL NOTE TO PERMANENT GLOBAL NOTE. Interests in a Temporary Global Note as to which the Trustee has received from Euroclear or Cedel, as the case may be, a certificate substantially in the form of EXHIBIT B to the effect that Euroclear or Cedel, as applicable, has received a certificate substantially in the form of EXHIBIT C from the holder of a beneficial interest in such Note, will be exchanged, on and after the 40th day after the completion of the distribution of the relevant Series (the "EXCHANGE DATE"), for interests in a Permanent Global Note. To effect such exchange NFLP shall execute and the Trustee shall authenticate and deliver to DTC, or its nominee, for credit to the respective accounts of the holders of Notes, a duly executed and authenticated Permanent Global Note, representing the principal amount of interests in the Temporary Global
         Note initially exchanged for interests in the Permanent Global Note. The delivery to the Trustee by Euroclear or Cedel of the certificate or certificates referred to above may be relied upon by NFLP and the Trustee as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Cedel pursuant to the terms of this Indenture and the Temporary Global Note. Upon any exchange of interests in a Temporary Global Note for interests in a Permanent Global Note, the Trustee shall endorse the Temporary Global Note to reflect the reduction in the principal amount represented thereby by the amount so exchanged and shall endorse the Permanent Global Note to reflect the corresponding increase in the amount represented thereby. The Temporary Global Note or the Permanent Global Note shall also be endorsed upon any cancellation of principal amounts upon surrender of Notes purchased by NFLP or any of its respective subsidiaries or affiliates or upon any repayment of the principal amount represented thereby or any payment of interest in respect of such Notes.

                  (iii) RESTRICTED GLOBAL NOTE TO TEMPORARY GLOBAL NOTE PRIOR TO THE EXCHANGE DATE. If, prior to the Exchange Date, a holder of a beneficial interest in a Restricted Global Note registered in the name of DTC or its nominee wishes at any time to exchange its interest in such Restricted Global Note for an interest in a Temporary Global Note or to transfer its interest in such Restricted Global Note to a Person who wishes to take delivery thereof in the form of an interest in a Temporary Global Note, such holder may, subject to the rules and procedures of DTC, exchange or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Temporary Global Note. Upon receipt by the Registrar of (1) instructions given in accordance with DTC's procedures from an agent member directing the Trustee as Registrar to credit or cause to be credited a beneficial interest in the Temporary Global Note in an amount equal to the beneficial interest in the Restricted Global Note to be exchanged or transferred, (2) a written order given in accordance with DTC's procedures containing information regarding the Euroclear or Cedel account to be credited with such increase and the name of such account, and (3) a certificate in the form of EXHIBIT A-3 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Notes and pursuant to and in accordance with Regulation S, the Registrar shall instruct DTC to reduce the Restricted Global Note by the aggregate principal amount of the beneficial interest in the Restricted Global Note to be so exchanged or transferred and the Registrar, shall instruct DTC, concurrently with such reduction, to increase the principal amount of the Temporary Global Note by the aggregate principal amount of the beneficial interest in the Restricted Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions (who shall be the agent member of Euroclear or Cedel, or both, as the case may be) a beneficial interest in the Temporary Global Note equal to the reduction in the principal amount of the Restricted Global Note.

                  (iv) RESTRICTED GLOBAL NOTE TO PERMANENT GLOBAL NOTE AFTER THE EXCHANGE DATE. If, after the Exchange Date, a holder of a beneficial interest in the Restricted Global Note registered in the name of DTC or its nominee wishes at any time to transfer its interest in such Restricted Global Note to a Person who wishes to take delivery thereof in the form of an interest in a Permanent Global Note, such holder may, subject to the rules and procedures of DTC, exchange or cause the exchange or transfer of such interest for an equivalent beneficial interest in such Permanent Global Note. Upon receipt by the Registrar of (1) instructions given in accordance with DTC's procedures from an agent member directing the Trustee to credit or cause to be credited a beneficial interest in the applicable Permanent Global Note in an amount equal to the beneficial interest in the applicable Restricted Global Note to be exchanged or transferred, (2) a written order given in accordance with DTC's procedures containing information regarding the participant account with DTC and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Cedel account to be credited with such increase and (3) a certificate in the form of EXHIBIT A-4 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Notes (A) and pursuant to and in accordance with Regulation S or (B) and that the Note being exchanged or transferred is not a "restricted security" as defined in Rule 144, the Trustee shall instruct DTC to reduce such Restricted Global Note by the aggregate principal amount of the beneficial interest in such Restricted Global Note to be so exchanged or transferred and the Registrar shall instruct DTC, concurrently with such reduction, to increase the principal amount of the applicable Permanent Global Note by the aggregate principal amount of the beneficial interest in such Restricted Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the applicable Permanent Global Note equal to the reduction in the principal amount of such Restricted Global Note.

                  (v) TEMPORARY GLOBAL NOTE TO RESTRICTED GLOBAL NOTE. If a holder of a beneficial interest in a Temporary Global Note registered in the name of DTC or its nominee wishes at any time to exchange its interest in such Temporary Global Note for an interest in a Restricted Global Note, or to transfer its interest in such Temporary Global Note to a Person who wishes to take delivery thereof in the form of an interest in a Restricted Global Note, such holder may, subject to the rules and procedures of Euroclear or Cedel and DTC, as the case may be, exchange or cause the exchange or transfer of such interest for an equivalent beneficial interest in a Restricted Global Note. Upon receipt by the Registrar of (1) instructions from Euroclear or Cedel or DTC, as the case may be, directing the Registrar to credit or cause to be credited a beneficial interest in a Restricted Global Note equal to the beneficial interest in a Temporary Global Note to be exchanged or transferred, such instructions to contain information regarding the agent member's account with DTC to be credited with such increase, and, with respect to an exchange or transfer of an interest in a Temporary Global Note after the Exchange Date, information regarding the agent member's account with DTC to be debited with such decrease, and (2) with respect to an exchange or transfer of an interest in a Temporary Global Note for an interest in a Restricted Global Note prior to the Exchange Date, a certificate in the form of EXHIBIT A-5 attached hereto given by the holder of such beneficial interest and stating that the Person transferring such interest in such Temporary Global Note reasonably believes that the Person acquiring such interest in the applicable Restricted Global Note is a Qualified Institutional Buyer (as defined in Rule 144A) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, Euroclear or Cedel or the Registrar, as the case may be, shall instruct DTC to reduce such Temporary Global Note by the aggregate principal amount of the beneficial interest in such Temporary Global Note to be exchanged or transferred, and the Registrar shall instruct DTC, concurrently with such reduction, to increase the principal amount of such Restricted Global Note by the aggregate principal amount of the beneficial interest in such Temporary Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Restricted Global Note equal to the reduction in the principal amount of such Temporary Global Note.

                  (vi) PERMANENT GLOBAL NOTE TO RESTRICTED GLOBAL NOTE. Interests in a Permanent Global Note may not be transferred for interests in a Restricted Global Note.

                  (vii) OTHER TRANSFERS OR EXCHANGES. In the event that a Global
         Note is exchanged for Notes in definitive registered form without interest coupons, pursuant to SECTION 2.18 hereof, such Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of clauses (i) through (vi) above (including the certification requirements intended to insure that such exchanges or transfers comply with Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by NFLP and the Trustee.

                  (b) The Registrar shall not register the exchange of interests in a Global Note for a Definitive Note or the transfer of or exchange of a Note during the period beginning on any Record Date and ending on the next following Distribution Date.

                  (c) NFLP or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes. No service charge shall be made for any such transaction.

                  (d) If the Notes are listed on the Luxembourg Stock Exchange, the Trustee or the Luxembourg Agent, as the case may be, shall send to NFLP upon any transfer or exchange of any Note information reflected in the copy of the register for the Notes maintained by the Registrar or the Luxembourg Agent, as the case may be.

                  (e) To permit registrations of transfers and exchanges, NFLP shall execute and the Trustee shall authenticate Notes, subject to such rules as the Trustee may reasonably require. No service charge to the Noteholder shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Registrar may require payment of a sum sufficient to cover any transfer tax or similar government charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to SECTION
         2.13 hereof in which event the Registrar will be responsible for the payment of any such taxes.)

                  (f) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of NFLP, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                  (g) Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and NFLP may deem and treat the Person in whose name any Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, any Agent nor NFLP shall be affected by notice to the contrary.

                  (h) Notwithstanding any other provision of this SECTION 2.9, the typewritten Note or Notes representing Book-Entry Notes for any Series may be transferred, in whole but not in part, only to another nominee of the Clearing Agency for such Series, or to a successor Clearing Agency for such Series selected or approved by NFLP or to a nominee of such successor Clearing Agency, only if in accordance with this SECTION 2.9 and SECTION 2.18.

                  (i) By its acceptance of a Note, each Noteholder and Note Owner shall be deemed to have represented and warranted that its purchase and holding of the Note will not, throughout the term of its holding an interest therein, constitute a non-exempt "prohibited transaction" under Section 406(a) of ERISA or Section 4975 of the Code.

                  SECTION 2.10. LEGENDING OF NOTES

                  Unless otherwise provided for in a Supplement and except as permitted by the following sentence, in addition to any legend required by
SECTION 2.16, each Note shall bear a legend in substantially the following form:

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CLASS A-1 NOTE, AGREES FOR THE BENEFIT OF NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP (THE

"ISSUER") THAT THIS CLASS A-1 NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE ISSUER (UPON REDEMPTION THEREOF OR OTHERWISE), (2) TO A PERSON WHO THE "TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES TO A NON U.S. PERSON (AS DEFINED IN REGULATION S OF THE SECURITIES ACT) IN A TRANSACTION IN COMPLIANCE WITH REGULATION S OF THE SECURITIES ACT, OR (4) IN A TRANSACTION COMPLYING WITH OR EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

Upon any transfer, exchange or replacement of Notes bearing such legend, or if a request is made to remove such legend on a Note, the Notes so issued shall bear such legend, or such legend shall not be removed, as the case may be, unless there is delivered to NFLP and the Trustee or the Luxembourg Agent, if the Notes are listed on the Luxembourg Exchange, such satisfactory evidence, which may include an opinion of counsel, as may be reasonably required by NFLP that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S. Upon provision of such satisfactory evidence, the Trustee, at the direction of NFLP, shall authenticate and deliver a Note that does not bear such legend.

                  SECTION 2.11. REPLACEMENT NOTES

                  (a) If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to hold NFLP and the Trustee harmless then, in the absence of notice to NFLP, the Registrar or the Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC (which generally permit NFLP to impose reasonable requirements) are met, NFLP shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; PROVIDED, HOWEVER, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, NFLP may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, NFLP and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by NFLP or the Trustee in connection therewith.

                  (b) Upon the issuance of any replacement Note under this Section, the Registrar, the Trustee or NFLP may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

                  (c) Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  (d) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  SECTION 2.12. TREASURY NOTES

                  In determining whether the Noteholders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by NFLP or any Affiliate of NFLP shall be considered as though they are not Outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which the Trustee has received written notice of such ownership shall be so disregarded. Absent written notice to the Trustee of such ownership, the Trustee shall not be deemed to have knowledge of the identity of the individual beneficial owners of the Notes.

                  SECTION 2.13. TEMPORARY NOTES

                  (a) Pending the preparation of Definitive Notes issued under
         SECTION 2.18 hereof, NFLP may prepare and the Trustee, upon receipt of a Company Order, shall authenticate and deliver temporary Notes of such Series. Temporary Notes shall be substantially in the form of Definitive Notes of like Series but may have variations that are not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

                  (b) If temporary Notes are issued pursuant to SECTION 2.13(A) above, NFLP will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of NFLP to be maintained as provided in SECTION 8.2, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, NFLP shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

                  SECTION 2.14. CANCELLATION

                  NFLP may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which NFLP may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. NFLP may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee's standard disposition procedures unless by a written order, signed by two Authorized Officers, NFLP shall direct that cancelled Notes be returned to it.

                  SECTION 2.15. PRINCIPAL AND INTEREST

                  (a) The principal of each Series of Notes shall be payable at the times and in the amount set forth in the related Supplement in accordance with SECTION 6.1.

                  (b) Each Series of Notes shall accrue interest as provided in the related Supplement and such interest shall be payable on each Distribution Date for such Series in accordance with SECTION 6.1 and the related Supplement.

                  (c) Except as provided in the following sentence, the person in whose name any Note is registered at the close of business on any Record Date with respect to a Distribution Date for such Note shall be entitled to receive the principal and interest payable on such Distribution Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date. Any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable.

                  (d) If NFLP defaults in the payment of interest on the Notes of any Series, such interest, to the extent paid on any date that is more than five (5) Business Days after the applicable due date, shall at the option of NFLP, cease to be payable to the persons who were Noteholders of such Series at the applicable Record Date and, in such case, NFLP shall pay the defaulted interest in any lawful manner, plus, to the extent lawful, interest payable on the defaulted interest, to the persons who are Noteholders of such Series on a subsequent special record date which date shall be at least five (5) Business Days prior to the payment date, at the rate provided in this Indenture and in the Notes of such Series. NFLP shall fix or cause to be fixed each such special record date and payment date, and at least fifteen (15) days before the special record date, NFLP (or, if so requested by NFLP, the Trustee in the name of and at the expense of NFLP) shall mail to Noteholders of such Series a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                  SECTION 2.16. BOOK-ENTRY NOTES

                  (a) For each Series of Notes to be issued in registered form, NFLP shall duly execute the Notes, and the Trustee shall, in accordance with SECTION 2.4 hereof, authenticate and deliver initially one or more Global Notes that (a) shall be registered on the Note Register in the name of DTC or DTC's nominee, and (b) shall bear legends substantially to the following effect:

                  UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO NFLP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. ("CEDE") OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.

                  So long as DTC or its nominee is the registered owner or holder of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for purposes of this Indenture and such Notes. Members of, or participants in, DTC shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC, and DTC may be treated by NFLP, the Trustee, the Registrar, any Paying Agent and any agent of such entities as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent NFLP, the Trustee, the

Registrar, any Paying Agent and any agent of such entities from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its agent members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

                  (b) The provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel, respectively, shall be applicable to the Global
         Note insofar as interests in a Global Note are held by the agent members of Euroclear or Cedel (which shall only occur in the case of the Temporary Global Note and the Permanent Global Note). Account holders or participants in Euroclear and Cedel shall have no rights under this Indenture with respect to such Global Note, and the registered holder may be treated by NFLP, the Trustee, the Registrar, the Paying Agent and any agent of NFLP or any such entity as the owner of such Global Note for all purposes whatsoever.

                  (c) Title to the Notes shall pass only by registration in the Note Register maintained by the Registrar pursuant to SECTION 2.6.

                  (d) Any typewritten Note or Notes representing Book-Entry Notes shall provide that they represent the aggregate or a specified amount of Outstanding Notes from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Notes represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a typewritten Note or Notes representing Book-Entry Notes to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Note Owners represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to SECTION 2.4. Subject to the provisions of SECTION 2.5, the Trustee shall deliver and redeliver any typewritten Note or Notes representing Book-Entry Notes in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. Any instructions by NFLP with respect to endorsement or delivery or redelivery of a typewritten Note or Notes representing the Book-Entry Notes shall be in writing but need not comply with SECTION 13.3 hereof and need not be accompanied by an Opinion of Counsel.

                  (e) Unless and until definitive, fully registered Notes ("Definitive Notes") have been issued to Note Owners pursuant to
         SECTION 2.18:

                  (i) the provisions of this SECTION 2.16 shall be in full force and effect;

                  (ii) the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes of this

         Indenture (including the making of payments on the Notes and the giving of instructions or directions hereunder) as the authorized representatives of the Note Owners;

                  (iii) to the extent that the provisions of this SECTION 2.16 conflict with any other provisions of this Indenture, the provisions of this SECTION 2.16 shall control;

                  (iv) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding principal amount of the Notes, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or their related Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Trustee; and

                  (v) the rights of Note Owners shall be exercised only through the applicable Clearing Agency and their related Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and their related Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Notes are issued pursuant to SECTION 2.18, the applicable Clearing Agencies will make book-entry transfers among their related Clearing Agency Participants and receive and transmit payments of principal and interest on the Notes to such Clearing Agency Participants.

                  SECTION 2.17. NOTICES TO CLEARING AGENCY

                  Whenever notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to SECTION 2.18, the Trustee, the Servicer and NFLP shall give all such notices and communications specified herein to be given to Noteholders to the applicable Clearing Agency for further distribution to the Note Owners in accordance with the customary practices and procedures of such Clearing Agency and Clearing Agency Participants.

                  SECTION 2.18. DEFINITIVE NOTES

                  (a) CONDITIONS FOR ISSUANCE. Interests in a Restricted Global Note or Permanent Global Note deposited with DTC or a custodian of DTC pursuant to SECTION 2.5 shall be transferred to the beneficial owners thereof notifies NFLP that it is unwilling or unable to continue as depositary for such Restricted Global Note or Permanent Global Note or at any time ceases to be a "clearing agency" registered under the Exchange Act, and, in either case, a successor depositary so registered is not appointed by NFLP within 90 days of such notice or (y) NFLP determines that the Restricted Global Note or Permanent Global Notes with respect to the relevant Series of Notes shall be exchangeable for definitive registered Notes, in which case Definitive Notes shall be issuable or exchangeable only in respect of such Global Notes or the category of Definitive Notes represented thereby or (z) any Note Owner or purchaser or transferee of a beneficial interest in a Restricted Global Note or a Permanent Global Note requests the same in the form of a Definitive Note and NFLP, in its sole discretion, consents to such request (in which case a Definitive Note shall be issuable or transferable only to such Noteholder, purchaser or transferee), NFLP will deliver Notes in definitive registered form, without interest coupons, in exchange for the Restricted Global Notes or the Permanent Global Notes or, in the case of an exchange or transfer described in clause (z) above, in exchange for the applicable beneficial interest in one or more Global Notes. Definitive registered Notes shall be issued without coupons in amounts of U.S.$1,000,000 and integral multiples of U.S.$1,000, subject to compliance with all applicable legal and regulatory requirements.

                  (b) ISSUANCE. If interests in any Restricted Global Note or Permanent Global Note, as the case may be, are to be transferred to the beneficial owners thereof in the form of Definitive Notes pursuant to this SECTION 2.18, such Restricted Global Note or Permanent Global Note, as the case may be, shall be surrendered by DTC or its custodian or agent to the office or agency of the Registrar located in the Borough of Manhattan, the City of New York, or if the Notes are listed on the Luxembourg Stock Exchange, to the applicable Luxembourg Agent in Luxembourg, to be so transferred, without charge. If interests in any Permanent Global Note are to be transferred to the beneficial owners thereof in the form of Definitive Notes pursuant to this SECTION 2.18, such Permanent Global Note shall be surrendered by DTC or its custodian or agent to the Registrar or its agent located in London to be so transferred, without charge. The Trustee shall authenticate and deliver, upon such transfer of interests in such Restricted Global Note or Permanent Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations; PROVIDED, that in the case of an interest in a Restricted Global Note, no such interest will be transferred except upon delivery of a certificate substantially in the form of Exhibit A-1 hereto. The Definitive Notes transferred pursuant to this SECTION 2.18 shall be executed, authenticated and delivered only in the denominations specified in paragraph (a) above or in the related Supplement, and Definitive Notes shall be registered in such names as DTC shall direct in writing. The Registrar shall have at least 30 days from the date of its receipt of Definitive Notes and registration information to authenticate and deliver such Definitive Notes. Any Definitive Note delivered in exchange for an interest in a Restricted Global Note or

         Permanent Global Note shall, except as otherwise provided by SECTION 2.10, bear, and be subject to, the legend regarding transfer restrictions set forth in SECTION 2.10. NFLP will promptly make available to the Registrar a reasonable supply of Definitive Notes. NFLP shall bear the costs and expenses of printing or preparing any Definitive Notes.

                  (c) TRANSFER OF Definitive NOTES. Subject to the terms of this Indenture, the Holder of any Definitive Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering at the office maintained by the Registrar for such purpose in the Borough of Manhattan, The City of New York, such Note with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to NFLP and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit A-1 hereto. In exchange for any Definitive Note properly presented for transfer, NFLP shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Definitive Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Definitive Note in part, NFLP shall execute and the Trustee shall also promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Definitive Notes for the aggregate principal amount that was not transferred. No transfer of any Definitive Note shall be made unless the request for such transfer is made by the registered Holder at such office.

                  (d) Neither NFLP nor the Trustee shall be liable for any delay in delivery of transfer instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes for such Series, the Trustee shall recognize the Holders of the Definitive Notes as Noteholders of such Series.

                  SECTION 2.19. TAX TREATMENT

                  NFLP has structured this Indenture and the Notes have been (or will be) issued with the intention that the Notes will qualify under applicable tax law as indebtedness of NFLP and any entity acquiring any direct or indirect interest in any Note by acceptance of its Notes (or, in the case of a Note Owner, by virtue of such Note Owner's acquisition of a beneficial interest therein) agrees to treat the Notes (or beneficial interests therein) for purposes of Federal, state and local and income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of NFLP. Each Noteholder agrees that it will cause any Note Owner acquiring an interest in a Note through it to comply with this Indenture as to treatment as indebtedness for such tax purposes.

                  SECTION 2.20. CERTAIN PURCHASER REPRESENTATIONS AND CERTIFICATIONS

                  (a) Prior to any sale or transfer of the Notes described in clause (2) of SECTION 2.9(A) above, each prospective purchaser of the Notes shall be deemed to have represented and agreed as follows:

                  (1) It is a qualified institutional buyer as defined in Rule 144A, it is aware that any sale of the Notes to it will be made in reliance on Rule 144A and it is acquiring the Notes for its own institutional account or for the account of a qualified institutional buyer.

                  (2) The purchaser understands that the Notes are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, that the Notes have not been registered under the Securities Act and that (A) such Notes may be offered, resold, pledged or otherwise transferred only (i) to the Issuer, (ii) to a person who the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A) in a transaction meeting the requirements of Rule 144A, (iii) outside the United States to a person other than a U.S. Person (as defined in Regulation S) in a transaction meeting the requirements of Regulation S under the Securities Act,
(iv) in a transaction exempt from the registration requirements of the Securities Act and the applicable securities laws of any State of the United States and any other jurisdiction or (v) pursuant to an effective registration statement under the Securities Act, in each such case in accordance with the Indenture and any applicable securities laws of any State of the United States and (B) the purchaser will, and each subsequent holder of a Note is required to, notify any subsequent purchaser of a Note of the resale restrictions set forth in (A) above.

                  (b) Prior to (a) (i) any direct placement of the Notes from the Issuer or (ii) any placement by a placement agent selected by the Issuer, to an institutional accredited investor or (b) any sale or transfer of the Notes described in clause (4) of SECTION 2.9(a) above, each such prospective purchaser of the Notes shall represent and agree as follows:

                  (i) to the restrictions on transfer set forth in clause (a)
         (2) above, (ii) that it is (w) a qualified institutional buyer within the meaning of Rule 144A or an accredited investor as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act; (x) acquiring Notes having a minimum purchase price of not less than $250,000 for its own account or for any separate account for which it is acting; (y) acquiring such Notes for its own institutional account or the account of an accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act or a qualified institutional buyer within the meaning of Rule 144A;

         and (z) not acquiring the Notes with a view to distribution thereof or with any present intention of offering or selling any of the Notes in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction, (iii) that the registrar and transfer agent for the Notes will not be required to accept for registration of transfer any Notes acquired by them, except upon presentation of evidence satisfactory to the transfer agent that the restrictions on transfer set forth in clause (a) (2) above have been complied with and (iv) to execute and deliver to the Issuer and the Trustee a Purchaser Representation Letter in the form of EXHIBIT D hereto.

                  (c) In addition, NFLP shall require such prospective purchaser to provide additional information or certifications, as shall be reasonably requested by the Trustee, the Issuer or the Initial Purchasers, to support the truth and accuracy of the foregoing acknowledgements, representations and agreements, it being understood that such additional information is not intended to create additional restrictions on the transfer of the Notes. NFLP, the Initial Purchasers and the Trustee are not obligated, in their individual capacities or as a group, to register the Notes under the Securities Act or any state securities laws.

                                   ARTICLE 3

                                    SECURITY

                  SECTION 3.1. GRANT OF SECURITY INTEREST

                  (a) To secure the NFLP Obligations, NFLP hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Noteholders and the Note Owners (the Noteholders and the Note Owners being referred to as the "SECURED PARTIES"), and hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in all of the right, title and interest in and to all of the following assets, property and interests in property of NFLP whether now owned or hereafter acquired or created (all of such right, title and interest, together with the portion of the Master Collateral with respect to which the Trustee is named as a Beneficiary, being referred to as the "COLLATERAL"):

                  (i) all right, title and interest of NFLP in, to and under the NFLP Agreements, including, without limitation, all rights of NFLP arising thereunder in respect of the National Master Collateral, all monies due and to become due to NFLP from the Lessee or the Servicer under or in connection with NFLP Agreements, whether payable as rent, guaranty payments, supplemental payments, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of NFLP Agreements or otherwise, and all rights, remedies, powers, privileges and claims of NFLP against any other party under or with respect to NFLP Agreements (whether arising pursuant to the terms of such NFLP Agreements or otherwise available to NFLP at law or in equity), the right to enforce any of the NFLP Agreements as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to NFLP Agreements or the obligations of any party thereunder; and

                  (ii) (a) the Collection Account (including any accounts designated in a Supplement or otherwise as a subaccount thereof), (b) all funds on deposit therein from time to time, (c) all certificates and instruments, if any, representing or evidencing any or all of the Collection Account or any subaccount thereof or the funds on deposit therein from time to time, and (d) all Permitted Investments made at any time and from time to time with the moneys in the Collection Account or any subaccount thereof (including income thereon); and

                  (iii) all right, title and interest of NFLP in, to and under the Master Collateral Agency Agreement with respect to the portion of the Master Collateral for which NFLP is designated as a Financing Source and the Trustee is designated as a Beneficiary thereunder; and

                  (iv) all additional property that may from time to time hereafter (pursuant to the terms of any Supplement or otherwise) be subjected to the grant and pledge hereof by NFLP or by anyone on its behalf; and

                  (v) all proceeds, products, rents or profits of any and all of the foregoing including, without limitation, payments under insurance (whether or not the Master Collateral Agent or the Trustee is the loss payee thereof) or Vehicle warranties and cash.

                  (b) To secure the NFLP Obligations, NFLP hereby confirms the grant, pledge, hypothecation, assignment, conveyance, delivery and transfer to the Master Collateral Agent under the Master Collateral Agency Agreement for the benefit of the Trustee of a continuing first priority perfected Lien on all right, title and interest of NFLP in, to and under all the NFLP Master Collateral.

                  (c) Notwithstanding anything to the contrary contained in (a) and (b) above, the Collateral shall not include the Retained Distribution Account, any funds on deposit therein from time to time, any certificates or instruments, if any, representing or evidencing any or all of the Retained Distribution Account or the funds on deposit therein from time to time, or any Permitted Investments made at any time and from time to time with the funds on deposit in the Retained Distribution Account (including the income thereon); PROVIDED, FURTHER, the Collateral shall not include any right, title or interest in the Fleet Finance Agreement or the NFLP Fleet Finance Agreement and payments thereunder.

                  (d) The foregoing grant is made in trust to secure the NFLP Obligations and to secure compliance with the provisions of this Indenture and any Supplement, all as provided in this Indenture. The Trustee, as Trustee on behalf of the Secured Parties, acknowledges such grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its abilities to the end that the interests of the Noteholders may be adequately and effectively protected. The Collateral shall secure the Notes equally and ratably without prejudice, priority (except, with respect to any Series of Notes, as otherwise stated in the applicable Supplement) or distinction.

                  SECTION 3.2. CERTAIN RIGHTS AND OBLIGATIONS OF NFLP UNAFFECTED

                  (a) Notwithstanding the assignment and security interest so granted to the Trustee, NFLP shall nevertheless be permitted, subject to the Trustee's right to revoke such permission in the event of an Amortization Event and subject to the provisions of SECTION 3.3 hereof, to give all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required to be given in the normal course of business (which does not include waivers of defaults under any of the NFLP Agreements or any of the Manufacturer Programs or revocation of powers of attorney to the Lessee) to the Lessee by NFLP and by National to the Manufacturers by the specific terms of the Lease and each Manufacturer Program, respectively.

                  (b) The grant of a security interest in the Collateral to the Trustee shall not (i) relieve NFLP from the performance of any term, covenant, condition or agreement on NFLP's part to be performed or observed under or in connection with any of the NFLP Agreements or any of the Manufacturer Programs or from any liability to National or the Manufacturers, as the case may be, subject to the limitations contained in Section 13.18, or (ii) impose any obligation on the Trustee or any of the Secured Parties to perform or observe any such term, covenant, condition or agreement on NFLP's part to be so performed or observed or impose any liability on the Trustee or any of the Secured Parties for any act or omission on the part of NFLP or from any breach of any representation or warranty on the part of NFLP. NFLP hereby agrees to indemnify and hold harmless the Trustee, each Noteholder and each Note Owner (including, in each case, their respective directors, officers, employees and agents) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, out-of-pocket costs and expenses arising out of or resulting from the security interest granted hereby or by any Assignment Agreement, whether arising by virtue of any act or omission on the part of NFLP or otherwise, including, without limitation, out-of-pocket costs, expenses, and disbursements (including reasonable attorneys' fees and expenses) incurred by the Trustee, any of the Noteholders and any of the Note Owners in enforcing this

         Indenture or preserving any of their respective rights to, or realizing upon, any of the Collateral; PROVIDED, HOWEVER, the foregoing indemnification shall not extend to any action by the Trustee, a Noteholder or a Note Owner which constitutes negligence or willful misconduct by the Trustee, such Noteholder, such Note Owner or any other Indemnified Person hereunder. The indemnification provided for in this SECTION 3.2 shall survive the removal of, or a resignation by, such Person as Trustee as well as the termination of this Indenture, any Supplement or any Assignment Agreement.

                  SECTION 3.3. PERFORMANCE OF AGREEMENT

                  Upon the occurrence of a Limited Liquidation Event of Default or Liquidation Event of Default, promptly following a request from the Trustee or the Master Collateral Agent to do so and at NFLP's expense, NFLP agrees to take all such lawful action as permitted under this Indenture as the Trustee or the Master Collateral Agent may request to compel or secure the performance and observance by: (i) National or by any other party to any of the NFLP Agreements or any other Related Document of its obligations to NFLP, and (ii) a Manufacturer under a Manufacturer Program of its obligations to the Lessor or the Lessee, or the Master Collateral Agent, as assignee, in each case in accordance with the applicable terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to NFLP to the extent and in the manner directed by the Trustee or the Master Collateral Agent, as applicable, including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by National (or such party to any NFLP Agreement or any other Related Document) or by a Manufacturer under a Manufacturer Program, of their respective obligations thereunder. If NFLP or National shall have failed, within 30 days of receiving the direction of the Trustee or the Master Collateral Agent, as applicable, to take commercially reasonable action to accomplish such directions of the Trustee or the Master Collateral Agent, as applicable, the Trustee or the Master Collateral Agent, as applicable, may take such previously directed action and any related action permitted under this Indenture which the Trustee or the Master Collateral Agent, as applicable, thereafter determines is appropriate, without the need under this provision or any other provision under the Indenture to direct NFLP to take such action) on behalf of NFLP and the Noteholders.

                  SECTION 3.4. RELEASE OF LIEN ON VEHICLES

                  The Lien of the Trustee on the Vehicles shall automatically be deemed to be released concurrently with any release thereof as provided in the Lease, or SECTIONS 2.3 or 2.7 of the Master Collateral Agency Agreement.

                  SECTION 3.5. STAMP, OTHER SIMILAR TAXES AND FILING FEES

                  NFLP shall indemnify and hold harmless the Trustee, the Master Collateral Agent and each Noteholder from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with this Indenture or any Collateral. NFLP shall pay, or reimburse the Trustee for, any and all amounts in respect of, all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of this Indenture.

                                    ARTICLE 4

                                     REPORTS

                  SECTION 4.1. AGREEMENT OF SERVICER TO PROVIDE REPORTS

                  (a) Pursuant to the Lease and the Master Collateral Agency Agreement, the Servicer has agreed to provide certain reports specified therein. The Noteholders by their acceptance of the Notes consent to the provision of such reports by the Servicer in lieu of the Trustee or NFLP.

                  (b) The Trustee and the Paying Agent shall promptly follow the instructions of the Servicer given pursuant to the Lease to withdraw funds from the Collection Account and make drawings under any Enhancement, as provided in the applicable Supplement.

                                   ARTICLE 5

                    ALLOCATION AND APPLICATION OF COLLECTIONS

                  SECTION 5.1. COLLECTION ACCOUNT

                  (a) ESTABLISHMENT OF COLLECTION ACCOUNT. The Trustee shall establish and maintain in the name of the Trustee for the benefit of the Secured Parties, or cause to be established and maintained, an account (the "COLLECTION ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Collection Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Collection Account. If the Collection Account is not maintained in accordance with the previous sentence, then within 10 Business Days after obtaining knowledge of such fact, the Trustee shall establish a new Collection Account which complies with such sentence and transfer into the new Collection Account all cash and investments from the non-qualifying Collection Account. Initially, the Collection Account will be established with the Trustee.

                  (b) ESTABLISHMENT OF RETAINED DISTRIBUTION ACCOUNT. The Trustee shall establish and maintain in the name of the Retained Interestholder, for the benefit of the Retained Interestholder, or cause to be established and maintained, an account (the "RETAINED DISTRIBUTION ACCOUNT") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Retained Interestholder. Unless otherwise instructed by NFLP, the Retained Distribution Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Retained Distribution Account. If the Retained Distribution Account is not maintained in accordance with the previous sentence, then within ten (10) Business Days after obtaining knowledge of such fact, the Trustee shall establish a new Retained Distribution Account which complies with such sentence and transfer into the new Retained Distribution Account all cash and investments from the non-qualifying Retained Distribution Account. Initially, the Retained Distribution Account will be established with the Trustee.

                  (c) ESTABLISHMENT OF ADDITIONAL ACCOUNTS. To the extent specified in the Supplement with respect to any Series of Notes, the Trustee may establish and maintain one or more additional accounts and/or administrative sub-accounts to facilitate the proper allocation of Collections in accordance with the terms of such Supplement.

                  (d) ADMINISTRATION OF THE COLLECTION ACCOUNT. NFLP shall instruct the institution maintaining the Collection Account to invest funds on deposit in the Collection Account (including any administrative subaccount thereof) at all times in Permitted Investments selected by NFLP; PROVIDED, HOWEVER, that any such investment shall mature not later than the Business Day prior to the Distribution Date following the date on which such funds were so invested, except for any Permitted Investment held in the Collection Account which is in an investment made by the Paying Agent institution, in which event such investment may mature on such Distribution Date and such funds shall be available for withdrawal on or prior to such Distribution Date PROVIDED, FURTHER, that any such investment described in CLAUSE (IV) of the definition of "Permitted Investments" need not mature on or prior to such Distribution Date but need only permit withdrawals therefrom not less frequently than on each Distribution Date. The Trustee shall hold, for the benefit of the Secured Parties, possession of any negotiable instruments or securities evidencing the Permitted Investments until their maturity.

                  (e) EARNINGS FROM COLLECTION ACCOUNT. Subject to the restrictions set forth above, NFLP shall have the authority to instruct the Trustee (which instructions shall be in writing) with respect to
         (i) the investment of funds on deposit in the Collection Account and
         (ii) liquidation of such investments. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account shall be deemed to be available and on deposit for distribution.

                  (f) EARNINGS FROM RETAINED DISTRIBUTION ACCOUNT. Subject to the restrictions set forth above, the Servicer shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Retained Distribution Account. All interest and earnings (net of losses and investment expenses) on funds on deposit in the Retained Distribution Account shall be deemed to be available and on deposit for distribution to the Retained Interestholder.

                  SECTION 5.2. COLLECTIONS AND ALLOCATIONS

                  (a) COLLECTIONS IN GENERAL. Until this Indenture is terminated pursuant to SECTION 11.1, NFLP shall, and the Trustee is authorized to, cause all Collections due and to become due to NFLP or the Trustee, as the case may be, (i) under or in connection with the Master Collateral for which NFLP is designated as a Financing Source and the Trustee is designated as a Beneficiary under the Master Collateral Agency Agreement (including, without limitation, amounts due from Manufacturers under their Manufacturer Programs with respect to Vehicles other than Exchanged Vehicles but excluding amounts representing the proceeds from sales of Vehicles by the Lessee or the Lessor to third parties other than the Manufacturers, warranty payments and insurance proceeds) to be paid directly to the Master Collateral Agent for deposit into the Master Collateral Account; (ii) with respect to amounts representing the proceeds from sales of Vehicles (other than Exchanged Vehicles) by the Lessee or the Lessor to third parties other than the Manufacturers (including proceeds from sales of Vehicles at Auction which are due from third parties other than the Manufacturer) to be deposited by the Lessee or the Lessor, as applicable, within two Business Days of its receipt thereof into the Master Collateral Account; (iii) under the Lease to be paid directly to the Trustee for deposit into the Collection Account; and (iv) from any other source (other than Collections excluded from deposit into the Master Collateral Account under clause (i) above) to be paid either (a) directly into the Collection Account at such times as such amounts are due or (b) by the Lessee or the Lessor, as applicable, into the Collection Account within two Business Days of its receipt thereof (and, in each case, NFLP represents to the Trustee for the benefit of the Secured Parties that it has instructed the Lessee, the Servicer, the Manufacturers, and that it will instruct any other source of Collections, as applicable, to so remit such amounts). Upon the occurrence and during the continuance of an Amortization Event or Potential Amortization Event, insurance proceeds (with respect to Vehicles other than Exchanged Vehicles) will be deposited in the Master Collateral Account within two Business Days of their receipt by the Lessee, the Lessor or the Servicer, as applicable; PROVIDED, HOWEVER, upon the delivery of an Officer's Certificate of the Servicer to the Trustee (upon which it may conclusively rely) certifying (i) that a Vehicle for which insurance proceeds have been received in the Collection Account has been repaired and (ii) as to the dollar amount of such repairs, the Trustee shall release to National insurance proceeds in such dollar amount. NFLP agrees that if any such monies, instruments, cash or other proceeds shall be received by NFLP in an account other than the Master Collateral Account or the Collection Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by NFLP with any of its other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by NFLP for, and immediately paid over to, but in any event within two Business Days from receipt, the Trustee or the Master Collateral Agent, as applicable, with any necessary endorsement. All amounts on deposit in the Master Collateral Account shall be allocated and distributed to the Trustee and other Beneficiaries as provided in the Master Collateral Agency Agreement. All monies, instruments, cash and other proceeds received by the Trustee pursuant to this Indenture (including amounts received from the Master Collateral Agent) shall be immediately deposited in the Collection Account and shall be applied as provided in this ARTICLE 5. Notwithstanding the foregoing, to the extent that the aggregate amount of proceeds received in the Collection Account with respect to any Financed Vehicle exceeds the Termination Value of such Vehicle, the Trustee shall, upon the written direction (on which it may conclusively rely) of NFLP delivered by 12:00 noon (New York City time) on a Business Day, release such excess to the Lessee on such Business Day, or, if such written direction is received by the Trustee after 12:00 noon (New York City time) on a Business Day, on the next succeeding Business Day.

                  (b) DISQUALIFICATION OF INSTITUTION MAINTAINING COLLECTION ACCOUNT. In the event the Qualified Institution maintaining the Collection Account ceases to be such, then, upon the occurrence of such event and the establishment of a new Collection Account with a Qualified Institution or qualified corporate trust department pursuant to SECTION 5.1(A) and thereafter, the Servicer, the Lessee and NFLP shall deposit or cause to be deposited all Collections as set forth in
         SECTION 5.2(A) into the new Collection Account, and in no such event shall deposit or cause to be deposited any Collections thereafter into any account established, held or maintained with the institution formerly maintaining the Collection Account (unless it later becomes a Qualified Institution or qualified corporate trust department). NFLP will instruct the Lessee and the Servicer as to the foregoing requirements of this SUBSECTION (B).

                  (c) RIGHT OF SERVICER TO DEDUCT FEES. Notwithstanding anything in this Indenture to the contrary but subject to any limitations set forth in the applicable Supplement, as long as the Servicer is National or an Affiliate of National and the Retained Interest Amount equals or exceeds zero, the Servicer (i) may make or cause to be made deposits to the Collection Account net of any amounts which are allocable to the Retained Distribution Account and represent amounts due and owing to the Servicer or National, and (ii) need not deposit or cause to be deposited any amounts to be paid to the Servicer or National pursuant to this SECTION 5.2 and such amounts will be deemed paid to National or the Servicer, as the case may be, pursuant to this SECTION 5.2.

                  (d) SHARING COLLECTIONS. To the extent that Principal Collections that are allocated to any Series on a Distribution Date are not needed to make payments to Noteholders of such Series or required to be deposited in a Distribution Account for such Series on such Distribution Date, such Principal Collections may at the direction of the Servicer, be applied to cover principal payments due to or for the benefit of Noteholders of another Series. Any such reallocation will not result in a reduction of the Principal Balance or Invested Amount of the Series to which such Principal Collections were initially allocated.

                  (e) UNALLOCATED PRINCIPAL COLLECTIONS. If, after giving effect to SECTION 5.2(d), Principal Collections allocated to any Series on any Distribution Date are in excess of the amount required to be paid in respect of such Series on such Distribution Date, then any such excess Principal Collections shall be allocated to the Retained Distribution Account, to the extent that the Retained Interest Amount, calculated as of such Distribution Date, equals or exceeds zero and such payment will not violate any restriction contained in this Indenture.

                  SECTION 5.3. DETERMINATION OF MONTHLY INTEREST

                  Monthly interest with respect to each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Supplement.

                  SECTION 5.4. DETERMINATION OF MONTHLY PRINCIPAL

                  Monthly principal with respect to each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Supplement. However, all principal or interest with respect to any Series of Notes shall be due and payable no later than the Series Termination Date with respect to such Series.

                  SECTION 5.5. PAIRED SERIES

                  To the extent provided in a Supplement, any Series of Notes may be paired with one or more other Series (each, a "PAIRED SERIES"). Each Paired Series may be prefunded with an initial deposit to a pre-funding account in an amount up to the initial principal balance of such Paired Series, primarily from the proceeds of the sale of such Paired Series, or will have a variable principal amount. Any such pre-funding account will be held for the benefit of such Paired Series and not for the benefit of the Noteholders of the Series paired therewith. As funds are accumulated in a principal funding account or paid to Noteholders either (i) in the case of a pre-funded Paired Series, an equal amount of funds on deposit in any pre-funding account for such pre-funded Paired Series will be released and paid to NFLP or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may be sold by NFLP and, in either case, the invested amount of such Paired Series will increase by up to a corresponding amount. Upon payment in full of the Series paired to the Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Invested Amount of such Series paid to the Noteholders thereof. The issuance of a Paired Series may be subject to certain conditions described in the related Supplement.

[THE REMAINDER OF ARTICLE 5 IS RESERVED AND MAY BE SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES]

                                   ARTICLE 6

                    DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS

                  SECTION 6.1. DISTRIBUTIONS IN GENERAL

                  (a) Unless otherwise specified in the applicable Supplement, on each Distribution Date with respect to each Outstanding Series, (i) the Paying Agent shall deposit (in accordance with the Monthly Certificate delivered by the Servicer to the Trustee) in the Distribution Account for each such Series the amounts on deposit in the Collection Account allocable to Noteholders of such Series as interest and, if during an Amortization Period, principal, and (ii) to the extent provided for in the applicable Supplement, the Trustee (in accordance with the Monthly Certificate or other instructions of the Servicer) shall deposit in the Distribution Account for each such Series the amount of Enhancement for such Series drawn in connection with such Distribution Date.

                  (b) Unless otherwise specified in the applicable Supplement, on each Distribution Date, the Paying Agent shall distribute to the Noteholders of each Series, to the extent amounts are on deposit in the Distribution Account for such Series, an amount sufficient to pay all principal and interest due on such Series on such Distribution Date. Such distribution shall be to each Noteholder of record of such Series on the preceding Record Date based on such Noteholder's PRO RATA share of the aggregate principal amount of the Notes of such Series held by such Noteholder; PROVIDED, HOWEVER, that, the final principal payment due on a Note shall only be paid to the holder of a Note on due presentment of such Note for cancellation in accordance with the provisions of the Note.

                  (c) Unless otherwise specified in the applicable Supplement, amounts distributable to a Noteholder pursuant to this SECTION 6.1 shall be payable by check mailed first-class postage prepaid to such Noteholder at the address for such Noteholder appearing in the Note Register except that with respect to Notes registered in the name of a Clearing Agency or its nominee, such amounts shall be payable by wire transfer of immediately available funds released by the Paying Agent from the Distribution Account no later than 2:00 p.m. (New York City time) for credit to the account designated by such Clearing Agency or its nominee, as applicable.

                  (d) Unless otherwise specified in the applicable Supplement
         (i) all distributions to Noteholders of all classes within a Series of Notes will have the same priority and (ii) in the event that on any date of determination the amount available to make payments to the Noteholders of a Series is not sufficient to pay all sums required to be paid to such Noteholders on such date, then each class of Noteholders will receive its ratable share (based upon the aggregate amount due to such class of Noteholders) of the aggregate amount available to be distributed in respect of the Notes of such Series.

                  (e) All distributions in respect of Notes represented by a Temporary Global Note will be made only with respect to that portion of the Temporary Global Note in respect of which Euroclear or Cedel shall have delivered to the Trustee a certificate or certificates substantially in the form of EXHIBIT B. The delivery to the Trustee by Euroclear or Cedel of the certificate or certificates referred to above may be relied upon by NFLP and the Trustee as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Cedel pursuant to the terms of this Indenture and the Temporary Global Note. No payments of interest will be made on a Temporary Global Note after the Exchange Date therefor.

                  SECTION 6.2. DISTRIBUTIONS TO RETAINED DISTRIBUTION ACCOUNT

                  Subject to the terms and conditions of the related Supplement or Supplements, at any time and from time to time upon receipt of a duly executed Company Order, the Trustee will transfer funds from the Collection Account to the Retained Distribution Account; PROVIDED, HOWEVER, that the Trustee will not make any such transfer on any date other than on a Distribution Date unless the Trustee receives an

Officer's Certificate from the Servicer stating that, on the date such transfer is made and, in the reasonable anticipation of the Servicer, on the next Distribution Date, (i) the transfer of such funds from the Collection Account to the Retained Distribution Account will not cause an Asset Amount Deficiency to exist and (ii) the transfer of such funds from the Collection Account to the Retained Distribution Account will not violate any restriction contained in this Indenture or any Supplement.

                  SECTION 6.3. OPTIONAL REPURCHASE OF NOTES

                  On any Distribution Date occurring on or after the date on which the aggregate Principal Balance of any Series or class of such Series is equal to or less than the Repurchase Amount (if any) for such series or class set forth in the Supplement related to such Series, or at such other time otherwise provided for in the Supplement relating to such Series, NFLP shall have the option to purchase all Outstanding Notes of such Series, or class of such Series, at a purchase price (determined after giving effect to any payment of principal and interest on such Distribution Date) equal to (unless otherwise specified in the related Supplement) the Principal Balance of such Series or class, as applicable, on such Distribution Date, PLUS accrued and unpaid interest on the unpaid Principal Balance of the Notes of such Series or class (calculated at the applicable Note Rate of such Series or class) through the day immediately prior to the date of such purchase PLUS, if provided for in the related Supplement, any premium payable at such time. NFLP shall give the Trustee at least 30 days prior written notice of the date on which NFLP intends to exercise such option to purchase. Not later than 12:00 noon, New York City time, on such Distribution Date, the purchase price of the Notes being repurchased on such Distribution Date and the amount of accrued and unpaid interest with respect to such Notes and any applicable premium will be deposited into the Distribution Account for such Series in immediately available funds. The funds deposited into such Distribution Account or distributed to the Paying Agent will be passed through in full to the Noteholders on such Distribution Date.

                  SECTION 6.4. MONTHLY NOTEHOLDERS' STATEMENT

                  (a) On each Distribution Date, the Paying Agent shall forward to each Noteholder of record of all outstanding Series, the Rating Agencies, the Trustee (if other than the Paying Agent) and any Enhancement Provider the Monthly Noteholders' Statement prepared by the Servicer pursuant to the Lease.

                  (b) ANNUAL NOTEHOLDERS' TAX STATEMENT. On or before January 31 of each calendar year, beginning with calendar year 1997, the Paying Agent shall furnish to each Person who at any time during the preceding calendar year was a Noteholder a statement prepared by the Servicer containing the information prepared by the Servicer which is required to be contained in the Monthly Noteholders' Statement aggregated for such calendar year or the applicable portion thereof during which such Person was an Noteholder, together with such other customary information (consistent with the treatment of the Notes as debt) as the Servicer deems necessary or desirable to enable the Noteholders to prepare their tax returns (each such statement, an "ANNUAL NOTEHOLDERS' TAX STATEMENT"). Such obligations of the Servicer to prepare and the Paying Agent to distribute the Annual Noteholders' Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.

                                   ARTICLE 7

                         REPRESENTATIONS AND WARRANTIES

                  NFLP hereby represents and warrants, for the benefit of the Trustee and the Noteholders, as follows as of each Closing Date:

                  SECTION 7.1. LEGAL EXISTENCE AND POWER

                  (a) NFLP (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware,
         (ii) is duly qualified to do business as a foreign limited partnership and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations make such qualification necessary, and
         (iii) has all partnership powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Indenture and the other Related Documents; except that NFLP may not have all required authorizations to purchase, rent and sell vehicles in all states where it operates but NFLP has applied for all such authorizations and expects to receive them within 90 days after the initial Closing Date.

                  (b) The General Partner (i) is the sole general partner of NFLP, (ii) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (iii) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations make such qualification necessary and (iv) has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Indenture and the other Related Documents.

                  SECTION 7.2. AUTHORIZATION

                  The execution, delivery and performance by NFLP of this Indenture, the related Supplement and the other Related Documents to which it is a party (a) is within

NFLP's partnership powers, has been duly authorized by all necessary partnership action, (b) requires no action by or in respect of, or filing with, any governmental body, agency or official which has not been obtained and (c) does not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of limited partnership or partnership agreement of NFLP or of any law or governmental regulation, rule, contract, agreement, judgment, injunction, order, decree or other instrument binding upon NFLP or any of its Assets or result in the creation or imposition of any Lien on any Asset of NFLP, except for Liens created by this Indenture, the Master Collateral Agency Agreement or the other Related Documents. This Indenture and each of the other Related Documents to which NFLP is a party has been executed and delivered by a duly authorized officer of NFLP.

                  SECTION 7.3. BINDING EFFECT

                  This Indenture and each other Related Document is a legal, valid and binding obligation of NFLP enforceable against NFLP in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

                  SECTION 7.4. FINANCIAL INFORMATION; FINANCIAL CONDITION

                  All balance sheets, all statements of operations, of shareholders' equity and of cash flow, and other financial data (other than projections) of NFLP which have been or shall hereafter be furnished by NFLP to the Trustee and the Rating Agencies pursuant to SECTION 8.3 have been and will be prepared in accordance with GAAP (to the extent applicable) and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby, subject, in the case of all unaudited statements, to normal year-end adjustments and lack of footnotes and presentation items.

                  SECTION 7.5. LITIGATION

                  There is no action, suit or proceeding pending against or, to the knowledge of NFLP, threatened against NFLP before any court or arbitrator or any Governmental Authority with respect to which there is a reasonable possibility of an adverse decision that could materially adversely affect the financial position, results of operations, business, properties, performance, or condition (financial or otherwise) of NFLP or which in any manner draws into question the validity or enforceability of this Indenture, any Supplement or any other Related Document or the ability of NFLP to perform its obligations hereunder or thereunder.

                  SECTION 7.6. NO ERISA PLAN

                  NFLP has not established and does not maintain or contribute to any Pension Plan that is covered by Title IV of ERISA and will not do so, as long as any Notes are Outstanding.

                  SECTION 7.7. TAX FILINGS AND EXPENSES

                  NFLP has filed all federal, state and local tax returns and all other tax returns which, to the knowledge of NFLP, are required to be filed (whether informational returns or not), and has paid all taxes due, if any, pursuant to said returns or pursuant to any assessment received by NFLP, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been set aside on its books. NFLP has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its partnership existence and its qualification as a foreign partnership authorized to do business in each State in which it is required to so qualify, except where the failure to pay any such fees and expenses is not reasonably likely to have a Material Adverse Effect.

                  SECTION 7.8. DISCLOSURE

                  The Private Placement Memorandum does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All certificates, reports, statements, documents and other information furnished to the Trustee by or on behalf of NFLP pursuant to any provision of this Indenture or any Related Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Indenture or any Related Document, shall, at the time the same are so furnished, be complete and correct to the extent necessary to give the Trustee true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Trustee shall constitute a representation and warranty by NFLP made on the date the same are furnished to the Trustee to the effect specified herein.

                  SECTION 7.9. INVESTMENT COMPANY ACT; SECURITIES ACT

                  NFLP is not, and is not "controlled" by, an "investment company" within the meaning of, and is not required to register as an "investment company" under, the Investment Company Act of 1940. It is not necessary in connection with the issuance and sale of the Notes under the circumstances contemplated in the Private Placement Memorandum, any Placement Memorandum Supplement thereto and in any note purchase or similar agreement to register any security under the Securities Act or to qualify any indenture under the Trust Indenture Act.

                  SECTION 7.10. REGULATIONS G, T, U AND X

                  The proceeds of the Notes will not be used to purchase or carry any "margin stock" (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations G, T, U and X thereof). NFLP is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

                  SECTION 7.11. NO CONSENT

                  No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the execution and delivery of this Indenture or any Supplement or for the performance of any of NFLP's obligations hereunder or thereunder or under any other Related Document other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained by NFLP prior to the initial Closing Date or as contemplated in SECTION 7.14, or in the case of NFLP's authorization to purchase, rent and sell vehicles in each state in which it operates, within 90 days after the initial Closing Date.

                  SECTION 7.12. SOLVENCY

                  Both before and after giving effect to the transactions contemplated by this Indenture and the other Related Documents, NFLP is solvent within the meaning of the Bankruptcy Code and NFLP is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Event of Bankruptcy has occurred with respect to NFLP.

                  SECTION 7.13. OWNERSHIP; SUBSIDIARY

                  The sole general partner of NFLP is the General Partner and the sole limited partner of NFLP is National, all of the issued and outstanding common stock of the General Partner is owned by National, all of which common stock has been validly issued, is fully paid and non-assessable and is owned of record by such corporation. NFLP has no subsidiaries and owns no capital stock of, or other interest in, any other Person.

                  SECTION 7.14. SECURITY INTERESTS

                  (a) All action necessary (including the filing of UCC-1 financing statements and the notation on the Certificates of Title for all Vehicles (other than Initial Vehicles) of the Master Collateral Agent's Lien for the benefit of NFLP and the Trustee) to protect and perfect the Trustee's security interest in the Collateral and the Master Collateral Agent's security interest in the Master

         Collateral now in existence and hereafter acquired or created has been duly and effectively taken.

                  (b) No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing NFLP as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by NFLP in favor of the Trustee in connection with this Indenture or the Master Collateral Agent in connection with the Master Collateral Agency Agreement.

                  (c) This Indenture constitutes a valid and continuing Lien on the Collateral in favor of the Trustee, which Lien will be prior to all other Liens (other than Permitted Liens), and the Master Collateral Agency Agreement constitutes a valid and continuing Lien on the Master Collateral in favor of the Master Collateral Agent prior to all other Liens (other than Permitted Liens) and, in each case, will be enforceable as such as against creditors of and purchasers from NFLP in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. All action necessary to perfect such prior security interest has been duly taken.

                  (d) NFLP's principal place of business and chief executive office shall be at: 7700 France Avenue South, Minneapolis, Minnesota 55435, and the place where its records concerning the Collateral are kept is at: 7700 France Avenue South, Minneapolis, Minnesota 55435. NFLP does not transact, and has not transacted, business under any other name.

                  (e) All authorizations in this Indenture for the Trustee to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements, Certificates of Title, and other instruments with respect to the Collateral are powers coupled with an interest and are irrevocable.

                  SECTION 7.15. BINDING EFFECT OF LEASE

                  The Lease is in full force and effect and there are no existing Lease Events of Default or Manufacturer Events of Default thereunder nor have events occurred which with the giving of notice, the passage of time or both would constitute a Lease Event of Default or Manufacturer Event of Default.

                  SECTION 7.16. NON-EXISTENCE OF OTHER AGREEMENTS

                  As of the date of the issuance of the first Series of Notes, other than as permitted by SECTION 8.24 and SECTION 8.26 hereof (i) NFLP is not a party to any contract or agreement of any kind or nature and (ii) NFLP is not subject to any obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations.

                  SECTION 7.17. MANUFACTURER PROGRAMS

                  Each Manufacturer and Manufacturer Program in respect of which Vehicles will be acquired or financed under the Lease is an Eligible Manufacturer and Eligible Manufacturer Program, respectively, and each of NFLP and National is an Authorized Fleet Purchaser under each such Manufacturer Program.

                  SECTION 7.18. OTHER REPRESENTATIONS

                  All representations and warranties of NFLP made in each Related Document to which it is a party are true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) and are repeated herein as though fully set forth herein.

                                    ARTICLE 8

                                    COVENANTS

                  NFLP and, where specified, the General Partner, hereby covenants, to the Trustee for the benefit of the Secured Parties, as follows:

                  SECTION 8.1. PAYMENT OF NOTES

                  NFLP shall pay the principal of (and premium, if any) and interest on the Notes pursuant to the provisions of this Indenture and any applicable Supplement. Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal and interest then due.

                  SECTION 8.2. MAINTENANCE OF OFFICE OR AGENCY

                  NFLP will maintain an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon NFLP in respect of the Notes and this Indenture may be served, and where, at any time when NFLP is obligated to make a payment of principal and premium upon the Notes, the Notes may be surrendered for payment. NFLP will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time NFLP shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  NFLP may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. NFLP will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  NFLP hereby designates the Corporate Trust Office of the Trustee as one such office or agency of NFLP.

                  SECTION 8.3. INFORMATION

                  NFLP will deliver or cause to be delivered to the Trustee and each Rating Agency (PROVIDED that, if Duff & Phelps is then a Rating Agency, the Trustee, not NFLP, will deliver such items to Duff & Phelps promptly upon receipt of same from NFLP):

                  (a) promptly upon the delivery by the Servicer to NFLP, a copy of the financial information and other materials required to be delivered by the Servicer to NFLP and the Master Collateral Agent pursuant to SECTION 24.6(i) of the Lease;

                  (b) promptly upon the delivery by the Servicer to NFLP, copies of the financial information and other materials required to be delivered by the Servicer to NFLP and the Master Collateral Agent pursuant to SECTION 24.6(ii) of the Lease;

                  (c) promptly upon the delivery by the Servicer to NFLP, the financial information and other materials required to be delivered by the Servicer pursuant to SECTION 24.6(vi) of the Lease;


                  (d) promptly upon the delivery by the Servicer to NFLP, the financial information and other materials required to be delivered by the Servicer pursuant to SECTION 24.6(ix) of the Lease;

                  (e) promptly upon the delivery by the Servicer to NFLP, the financial information and other materials required to be delivered by the Servicer pursuant to SECTION 24.6(x) of the Lease;

                  (f) promptly upon the delivery by the Servicer to NFLP, the financial information and other materials required to be delivered by the Servicer pursuant to SECTION 24.6(xi) of the Lease;

                  (g) from time to time such additional information regarding the financial position, results of operations or business of National and its Subsidiaries as the Trustee may reasonably request to the extent that National delivers such information to NFLP pursuant to
         SECTION 24.6(xii) of the Lease;

                  (h) at the time of delivery of the items described in CLAUSES
         (a) through (g) above, a certificate of an officer of NFLP that, except as provided in any certificate delivered in accordance with SECTION 8.10, no Amortization Event, Lease Event of Default or (to the best of such officer's knowledge) Potential Amortization Event or Potential Lease Event of Default has occurred or is continuing during such fiscal quarter;

                  (i) on or prior to June 30 of each year, a certificate of the chief financial officer of NFLP certifying that (i) the ratings assigned by the Rating Agencies in respect of any outstanding Series of Notes have not been withdrawn or downgraded since the date of the related Supplement, (ii) no change in the Manufacturer Program of any Manufacturer in respect of any new model year shall have given rise to any request on the part of the Rating Agencies that any modification be made to the Lease or any other Related Document, and (iii) NFLP has apprised the Rating Agencies of all material changes in the Manufacturer Programs occurring since the date of this Indenture;

                  (j) on or prior to the twentieth day of each month (or if such day is not a Business Day, on the next succeeding Business Day), a copy of the Monthly Vehicle Statement relating to the Collateral as of the last Business Day of the immediately preceding month received by NFLP from the Servicer pursuant to SECTION 24.6(iv) of the Lease; and

                  (k) promptly following the introduction of any prospective change in any Manufacturer Program or the introduction of any new Manufacturer Program by an existing Manufacturer, or, if later, the date NFLP or National obtains notice thereof, notice of the same and notice thereof to the Rating Agencies describing the principal terms thereof, and at least annually a copy of each Manufacturer Program to the Rating Agencies.

                  SECTION 8.4. PAYMENT OF OBLIGATIONS

                  NFLP will pay and discharge, at or before maturity, all of its respective material obligations and liabilities, including, without limitation, tax liabilities and other governmental claims, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.

                  SECTION 8.5. RESERVED

                  SECTION 8.6. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE

                  NFLP will maintain its corporate existence as a corporation validly existing and in good standing under the laws of the State of Delaware and duly qualified as a foreign corporation licensed under the laws of each state in which the failure to so qualify would have a material adverse effect on the business and operations of NFLP.

                  SECTION 8.7. COMPLIANCE WITH LAWS

                  NFLP will comply in all respects with all Requirements of Law (including, without limitation, ERISA and the rules and regulations thereunder) except where such noncompliance would not materially and adversely affect the condition, financial or otherwise, operations, performance, properties of NFLP or its ability to carry out the transactions contemplated in this Indenture and each other Related Document; PROVIDED, HOWEVER, such noncompliance will not result in a Lien (other than a Permitted Lien) on any Assets of NFLP.

                  SECTION 8.8. INSPECTION OF PROPERTY, BOOKS AND RECORDS

                  NFLP will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its Assets, business and activities in accordance with GAAP; and will permit the Trustee to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, employees and independent public accountants, all at such reasonable times upon reasonable notice and as often as may reasonably be requested.

                  SECTION 8.9. COMPLIANCE WITH RELATED DOCUMENTS

                  NFLP will perform and comply with each and every obligation, covenant and agreement required to be performed or observed by it in or pursuant to this Indenture and each other Related Document to which it is a party, subject to the grace periods set forth therein, and will not take any action which would permit the Lessee, the Servicer or National to have the right to refuse to perform any of its obligations under any Related Document. NFLP will not amend the Lease, except in accordance with SECTION 22 thereof.

                  SECTION 8.10. NOTICE OF DEFAULTS

                  (a) Promptly upon becoming aware of any Potential Amortization Event, Amortization Event, Lease Event of Default or Potential Lease Event of Default, NFLP shall give the Trustee, each Enhancement Provider and the Rating Agencies notice thereof, together with a certificate of the President, Vice President or principal financial officer of NFLP setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by NFLP, and

                  (b) Promptly upon becoming aware of any default under any Related Document or under any Manufacturer Program, NFLP shall give the Trustee, each Enhancement Provider and the Rating Agencies notice thereof.

                  SECTION 8.11. NOTICE OF MATERIAL PROCEEDINGS

                  Promptly upon becoming aware thereof, NFLP shall give the Trustee and the Rating Agencies written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting NFLP which is reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), results of operations, properties or performance of NFLP or the ability of NFLP to perform its obligations under this Indenture or under any other Related Document to which it is a party.

                  SECTION 8.12. FURTHER REQUESTS

                  NFLP will promptly furnish to the Trustee, each Enhancement Provider and the Rating Agencies such other information as, and in such form as, the Trustee or such Enhancement Provider or the Rating Agencies may reasonably request in connection with the transactions contemplated hereby.

                  SECTION 8.13. FURTHER ASSURANCES

                  (a) NFLP shall do such further acts and things, and shall execute and deliver to the Trustee such additional assignments, agreements, powers and instruments, as the Trustee or the Required Noteholders reasonably determine to be necessary to carry into effect the purposes of this Indenture or the other Related Documents or to better assure and confirm unto the Trustee or the Noteholders their rights, powers and remedies hereunder including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests granted hereby and pursuant to the Master Collateral Agency Agreement. NFLP also hereby acknowledges that the Trustee has the right but not the obligation to file any such financing statement or continuation statement without the signature of NFLP to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly. Without limiting the generality of the foregoing provisions of this SECTION 8.13(a), NFLP shall take all actions that are required to maintain the security interest of the Trustee in the Collateral and of the Master Collateral Agent in the Master Collateral as a perfected security interest subject to no prior Liens, including, without limitation (i) filing all Uniform Commercial Code financing statements, continuation statements and amendments thereto necessary to achieve the foregoing, (ii) causing the Lien of the Master Collateral Agent to be noted on all Certificates of Title (other than with respect to Initial Vehicles) and (iii) causing the Servicer, as agent for the Master Collateral Agent, to maintain possession of the Certificates of Title for the benefit of the Master Collateral Agent pursuant to SECTION [2.6] of the Master Collateral Agency Agreement.

                  (b) NFLP will warrant and defend the Trustee's right, title and interest in and to the Collateral and the income, distributions and proceeds thereof, for the benefit of the Noteholders and the Trustee, against the claims and demands of all Persons whomsoever.

                  (c) If so requested by Noteholders holding 10% or in excess of 10% of the aggregate Invested Amount of any Series of Notes (excluding for the purposes of making the foregoing calculation, any Notes held by National or any Affiliate of National), NFLP will provide, no more frequently than annually and, without the request of Noteholders on the fifth anniversary of the date hereof, an Opinion of Counsel to the effect that no UCC financing or continuation statements are required to be filed with respect to any of the Collateral in which a security interest may be perfected by the filing of UCC financing statements.

                  SECTION 8.14. MANUFACTURER PROGRAMS

                  (a) Prior to acquiring or financing the acquisition of any Program Vehicles under the Lease for any model year after the 1996 model year, (i) NFLP will have received an executed Assignment Agreement with respect to National's rights under such Manufacturer Program for such model year (to the extent National will be acquiring Financed Vehicles (other than Texas Vehicles) under the Lease under such Manufacturer Program), (ii) NFLP shall have delivered an executed Assignment Agreement with respect to NFLP's rights under such Manufacturer Program for such model year, (iii) if any Series of Notes is then being rated by Standard & Poor's and/or Duff & Phelps, NFLP shall have received a written confirmation from Standard & Poor's and/or Duff & Phelps, as applicable, that the acquisition of Vehicles pursuant to such Manufacturer Program will not result in the reduction or withdrawal of any rating issued by Standard & Poor's and/or Duff & Phelps, as applicable, in respect of any outstanding Series of Notes and (iv) if there is a material change to a Manufacturer Program during a model year, NFLP shall have received written confirmation from Standard & Poor's and/or Duff & Phelps, as applicable, that the acquisition of Vehicles pursuant to such Manufacturer Program will not result in the reduction or withdrawal of any rating issued by Standard & Poor's and/or Duff & Phelps, as applicable, in respect of any outstanding Series of Notes. A copy of the rating confirmations set forth in clauses (iii) and (iv) will promptly be delivered to the Trustee for delivery to the Noteholders of any outstanding Series of Notes.

                  (b) NFLP will (a) provide the Trustee with at least 30 days' prior written notice of its intention to finance Vehicles from any new Manufacturer, (b) provide the Trustee with a copy of the final Manufacturer Program of such Manufacturer promptly upon its being available and (c) certify to the Trustee and the Noteholders that such new Manufacturer is an Eligible Manufacturer and that such Manufacturer Program is an Eligible Manufacturer Program at such time. In no event shall NFLP agree, to the extent any consent of NFLP is solicited or required by the Manufacturer or any assignor of such Manufacturer Program, to any change in any Manufacturer Program that is reasonably likely to materially adversely affect its rights or the rights of the Noteholders with respect to any Vehicle previously purchased or financed under such Manufacturer Program.

                  (c) On the date of acquisition by NFLP of each Acquired Vehicle (and each Texas Vehicle) which is a Program Vehicle, NFLP shall be an Authorized Fleet Purchaser under the related Manufacturer Program and on the date of financing under the Lease of any Financed Vehicle which is a Program Vehicle (other than any Texas Vehicle), National shall be an Authorized Fleet Purchaser under the related Manufacturer Program.

                  SECTION 8.15. LIENS

                  NFLP will not create, incur, assume or permit to exist any Lien upon any of its Assets (including the Collateral), other than (i) Liens in favor of the Trustee for the benefit of the Secured Parties, (ii) Liens upon Exchanged Vehicle Repurchase Rights and Exchanged Vehicle Insurance Payments in favor of the Exchange Lender and (iii) Liens created by or permitted under the Related Documents.

                  SECTION 8.16. OTHER INDEBTEDNESS

                  Neither NFLP nor the General Partner will create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness hereunder, (ii) Indebtedness permitted under any other Related Document, (iii) Indebtedness to an Exchange Lender for the purchase of Replacement Vehicles, which Indebtedness is non-recourse to NFLP or any Master Collateral, and is created pursuant to an Exchange Financing Agreement and (iv) Indebtedness permitted under NFLP's certificate of limited partnership or under the General Partner's certificate of incorporation.

                  SECTION 8.17. MERGERS

                  Neither NFLP nor the General Partner will merge or consolidate with or into any other Person.

                  SECTION 8.18. SALES OF ASSETS

                  NFLP will not sell, lease, transfer, liquidate or otherwise dispose of any Assets, except as contemplated by the Related Documents and provided that the proceeds received by NFLP are paid directly to the Collection Account or the Master Collateral Account or deposited by NFLP into the Collection Account or the Master Collateral Account within 2 Business Days after receipt thereof by NFLP (except that amounts payable to NFLP with respect to Exchanged Vehicles by the related Manufacturer under its Manufacturer Program shall be paid into the Exchange Account).

                  SECTION 8.19. ACQUISITION OF ASSETS

                  Neither NFLP nor the General Partner will acquire, by long-term or operating lease or otherwise, any Assets except in accordance with to the terms of the Related Documents.

                  SECTION 8.20. DIVIDENDS, OFFICERS' COMPENSATION, ETC.

                  (a) NFLP may make any distribution (by reduction of capital or otherwise, whether in cash, property, securities or a combination thereof), with respect to any partnership interest in NFLP and directly or indirectly redeem, purchase, retire or otherwise acquire for value any such partnership interest or set aside any amount for such purpose, as permitted by its agreement of limited partnership; except to the extent that an Amortization Event or Potential Amortization Event has occurred and is continuing, or would result therefrom.

                  (b) The General Partner will not (i) declare or pay any dividends on any shares of its capital stock or make any other distribution on, or any purchase, redemption or other acquisition of, any shares of its capital stock or (ii) pay any wages or salaries or other compensation to officers, directors, employees or others except, in each case, to the extent no Amortization Event or Potential Amortization Event has occurred and is continuing or would result therefrom.

                  SECTION 8.21. NAME; PRINCIPAL OFFICE

                  NFLP will neither (a) change the location of its chief executive office or principal place of business (within the meaning of the applicable UCC) without sixty (60) days' prior notice to the Trustee and the Master Collateral Agent nor (b) change its name without prior notice to the Trustee and the Master Collateral Agent sufficient to allow the Trustee and the Master Collateral Agent to make all filings (including filings of financing statements on form UCC-1) and recordings necessary to maintain the perfection of the interest of the Trustee in the Collateral pursuant to this Indenture and the perfection of the interest of the Master Collateral Agent in the Master Collateral pursuant to the Master Collateral Agency Agreement. In the event that NFLP desires to so change its office or change its name, NFLP will make any required filings and prior to actually changing its office or its name NFLP will deliver to the Trustee and the Master Collateral Agent (i) an Officer's Certificate and (except with respect to a change of the location of NFLP's chief executive office or principal place of business to a new location in the same county) an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Trustee in the Collateral and the perfected interest of the Master Collateral Agent in the Master Collateral in respect of the new office or new name of NFLP and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

                  SECTION 8.22. ORGANIZATIONAL DOCUMENTS

                  Neither NFLP nor the General Partner will amend any of its organizational documents, including the certificate of limited partnership and the limited partnership of NFLP and the Certificate of Incorporation and By-Laws of the General Partner, unless, prior to such amendment, each Rating Agency confirms that after such amendment the Rating Agency Condition will be met.

                  SECTION 8.23. INVESTMENTS

                  Neither NFLP nor the General Partner will make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person other than (in the case of NFLP), pursuant to the Demand Note or as permitted by the Lease and this Indenture and with respect to Permitted Investments and (in the case of the General Partner) in NFLP and, in addition, without limiting the generality of the foregoing, NFLP will not cause the Trustee to make any Permitted Investments on NFLP's behalf that would have the effect of causing NFLP to be an "investment company" within the meaning of the Investment Company Act.

                  SECTION 8.24. NO OTHER AGREEMENTS

                  NFLP will not (a) enter into or be a party to any agreement or instrument other than any Related Document, any documents related to any Enhancement, an Exchange Agreement, a Master Deposit Agreement, an Exchange Financing Agreement and documents and agreements incidental to any of the foregoing or entered into as contemplated in SECTION 8.26 or (b) except as provided for in SECTIONS 12.1 or 12.2, amend, modify or waive any provision of any Related Document to which it is a party, or (c) give any approval or consent or permission provided for in any Related Document, except as permitted in
SECTION 3.2(a).

                  SECTION 8.25. OTHER BUSINESS

                  Neither NFLP nor the General Partner will engage in any business or enterprise or enter into any transaction other than (in the case of NFLP) the acquisition, financing, refinancing, leasing and disposition of Vehicles pursuant to the Lease and pursuant to the other Related Documents, the related exercise of its rights as lessor thereunder, the making of loans to National pursuant to the Demand Note, the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Notes and other activities related to or incidental to either of the foregoing (including transactions contemplated in SECTIONS 8.24 and 8.26) and (in the case of the General Partner) executing and entering into NFLP's limited partnership agreement and performing the obligations of the General Partner thereunder.

                  SECTION 8.26. MAINTENANCE OF SEPARATE EXISTENCE

                  Each of NFLP and the General Partner will do all things necessary to maintain its corporate or partnership existence separate and apart from that of National and Affiliates of National including, without limitation,
(i) practicing and adhering to corporate or partnership formalities, such as maintaining appropriate corporate or partnership books and records; (ii) in the case of the General Partner, maintaining at least two corporate directors who are not officers, directors or employees of any of its Affiliates; (iii) owning or leasing (including through shared arrangements with Affiliates) all office furniture and equipment necessary to operate its business; (iv) not (A) guaranteeing or otherwise becoming liable for any obligations of any of its Affiliates, (B) having obligations guaranteed by any of its Affiliates, (C) holding itself out as responsible for debts of any of its Affiliates or for decisions or actions with respect to the affairs of any of its Affiliates and
(D) being directly or indirectly named as a direct or contingent beneficiary or loss payee on any insurance policy of any Affiliate other than as required by the Related Documents with respect to insurance on the Vehicles; (v) other than as provided in the Related Documents, maintaining its deposit and other bank accounts and all of its assets separate from those of any other Person; (vi) maintaining its financial records and books of account separate and apart from those of any other Person; (vii) compensating all its employees, officers, consultants and agents for services provided to it by such Persons, or reimbursing any of its Affiliates in respect of services provided to it by employees, officers, consultants and agents of such Affiliate, out of its own funds; (viii) maintaining office space separate and apart from that of any of its Affiliates (even if such office space is subleased from or is on or near premises occupied by any of its Affiliates) and a telephone number separate and apart from that of any of its Affiliates; (ix) accounting for and managing all of its liabilities separately from those of any of its Affiliates; (x) allocating, on an arm's-length basis, all shared corporate or partnership operating services, leases and expenses, including, without limitation, those associated with the services of shared consultants and agents and shared computer and other office equipment and software; (xi) refraining from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving NFLP, the General Partner, National or any Affiliate of National, to substantively consolidate NFLP or the General Partner with National or any Affiliate of National; (xii) remaining solvent and (xiii) conducting all of its business (whether written or oral) solely in its own name. Each of NFLP and the General Partner acknowledges its receipt of a copy of that certain opinion letter issued by Mayer, Brown & Platt dated the date of issuance of the initial Series of Notes addressing the issue of substantive consolidation as it may relate to National, the General Partner and NFLP. NFLP and the General Partner hereby agree to maintain in place all policies and procedures, and take and continue to take all action, described in the factual assumptions set forth in such opinion letter and relating to NFLP or the General Partner. On an annual basis, NFLP will provide to the Rating Agencies, the Trustee and the Master Collateral Agent, an Officer's Certificate certifying that it is in compliance with its obligations under this SECTION 8.26.

                  SECTION 8.27. RULE 144A INFORMATION REQUIREMENT

                  For so long as any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, NFLP covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Noteholder in connection with any sale thereof and any prospective purchaser of Notes from such Noteholder in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

                  SECTION 8.28. USE OF PROCEEDS OF NOTES

                  NFLP shall use the proceeds of Notes solely for one or more of the following purposes: (a) to pay amortizing Notes when due, in accordance with this Indenture; and (b) to acquire, finance or refinance the acquisition of Eligible Vehicles in accordance with the Lease.

                  SECTION 8.29. VEHICLES

                  NFLP shall use commercially reasonable efforts to maintain, and to cause the Lessee to maintain good, legal and marketable title to the Vehicles leased under the Lease, free and clear of all Liens except for Permitted Liens.

                  SECTION 8.30. AMENDMENTS TO EXCHANGE DOCUMENTS

                  FLP shall not agree to any amendment of or waiver under (a) any Exchange Agreement, except such amendments or waivers as will not, in the aggregate, result in a material adverse effect on the interest of the Noteholders of any Series, or (b) any Master Deposit Agreement or Exchange Financing Agreement, except such amendments or waivers as are made only to cure any ambiguity, defect or inconsistency in, or to correct or supplement any provision of, this Indenture, unless, prior to the

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


effectiveness of any such amendment or waiver, each Rating Agency has confirmed in writing that such amendment or waiver will not result in the reduction or withdrawal of the then current rating of any outstanding Series of Notes.

                  SECTION 8.31. DEMAND NOTE

                  NFLP shall not reduce the amount of the Demand Note or forgive amounts payable thereunder unless NFLP has first delivered to the Trustee an Opinion of Counsel (from counsel that is nationally recognized as to tax matters) that such reduction or forgiveness will not have an adverse effect on the tax characterization of any Series of Notes.

                                   ARTICLE 9

                        AMORTIZATION EVENTS AND REMEDIES

                  SECTION 9.1. AMORTIZATION EVENTS

                  If any one of the following events shall occur during the Revolving Period, the Accumulation Period or the Controlled Amortization Period with respect to any Series of Notes:

                  (a) NFLP defaults in the payment of any interest on any Note of such Series when the same becomes due and payable and such default continues for a period of five (5) days;

                  (b) NFLP defaults in the payment of any principal or premium on any Note of such Series when the same becomes due and payable and such default continues for a period of five (5) Business Days;

                  (c) NFLP fails to comply with any of its other agreements or covenants in, or provisions of, the Notes of a Series or this Indenture and the failure to so comply materially and adversely affects the interests of the Noteholders of any Series and continues to materially and adversely affect the interests of the Noteholders of such Series for a period of 60 days after the earlier of (i) the date on which a Responsible Officer of NFLP obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to NFLP by the Trustee or to NFLP or by the Required Noteholders of such Series;

                  (d) there occurs an Event of Bankruptcy, with respect to NFLP, the General Partner or National;

                  (e) (i) any Lease Event of Default described in SECTION 17.1.1(i) or 17.1.5 of the Lease shall occur, whether or not subsequently waived by NFLP or

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

         (ii) any other Lease Event of Default shall occur, whether or not subsequently waived by NFLP;

                  (f) subject to the provisions of SECTION 9.2(g), any Asset Amount Deficiency exists and continues for a period of ten (10) days;

                  (g) NFLP shall have become an "investment company" or shall have become under the "control" of an "investment company" under the Investment Company Act of 1940, as amended;

                  (h) the Lease is terminated for any reason;

                  (i) any representation made by NFLP or National in this Base Indenture or any Related Document is false and such false representation materially and adversely affects the interests of the Noteholders of any Series of Notes and such false representation is not cured for a period of 60 days after the earlier of (i) the date on which a Responsible Officer of NFLP or National (as applicable) obtains knowledge thereof or (ii) the date that written notice thereof is given to NFLP or National (as applicable) by the Trustee or to NFLP or National (as applicable) and the Trustee by the Required Noteholders of such Series; or

                  (j) any other event shall occur which may be specified in any Supplement as an "Amortization Event"; then (i) in the case of any event described in CLAUSE (A), (B), (C) or (I) above, either the Trustee, by written notice to NFLP, or the Required Noteholders of the applicable Series of Notes, by written notice to NFLP and the Trustee, may declare that an amortization event ("AMORTIZATION EVENT") has occurred with respect to such Series as of the date of the notice, or
         (ii) in the case of any event described in CLAUSE (J) above, an Amortization Event may be declared in a manner specified in the related Supplement, or (iii) in the case of any event described in CLAUSE
         (E)(II) above, either the Trustee, by written notice to NFLP, or the Required Noteholders of any Series of Notes, by written notice to NFLP and the Trustee, may declare that an Amortization Event has occurred with respect to such Series as of the date of the notice, or (iv) in the case of any event described in CLAUSE (D), (E)(I), (F), (G) or (H) above, an Amortization Event with respect to all Series of Notes then outstanding shall immediately occur without any notice or other action on the part of the Trustee or any Noteholders; PROVIDED, HOWEVER, that the Trustee shall have no liability in connection with any action or inaction taken, or not taken by it upon the occurrence of an Amortization Event unless the Trustee has actual knowledge of such Amortization Event; PROVIDED, FURTHER, HOWEVER, the provisions of this sentence shall not insulate the Trustee from liability arising out of its negligence or willful misconduct.

                  SECTION 9.2. RIGHTS OF THE TRUSTEE UPON AMORTIZATION EVENT OR CERTAIN OTHER EVENTS OF DEFAULT

                  (a) GENERAL. If and whenever an Amortization Event, or certain events of default under any Enhancement Agreement (as specified in the applicable Supplement) shall have occurred and be continuing, the Trustee may and, at the direction of the Requisite Investors shall, exercise (or direct the Master Collateral Agent to exercise) from time to time any rights and remedies available to it under applicable law or any Related Document; PROVIDED, HOWEVER, that if such Amortization Event is based solely on an event described in CLAUSES (A), (B), (C),
         (E)(II), (I) or (J) of SECTION 9.1, then the Trustee's rights and remedies pursuant to the provisions of this SECTION 9.2 shall, to the extent not detrimental to the rights of the holders of the applicable Series of Notes, be limited to rights and remedies pertaining only to those Series of Notes with respect to which such Amortization Event has occurred. Any amounts obtained by the Trustee (or by the Master Collateral Agent at the direction of the Trustee) on account of or as a result of the exercise by the Trustee of any right shall be held by the Trustee as additional collateral for the repayment of NFLP Obligations and shall be applied as provided in ARTICLE 5 hereof.

                  (b) LEASE. If a Liquidation Event of Default or a Limited Liquidation Event of Default shall have occurred and be continuing, the Trustee, at the direction of the Requisite Investors (in the case of a Liquidation Event of Default) or the Required Noteholders (in the case of a Limited Liquidation Event of Default), shall direct NFLP and the Master Collateral Agent to exercise (and NFLP agrees to exercise) all rights, remedies, powers, privileges and claims of NFLP against National and National's Franchisees under or in connection with the Lease, the Subleases, the Master Collateral Agency Agreement and any of the Related Documents and against any party to any Related Document, including the right or power to take any action to compel performance or observance by National, National's Franchisees, or any such party of its obligations to NFLP, the right to take possession of any of the Vehicles, and to give any consent, request, notice, direction, approval, extension or waiver in respect of the Lease, and any right of NFLP to take such action independent of such direction shall be suspended.

                  (c) MANUFACTURER PROGRAMS. If a Liquidation Event of Default or a Limited Liquidation Event of Default shall have occurred and be continuing, the Trustee may, and at the direction of the Requisite Investors (in the case of a Liquidation Event of Default) or at the direction of the Required Noteholders (in the case of a Limited Liquidation Event of Default) shall, direct the Master Collateral Agent, to exercise or cause NFLP or the Lessee, as applicable, to exercise all rights, remedies, powers, privileges and claims of NFLP, the Lessee or the Master Collateral Agent against the Manufacturers under or in connection

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

         with the Manufacturer Programs. Upon the occurrence of a Liquidation Event of Default, the Trustee shall promptly instruct the Master Collateral Agent to return or to cause NFLP or the Lessee, as applicable, to return the Program Vehicles to the related Manufacturers (after the minimum holding period specified in the Manufacturer's Manufacturer Program) and then, to the extent any Manufacturer fails to accept any such Vehicles under the terms of the applicable Manufacturer Program, to direct the Master Collateral Agent to liquidate or to cause NFLP or the Lessee, as applicable, to liquidate the Vehicles in accordance with the rights of NFLP under the Lease and to otherwise sell or cause to be sold to third parties all Non-Program Vehicles in accordance with the rights of NFLP under the Lease. Upon the occurrence of a Limited Liquidation Event of Default, the Trustee shall promptly instruct the Master Collateral Agent to return or to cause NFLP or the Lessee, as applicable, to return Program Vehicles to the related Manufacturers and to use commercially reasonable efforts to sell Non-Program Vehicles or cause Non-Program Vehicles to be sold to third parties to generate proceeds in an amount sufficient to pay all interest and principal on the related Series of Notes, and to the extent that any Manufacturer fails to accept any such Program Vehicles under the terms of the applicable Manufacturer Program, to direct the Master Collateral Agent to return or to cause NFLP or the Lessee, as applicable to liquidate the Vehicles in accordance with the rights of NFLP under the Lease.

                  (d) NFLP FLEET FINANCE AGREEMENT. Notwithstanding anything to the contrary contained herein, if a Liquidation Event of Default or a Limited Liquidation Event of Default shall have occurred and be continuing, the Trustee shall take such action to cause Vehicles manufactured by GM to be turned back to GM in such manner as NFLP has instructed the Trustee in writing (and NFLP hereby agrees to provide such instructions) to preserve any and all of NFLP's right to receive payments from GM under the NFLP Fleet Finance Agreement in respect of deficiencies in the sale prices of such Vehicles as described thereunder; PROVIDED that the Trustee shall not return such Vehicles to GM if it is instructed not to do so by Holders of Notes evidencing 66-2/3% or more of the Aggregate Invested Amount; PROVIDED FURTHER, that the Noteholders shall not be entitled to direct the Trustee to cause Vehicles manufactured by GM to be turned back or sold in any manner that would not preserve NFLP's rights under the NFLP Fleet Finance Agreement described above.

                  (e) FAILURE OF NFLP, THE LESSEE OR THE MASTER COLLATERAL AGENT TO TAKE ACTION. If NFLP, National or the Master Collateral Agent shall have failed, within 15 Business Days of receiving the direction of the Trustee, to take commercially reasonable action to accomplish directions of the Trustee given pursuant to CLAUSES (B) or (C) above, the Trustee may (and at the direction of the Required Noteholders of the affected Series of Notes (with respect to any Limited Liquidation Event of Default) or the Requisite Investors (with respect to any Amortization Event or any Liquidation Event of Default) shall, take such

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

         previously directed action (and any related action as permitted under this Indenture thereafter determined by the Trustee to be appropriate without the need under this provision or any other provision under this Indenture to direct NFLP, National or the Master Collateral Agent to take such action) on behalf of NFLP and the Noteholders.

                  (f) RIGHT TO APPOINTMENT OF RECEIVER. In the event that the Trustee determines to take action pursuant to the provisions of CLAUSE
         (E) above, the Trustee may, without notice to NFLP, the Servicer or the Lessee, direct the Master Collateral Agent to take legal proceedings for the appointment of a receiver to take possession of Acquired Vehicles pending the sale thereof and in any such event the Trustee shall be entitled to the appointment of a receiver, and neither NFLP, the Servicer or the Lessee shall object to such appointment.

                  (g) RIGHT OF NFLP TO CURE ASSET AMOUNT DEFICIENCY. Notwithstanding anything to the contrary contained in this ARTICLE 9, if (i) a Rapid Amortization Period commences with respect to any Series of Notes as a result of an Amortization Event described in SECTION 9.1(F), (ii) during such Rapid Amortization Period (but prior to the Series Termination Date with respect to such Series of Notes) the Asset Amount Deficiency is cured, (iii) no other Amortization Event then exists and is continuing, and (iv) NFLP delivers to the Trustee an Officer's Certificate stating that such Asset Amount Deficiency has been cured and requesting that such Rapid Amortization Period terminate, then such Rapid Amortization Period shall automatically terminate as of the date the foregoing conditions are satisfied and the applicable Revolving Period, Accumulation Period or Controlled Amortization Period that would have been in effect if such Rapid Amortization Period had not commenced shall commence or recommence; PROVIDED, HOWEVER, (x) no Revolving Period, Accumulation Period or Controlled Amortization Period shall be extended as a result of such Rapid Amortization Period interrupting the applicable Revolving Period, Accumulation Period or Controlled Amortization Period, (y) no Controlled Amortization Amount shall change as a result of such Rapid Amortization Period changing the timing or amounts of payments made during any applicable Controlled Amortization Period and NFLP shall be obligated to pay the full amount of all Controlled Distribution Amounts (PROVIDED that, with respect to each Series of Notes, the payments of principal received by the Noteholders of such Series during the terminated Rapid Amortization Period will be credited against the controlled amortization payments scheduled to be made during the Controlled Amortization Period for such Series (whether such controlled amortization payments were originally scheduled to be made during the period of time in which the terminated Rapid Amortization Period was occurring or are scheduled to be made thereafter) such that the Controlled Amortization Period for such Series will not terminate sooner than originally contemplated), and (z) if at the time of the termination of such Rapid Amortization Period pursuant to the provisions of this

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

         SECTION 9.2 such Series of Notes would otherwise be in a Rapid Amortization Period, then such Rapid Amortization Period will not terminate but shall continue uninterrupted.

                  (h) If on the Series Termination Date any Notes of a Series are Outstanding and all Collateral and Master Collateral allocable to such Series has been liquidated and the amount of all proceeds reasonably expected to be received by the Trustee on account of such liquidation has been determined, the Trustee shall direct NFLP to, and NFLP shall, draw on the Demand Note in an amount equal to the Invested Amount of the Notes of the applicable Series which will remain Outstanding after receipt of all such liquidation proceeds.

                  SECTION 9.3. SPECIAL PROVISIONS CONCERNING REMEDIES UPON LIQUIDATION EVENT OF DEFAULT IN CONJUNCTION WITH A MANUFACTURER EVENT OF DEFAULT OR INABILITY TO TURN BACK UNDER MANUFACTURER PROGRAM


                  (a) Upon the occurrence of a Liquidation Event of Default in conjunction with a Manufacturer Event of Default, the Trustee shall have the right to (and shall, upon the direction of the Requisite Investors) direct the Master Collateral Agent to, or cause NFLP, the Lessee or the Servicer to, take such reasonable actions at reasonable expense necessary to sell any or all of the Program Vehicles manufactured by such Manufacturer at a public or private sale. If the Master Collateral Agent, NFLP, the Lessee or the Servicer shall have failed, within 15 Business Days of receiving the direction of the Trustee, to take commercially reasonable action to accomplish such directions of the Trustee, the Trustee may take such previously directed action (and any related action as permitted under this Indenture thereafter determined by the Trustee to be appropriate without the need under this provision or any other provision under this Indenture to direct NFLP to take such action) on behalf of NFLP and the Noteholders. The Trustee may institute legal proceedings for the appointment of a receiver or receivers (to which the Trustee shall be entitled as a matter of right) to take possession of the Vehicles pending the sale thereof pursuant either to the powers of sale granted by this Indenture or to a judgment, order or decree made in any judicial proceeding for the foreclosure or involving the enforcement of this Indenture.

                  (b) Upon any sale of any of the Collateral directly by the Trustee, or by the Master Collateral Agent at the direction of the Trustee, whether made under the power of sale given under SECTION 9.2(C), this SECTION 9.3 or under judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of this Indenture:

                  (i) the Trustee, any Noteholder and/or any Enhancement Provider may bid for and purchase the property being sold, and upon compliance with the terms

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

         of sale may hold, retain and possess and dispose of such property in its own absolute right without further accountability;

                  (ii) the Trustee, or the Master Collateral Agent at the direction of the Trustee, may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

                  (iii) the Trustee is hereby irrevocably appointed the true and lawful attorney-in-fact of NFLP, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property of NFLP thus sold and for such other purposes as are necessary or desirable to effectuate the provisions (including, without limitation, this SECTION 9.3) of this Indenture, and for that purpose it may execute and deliver all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more Persons with like power, NFLP hereby ratifying and confirming all that its said attorney, or such substitute or substitutes, shall lawfully do by virtue hereof, but if so requested by the Trustee or by any purchaser, NFLP shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser all such property, deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;

                  (iv) all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of NFLP of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against NFLP, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under NFLP, its successors or assigns;

                  (v) the receipt of the Trustee or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof; and

                  (vi) to the extent that it may lawfully do so, NFLP agrees that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension or redemption laws, or any law permitting it to direct the order in which the Vehicles shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Indenture or any of the Related Documents.

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

                  (c) In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Collateral, the Trustee shall (subject to the foregoing provisions in respect of the Vehicles) have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.

                  SECTION 9.4. OTHER REMEDIES

                  Subject to the terms and conditions of this Indenture, if an Amortization Event occurs and is continuing, the Trustee may pursue any remedy available under applicable law or in equity to collect the payment of principal or interest on the Notes (or the applicable Series of Notes, in the case of an Amortization Event that affects only one Series of Notes) or to enforce the performance of any provision of the Notes, this Indenture or any Supplement. If an Amortization Event has occurred in accordance with SECTION 9.1, the Trustee shall instruct NFLP to cease issuing Notes and the right of NFLP to issue Notes shall automatically terminate. In addition, the Trustee may, or shall at the direction of the Requisite Investors (or the Required Noteholders, in the case of an Amortization Event that affects only one Series of Notes), direct NFLP or the Master Collateral Agent to exercise any rights or remedies available under any Related Document or under applicable law or authorized by a court of equity.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any such proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.

                  SECTION 9.5. WAIVER OF PAST EVENTS

                  Subject to SECTION 12.2 hereof, the Noteholders of any Series owning an aggregate principal amount of Notes in excess of 66-2/3% of the aggregate principal amount of the Outstanding Notes of such Series, by notice to the Trustee, may waive any existing Potential Amortization Event or Amortization Event related to CLAUSES (a), (b), (c), (e)(ii), (i) and (j) of SECTION 9.1 which relate to such Series and its consequences except a continuing Potential Amortization Event or Amortization Event in the payment of the principal of or interest on any Note. Upon any such waiver, such Potential Amortization Event shall cease to exist with respect to such Series, and any Amortization Event with respect to such Series arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Potential Amortization Event or impair any right consequent thereon. A Potential Amortization Event or an Amortization Event related to CLAUSES (d), (e)(i), (f), (g), or (h) of SECTION 9.1 shall not be subject to waiver.

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                  SECTION 9.6. CONTROL BY REQUISITE INVESTORS

                  The Requisite Investors (or, to the extent such remedy relates only to a particular Series of Notes, the Required Noteholders of such Series) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, subject to SECTION 10.1, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Noteholders, or that may involve the Trustee in personal liability.

                  SECTION 9.7. LIMITATION ON SUITS

                  Any other provision of this Indenture to the contrary notwithstanding, a Noteholder may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) The Noteholder gives to the Trustee written notice of a continuing Amortization Event;

                  (b) The Noteholders of at least 25% in principal amount of all then Outstanding Notes of such Series make a written request to the Trustee to pursue the remedy;

                  (c) Such Noteholder or Noteholders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) The Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) During such 60-day period the Required Noteholders do not give the Trustee a direction inconsistent with the request.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

                  SECTION 9.8. UNCONDITIONAL RIGHTS OF HOLDERS TO RECEIVE
                               PAYMENT

                  Notwithstanding any other provision of this Indenture, the right of any Noteholder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Noteholder.

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                  SECTION 9.9. COLLECTION SUIT BY THE TRUSTEE

                  If any Amortization Event specified in CLAUSES (A) or (B) of
SECTION 9.1 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against NFLP for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  SECTION 9.10. THE TRUSTEE MAY FILE PROOFS OF CLAIM

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to NFLP (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under SECTION 10.5 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under SECTION 10.5 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, Notes and other properties which the Noteholders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

                  SECTION 9.11. PRIORITIES

                  If the Trustee collects any money pursuant to this Article, the Trustee shall pay out the money in accordance with the provisions of ARTICLE 5 of this Indenture.

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                  SECTION 9.12. UNDERTAKING FOR COSTS

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to SECTION 9.7, or a suit by Noteholders of more than 10% in principal amount of all then outstanding Notes.

                  SECTION 9.13. RIGHTS AND REMEDIES CUMULATIVE

                  No right or remedy herein conferred upon or reserved to the Trustee or to the holders of Notes is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Indenture or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 9.14. DELAY OR OMISSION NOT WAIVER

                  No delay or omission of the Trustee or of any holder of any Note to exercise any right or remedy accruing upon any Amortization Event shall impair any such right or remedy or constitute a waiver of any such Amortization Event or an acquiescence therein. Every right and remedy given by this ARTICLE 9 or by law to the Trustee or to the holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders of Notes, as the case may be.

                  SECTION 9.15. REASSIGNMENT OF SURPLUS

                  After termination of this Indenture and the payment in full of NFLP Obligations, any proceeds of all the Collateral received or held by the Trustee shall be turned over to NFLP and the Collateral shall be reassigned to NFLP by the Trustee without recourse to the Trustee and without any representations, warranties or agreements of any kind.

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                                   ARTICLE 10

                                   THE TRUSTEE

                  SECTION 10.1. DUTIES OF THE TRUSTEE

                  (a) If an Amortization Event has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; PROVIDED, HOWEVER, that the Trustee shall have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Amortization Event of which a Trust Officer has not received notice; PROVIDED, FURTHER, HOWEVER, that the preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee's negligence or willful misconduct.

                  (b) Except during the occurrence and continuance of an Amortization Event:

                  (i) The Trustee undertakes to perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) This clause does not limit the effect of CLAUSE (b) of this SECTION 10.1.

                  (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to SECTION 9.4.

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

                  (iv) The Trustee shall not be charged with knowledge of any default by the Servicer or the Lessee in the performance of its obligations under any Related Document, unless a Trust Officer of the Trustee (a) receives written notice of such failure from National or any Holders of Notes evidencing not less than 10% of the aggregate principal amount of the Notes of any Series adversely affected thereby or (b) otherwise has actual knowledge thereof.

                  (d) Notwithstanding anything to the contrary contained in this Indenture or any of the Related Documents, no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability if there is reasonable ground (as determined by the Trustee in its sole discretion) for believing that the repayment of such funds is not reasonably assured to it by the security afforded to it by the terms of this Indenture. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  (e) In the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Indenture, the Trustee shall be obligated as soon as practicable upon actual knowledge of a Trust Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

                  (f) Subject to SECTION 10.3, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or the Related Documents. The Trustee may allow and credit to NFLP interest agreed upon by NFLP and the Trustee from time to time as may be permitted by law.

                  SECTION 10.2. RIGHTS OF THE TRUSTEE

                  Except as otherwise provided by SECTION 10.1:

                  (a) The Trustee may rely and shall be protected in acting or refraining from acting based upon any document believed by it to be genuine and to have been signed or presented by the proper person.

                  (b) The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

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

                  (c) The Trustee may act through agents, custodians and nominees appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by the Indenture.

                  (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any Supplement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture or any Supplement, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of a default by the Servicer or NFLP (which has not been cured), to exercise such of the rights and powers vested in it by this Indenture or any Supplement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (f) The Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Required Noteholders of any Series which could be adversely affected if the Trustee does not perform such acts; PROVIDED, HOWEVER, that within two Business Days of its receipt of any Monthly Certificate, the Trustee shall verify the mathematical computations contained therein on the form attached hereto as EXHIBIT E, based solely on the information and amounts received, and calculations required to be made, by the Trustee pursuant to the Indenture, and shall notify the Servicer and each of the Rating Agencies of the accuracy of such computations or of any discrepancies therein, PROVIDED that the rounding of numbers will not constitute a discrepancy, whereupon the Servicer shall deliver to the Rating Agencies within 5 Business Days thereafter a certificate describing the nature and cause of any such discrepancies and the action that the Servicer proposes to take with respect thereto. Concurrently with its notice to each of the Rating Agencies referred to above, the Trustee shall provide the Rating Agencies with a certificate, signed by an authorized officer of the Trustee, disclosing whether or not the Trustee has actual knowledge of any Amortization Event (and, if it does have actual knowledge of any Amortization Event, specifying the nature of that event).

                  (g) The Trustee shall not be liable for any losses or liquidation penalties in connection with Permitted Investments, unless such losses or

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

         liquidation penalties were incurred through the Trustee's own willful misconduct, negligence or bad faith.

                  (h) The Trustee shall have the right, but not the obligation to file or record any document or instrument necessary or advisable to evidence the security interest in the Collateral granted pursuant to this Indenture.

                  SECTION 10.3. INDIVIDUAL RIGHTS OF THE TRUSTEE

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with NFLP or an Affiliate of NFLP with the same rights it would have if it were not Trustee. Any Paying Agent may do the same with like rights. However, the Trustee is subject to
SECTION 10.8.

                  SECTION 10.4. NOTICE OF AMORTIZATION EVENTS AND POTENTIAL AMORTIZATION EVENTS

                  If an Amortization Event or a Potential Amortization Event occurs and is continuing and if a Trust Officer of the Trustee receives written notice thereof, the Trustee shall promptly provide the Noteholders with notice of such Amortization Event or the Potential Amortization Event, if such Notes are represented by a Global Note, by telephone and facsimile, and, if such Notes are represented by Definitive Notes, by first class mail.

                  SECTION 10.5. COMPENSATION

                  (a) NFLP shall cause the Servicer to promptly pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as set forth in the letter agreement dated as of April 30, 1996 between the Servicer and the Trustee, as may be amended from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. NFLP shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include (i) the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel and (ii) the reasonable expenses of the Trustee's agents in administering the Collateral.

                  (b) The indemnification provisions in favor of the Trustee and its officers, directors, agents and employees provided for in the Lease are hereby incorporated by reference with the same force and effect as if set forth herein in full. NFLP shall not be required to reimburse any expense or indemnify the Trustee against any loss, liability, or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

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

                  (c) When the Trustee incurs expenses or renders services after an Amortization Event occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.

                  (d) The provisions of this SECTION 10.5 shall survive the termination of this Indenture and the resignation and removal of the Trustee.

                  SECTION 10.6. REPLACEMENT OF THE TRUSTEE

                  (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  (b) The Trustee may, after giving sixty (60) days prior written notice to NFLP and to each Noteholder, resign at any time and be discharged from the trust hereby created by so notifying NFLP and the Servicer; PROVIDED, HOWEVER, that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligations of the Trustee hereunder. The Requisite Investors may remove the Trustee by so notifying the Trustee, the Servicer and NFLP. NFLP or the Servicer may remove the Trustee if:

                  (i) the Trustee fails to comply with SECTION 10.8;

                  (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee as a debtor under the Bankruptcy Code;

                  (iii) a custodian or public officer takes charge of the Trustee or its property; or

                  (iv) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, NFLP shall promptly appoint a successor Trustee.

                  (c) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Servicer, NFLP or any Secured Party may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (d) If the Trustee, after written request by any Noteholder who has been a Noteholder for at least six months, fails to comply with
         SECTION 10.8, such Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

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

                  (e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, the Servicer and NFLP. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and any Supplement. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; PROVIDED, HOWEVER, that all sums owing to the Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this SECTION 10.6, NFLP's obligations under SECTION 10.5 hereof shall continue for the benefit of the retiring Trustee.

                  SECTION 10.7. SUCCESSOR TRUSTEE BY MERGER, ETC

                  Subject to SECTION 10.8, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

                  SECTION 10.8. ELIGIBILITY DISQUALIFICATION

                  (a) There shall at all times be a Trustee hereunder which shall be (i) a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, (ii) subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, and (iii) if such Trustee is other than The Bank of New York as the original Trustee hereunder, acceptable to the Requisite Investors.

                  (b) At any time the Trustee shall cease to satisfy the eligibility requirements of CLAUSES (A)(I) or (A)(II) above, the Trustee shall resign immediately in the manner and with the effect specified in SECTION 10.6.

                  SECTION 10.9. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE

                  (a) Notwithstanding any other provisions of this Indenture or any Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Collateral, or any part thereof, and, subject to the other provisions of this SECTION 10.9, such powers, duties, obligations, rights and trusts as the Trustee

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

         may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under SECTION 10.8 of and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under SECTION 10.6 of this Base Indenture. No co-trustee shall be appointed without the consent of the Servicer unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder.

                  (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) The Notes of each Series shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;

                  (ii) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform, such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (iii) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iv) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this ARTICLE 10. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture and any Supplement, specifically including every provision of this Indenture or any Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

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

                  (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Indenture or any Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  (e) In connection with the appointment of a co-trustee, the Trustee may, at any time, at the Trustee's sole cost and expense, without notice to the Noteholders, delegate its duties under this Base Indenture and any Supplement to any Person who agrees to conduct such duties in accordance with the terms hereof; PROVIDED, HOWEVER, that no such delegation shall relieve the Trustee of its obligations and responsibilities hereunder with respect to any such delegated duties.

                  SECTION 10.10. REPRESENTATIONS AND WARRANTIES OF TRUSTEE

                  The Trustee represents and warrants that:

                  (i) The Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York;

                  (ii) The Trustee has full power, authority and right to execute, deliver and perform this Indenture and any Supplement issued concurrently with this Indenture and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and any Supplement issued concurrently with this Indenture and to authenticate the Notes;

                  (iii) This Indenture has been duly executed and delivered by the Trustee; and

                  (iv) The Trustee meets the requirements of eligibility as a trustee hereunder set forth in SECTION 10.8 hereof.

                                   ARTICLE 11

                             DISCHARGE OF INDENTURE

                  SECTION 11.1. TERMINATION OF NFLP'S OBLIGATIONS

                  (a) This Indenture shall cease to be of further effect (except that NFLP's obligations under SECTION 10.5 and NFLP's, the Trustee's and Paying Agent's obligations under SECTION 11.3 shall survive) when all Outstanding Notes

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

         theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) to the Trustee for cancellation and NFLP has paid all sums payable hereunder.

                  (b) In addition, except as may be provided to the contrary in any Supplement, NFLP may terminate all of its obligations under this Indenture if:

                  (i) NFLP irrevocably deposits in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Trustee and NFLP under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations sufficient to pay when due principal and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder; PROVIDED, HOWEVER, that (1) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (2) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes;

                  (ii) NFLP delivers to the Trustee an Officer's Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel and a certificate from a firm of certified public accountants to the same effect; and

                  (iii) NFLP delivers to the Trustee an Officer's Certificate stating that no Potential Amortization Event or Amortization Event, in either case, described in SECTION 9.1(D) shall have occurred and be continuing on the date of such deposit.

Then, this Indenture shall cease to be of further effect (except as provided in this paragraph), and the Trustee, on demand of NFLP, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture.

                  (c) After such irrevocable deposit made pursuant to SECTION 11.1(B) and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of NFLP's obligations under this Indenture except for those surviving obligations specified above.

                  In order to have money available on a payment date to pay principal or interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

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                  "U.S. Government Obligations" means direct obligations of the
United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged.

                  SECTION 11.2. APPLICATION OF TRUST MONEY

                  The Trustee or a trustee satisfactory to the Trustee and NFLP shall hold in trust money or U.S. Government Obligations deposited with it pursuant to SECTION 11.1. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent in accordance with this Indenture to the payment of principal and interest on the Notes.

                  The provisions of this SECTION shall survive the expiration or earlier termination of this Indenture.

                  SECTION 11.3. REPAYMENT TO NFLP

                  The Trustee and the Paying Agent shall promptly pay or return to NFLP upon written request any excess money or, pursuant to SECTIONS 2.11 and 2.14, any Notes held by them at any time.

                  Subject to SECTION 2.7(c), the Trustee and the Paying Agent shall pay to NFLP upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due.

                  The provisions of this SECTION shall survive the expiration or earlier termination of this Indenture.

                                   ARTICLE 12

                                   AMENDMENTS

                  SECTION 12.1. WITHOUT CONSENT OF THE NOTEHOLDERS

                  Without the consent of any Noteholder but with the consent of the Rating Agencies, NFLP, the Trustee, and any applicable Enhancement Provider, at any time and from time to time, may enter into one or more Supplements hereto, in form satisfactory to the Trustee, for any of the following purposes;

                  (a) to create a new Series of Notes (including, without limitation, making such modifications to the Indenture and the other Related Documents as may be required to issue a Segregated Series of Notes; PROVIDED, HOWEVER, that the creation of any Segregated Series of Notes shall not result in a material adverse effect on the Noteholders or Note Owners of any Series unless the Required

         Noteholders of such Series shall have given their prior written consent to the creation thereof);

                  (b) to add to the covenants of NFLP for the benefit of the Noteholders of all or any Series of Notes (and if such covenants are to be for the benefit of less than all Series of Notes, stating that such covenants are expressly being included solely for the benefit of such Series) or to surrender any right or power herein conferred upon NFLP (PROVIDED, HOWEVER, that NFLP will not pursuant to this SUBSECTION 12.1(B) surrender any right or power it has against the Servicer, the Lessee or any Manufacturer);

                  (c) to mortgage, pledge, convey, assign and transfer to the Trustee any property or assets as security for the Notes and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the Indenture or as may, consistent with the provisions of the Indenture, be deemed appropriate by NFLP and the Trustee, or to correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee;

                  (d) to cure any mistake, ambiguity, defect, or inconsistency or to correct or supplement any provision contained herein or in any Supplement or in any Notes issued hereunder;

                  (e) to provide for uncertificated Notes in addition to certificated Notes;

                  (f) to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

                  (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

                  (h) to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture; PROVIDED, HOWEVER, that, as evidenced by an Opinion of Counsel, such action shall not adversely affect in any material respect the interests of any Noteholders. Upon the request of NFLP, accompanied by a resolution of the Board of Directors authorizing the execution of any Supplement to effect such amendment, and upon receipt by the

         Trustee and National of the documents described in SECTION 2.2 hereof, the Trustee shall join with NFLP in the execution of any Supplement authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Supplement which affects its own rights, duties or immunities under this Indenture or otherwise.

                  SECTION 12.2. WITH CONSENT OF THE NOTEHOLDERS

                  Except as provided in SECTION 12.1, the provisions of this Indenture and any Supplement (unless otherwise provided in such Supplement) and each other Related Document to which NFLP is a party may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by NFLP, National, the Trustee, any applicable Enhancement Provider, the Rating Agencies, and the Requisite Investors (or the Required Noteholders of a Series of Notes, in respect of any amendment, modification or waiver of or to this Indenture, the Supplement with respect to such Series of Notes or any Related Document which affects only the Noteholders of such Series of Notes and does not affect the Noteholders of any other Series of Notes, as substantiated by an Opinion of Counsel to such effect, which Opinion of Counsel may, to the extent same is based on any factual matter, rely upon an Officer's Certificate as to the truth of such factual matter). Notwithstanding the foregoing:

                  (i) any modification of this SECTION 12.2, any requirement hereunder that any particular action be taken by Noteholders holding the relevant percentage in principal amount of the Notes or any change in the definition of the terms "Aggregate Asset Amount" or "Asset Amount Deficiency" (other than in connection with the issuance of a Segregated Series of Notes), "Eligible Manufacturer" or "Eligible Manufacturer Program" (other than in connection with a waiver of such eligibility requirement by the Noteholders of any Series of Notes, but only to the extent so provided in the related Supplement in respect of such Series of Notes), "Invested Amount", "Invested Percentage", or the applicable amount of Enhancement or any defined term used for the purpose of any such definitions shall require the consent of each affected Noteholder; and

                  (ii) any amendment, waiver or other modification that would
         (a) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any Note (or reduce the principal amount of or rate of interest on any Note) shall require the consent of each affected Noteholder; (b) approve the assignment or transfer by NFLP of any of its rights or obligations hereunder or under any other Related Document to which it is a party except pursuant to the express terms hereof or thereof shall require the consent of each Noteholder; (c) release any obligor under any Related Document to which it is a party except pursuant to the express terms of such Related Document shall require the consent of each Noteholder; PROVIDED, HOWEVER, that the Liens on Vehicles may be released as provided in SECTION 3.5; (d) affect adversely the interests, rights or obligations of any Noteholder individually in comparison to any other Noteholder shall require the consent of such Noteholder; or (e) amend or otherwise modify any Amortization Event shall require the consent of each affected Noteholder.

No failure or delay on the part of any Noteholder or the Trustee in exercising any power or right under this Indenture or any other Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

                  SECTION 12.3. SUPPLEMENTS

                  Each amendment or other modification to this Indenture or the Notes shall be set forth in a Supplement. Each Supplement shall require the consent of the Rating Agencies. In addition to the manner provided in SECTIONS
12.1 and 12.2, each Supplement may be amended as provided for in such Supplement.

                  SECTION 12.4. REVOCATION AND EFFECT OF CONSENTS

                  Until an amendment or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder's Note, even if notation of the consent is not made on any Note. However, any such Noteholder or subsequent Noteholder may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. NFLP may fix a record date for determining which Noteholders must consent to such amendment or waiver.

                  SECTION 12.5. NOTATION ON OR EXCHANGE OF NOTES

                  The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. NFLP in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

                  SECTION 12.6. THE TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any Supplement authorized pursuant to this ARTICLE 12 if the Supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does have such adverse effect, the Trustee may, but need not, sign it. In signing such Supplement, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to SECTION 10.1, shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel as conclusive evidence that such Supplement is authorized or permitted by this Indenture and that it will be valid and binding upon NFLP in accordance with its terms. NFLP may not sign a Supplement until its Board of Directors approves it.

                                   ARTICLE 13

                                  MISCELLANEOUS

                  SECTION 13.1. NOTICES

                  (a) Any notice or communication by NFLP, the General Partner or the Trustee to the others shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other parties' respective addresses:

                  If to NFLP:

                  National Car Rental Financing Limited Partnership 7700 France Avenue South
                  Minneapolis, Minnesota  55435
                  Attn: Michael J. Becker
                  Phone:  (612) 830-2522
                  Fax:    (612) 830-2413

                  If to the General Partner:

                  National Car Rental Financing Corporation
                  7700 France Avenue South
                  Minneapolis, Minnesota 55435
                  Attn:  Michael J. Becker
                  Phone: (612) 830-2133
                  Fax:   (612) 830-2413

                  If to the Trustee:

                  The Bank of New York
                  101 Barclay Street
                  Floor 12 East
                  New York, New York  10286
                  Attn: Corporate Trust Division
                  Phone:  (212) 815-5218
                  Fax:    (212) 815-5999

                  NFLP, the General Partner or the Trustee by notice to the other parties may designate additional or different addresses for subsequent notices or communications; PROVIDED, HOWEVER, NFLP may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

                  Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by telex or telecopier shall be deemed given on the date of delivery of such notice, and (iv) delivered by overnight air courier shall be deemed delivered one Business Day after the date that such notice is delivered to such overnight courier.

                  Notwithstanding any provisions of this Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to this Indenture or the Notes.

                  If NFLP mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and the Master Collateral Agent at the same time.

                  (b) Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice. In any case where notice to Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

                  SECTION 13.2. COMMUNICATION BY NOTEHOLDERS WITH OTHER
                                NOTEHOLDERS

                  Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or the Notes.

                  SECTION 13.3. CERTIFICATE AS TO CONDITIONS PRECEDENT

                  Upon any request or application by NFLP to the Trustee to take any action under this Indenture, NFLP shall furnish to the Trustee an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in SECTION 13.4) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with.

                  SECTION 13.4. STATEMENTS REQUIRED IN CERTIFICATE

                  Each certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that the Person giving such certificate has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

                  (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

                  SECTION 13.5. RULES BY THE TRUSTEE AND THE PAYING AGENT

                  The Trustee may make reasonable rules for action by or at a meeting of Noteholders.

                  SECTION 13.6. NO RECOURSE AGAINST OTHERS

                  A director, Authorized Officer, employee or stockholder of NFLP, as such, shall not have any liability for any obligations of NFLP under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability.

                  SECTION 13.7. DUPLICATE ORIGINALS

                  The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

                  SECTION 13.8. BENEFITS OF INDENTURE

                  Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

                  SECTION 13.9. PAYMENT ON BUSINESS DAY

                  In any case where any Distribution Date, redemption date or maturity date of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture) payment of interest or principal (and premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Distribution Date, redemption date, or maturity date; PROVIDED, HOWEVER, that no interest shall accrue for the period from and after such redemption date, or maturity date, as the case may be to and including such next Business Day.

                  SECTION 13.10. GOVERNING LAW

                  The laws of the State of New York, including, without limitation, the UCC, but excluding any conflicts of laws, shall govern and be used to construe this Indenture and the Notes and the rights and duties of the Trustee, Registrar, Paying Agent, Noteholders and Note Owners.

                  SECTION 13.11. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of NFLP or an Affiliate of NFLP. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  SECTION 13.12. SUCCESSORS

                  All agreements of NFLP in this Indenture and the Notes shall bind its successor; PROVIDED, HOWEVER, NFLP may not assign its obligations or rights under this Indenture or any Related Document. All agreements of the Trustee in this Indenture shall bind its successor.

                  SECTION 13.13. SEVERABILITY

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 13.14. COUNTERPART ORIGINALS

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  SECTION 13.15. TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                  SECTION 13.16. TERMINATION; COLLATERAL

                  This Indenture, and any grants, pledges and assignments hereunder, shall become effective concurrently with the issuance of the first Series of Notes and shall terminate when (a) all NFLP Obligations shall have been fully paid and satisfied, (b) the obligations of each Enhancement Provider under any Enhancement and related documents have terminated, and (c) any Enhancement shall have terminated, at which time the Trustee, at the request of NFLP and upon receipt of an Officer's Certificate from NFLP to the effect that the conditions in CLAUSES (A), (B) and (C) above have been complied with and upon receipt of a certificate from the Trustee and each Enhancement Provider to the effect that the conditions in CLAUSES (A), (B) and (C) above relating to NFLP Obligations to the Noteholders and each Enhancement Provider have been complied with, shall reassign (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all Collateral and documents then in the custody or possession of the Trustee promptly to NFLP.

                  NFLP and the Secured Parties hereby agree that, if any Deposited Funds remain on deposit in the Collection Account after the termination of this Indenture, such amounts shall be released by the Trustee and paid to NFLP.

                  SECTION 13.17. NO BANKRUPTCY PETITION AGAINST NFLP OR THE
                                 GENERAL PARTNER

                  Each of the Secured Parties, the Servicer, the Retained Interestholder and the Trustee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against NFLP or the General Partner any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law; PROVIDED, HOWEVER, that nothing in this SECTION 13.17 shall constitute a waiver of any right to indemnification, reimbursement or other payment from NFLP or the General Partner pursuant to this Indenture. In the event that any such Secured Party, the Servicer, the Retained Interestholder or the Trustee takes action in violation of this SECTION 13.17, NFLP or the General Partner, as applicable, shall file an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Secured Party, the Servicer, the Retained Interestholder or the Trustee against NFLP or the General Partner or the commencement of such action and raising the defense that such Secured Party, the Servicer, the Retained Interestholder or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this SECTION 13.17 shall survive the termination of this Indenture, and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by any Secured Party, the Servicer, the Retained Interestholder or the Trustee in the assertion or defense of its claims in any such proceeding involving NFLP or the General Partner.

                  SECTION 13.18. NO RECOURSE

                  The obligations of NFLP under this Indenture are solely the obligations of NFLP and are payable solely from the assets of NFLP. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Indenture against any limited partner of NFLP or against the capital or any other asset of the General Partner or against any stockholder, employee, officer, director or incorporator of the General Partner. Fees, expenses or costs payable by NFLP hereunder shall be payable by NFLP to the extent and only to the extent that NFLP is reimbursed therefor pursuant to the Lease or the Related Documents, or funds are then available or thereafter become available for such purpose pursuant to Article 5.

                  IN WITNESS WHEREOF, the Trustee and NFLP have caused this Base Indenture to be duly executed by their respective duly authorized officers as of the day and year first written above.

                                            NATIONAL CAR RENTAL FINANCING
                                            LIMITED PARTNERSHIP,
                                            as Issuer

                                            By: NATIONAL CAR RENTAL FINANCING
                                                   CORPORATION,
                                                   its General Partner

                                                   By: Illegible
                                                      -------------------------
                                                      Name:
                                                      Title:


                                            THE BANK OF NEW YORK,
                                              as Trustee

                                            By: Illegible
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT A


                          FORM OF TRANSFER CERTIFICATE


CERTIFICATE TO BE DELIVERED UPON * [ ] EXCHANGE OF A BENEFICIAL INTEREST IN THE RESTRICTED GLOBAL NOTE FOR DEFINITIVE SECURITIES OR [ ] EXCHANGE OR REGISTRATION OF TRANSFER OF DEFINITIVE SECURITIES

To:      The Bank of New York, as Registrar
               National Car Rental Financing Limited Partnership

Re: National Car Rental Financing Limited Partnership Rental Car Asset Backed Notes

                  This Certificate relates to $__________ principal amount of Notes held in [ ]* book-entry or definitive form by ___________________________(the
[insert name of transferor]
"TRANSFEROR") (CUSIP No. ____) issued pursuant to an Indenture dated April 30, 1996 between National Car Rental Financing Corporation and The Bank of New York (the "BASE INDENTURE"). Capitalized terms used herein and not otherwise defined shall have the meanings given thereto in the Base Indenture.

The Transferor has requested the Registrar by written order to exchange or register the transfer of a Note or Notes.

                  In connection with such request and in respect of each such Note, the Transferor does hereby certify as follows:*

                   [ ] Such Note is being acquired for its own account, without transfer.

                   [ ] Such Note is being transferred to (i) a qualified institutional buyer (as defined in Rule 144A(a)(1) under the Securities Act of 1933, as amended (the "SECURITIES ACT")) in reliance of Rule 144A, (ii) pursuant to an exemption from registration in accordance with Regulation S under the Securities Act or (iii) pursuant to Rule 144 of the Securities Act.

                                     A-3-1

                   [ ] Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, Rule 144 or Regulation S under the Securities Act and in compliance with other applicable state and federal securities laws and an opinion of counsel is being furnished simultaneously with the delivery of this Certificate as required under Section 2.9(a)(i)(C) of the Base Indenture.

- --------------------------------------------------------------------------------

                                             [INSERT NAME OF TRANSFEROR]
                                             By:________________________________
Date:

* Check applicable box.

                                                                     EXHIBIT A-3


                          FORM OF TRANSFER CERTIFICATE
                 FOR EXCHANGE OR TRANSFER FROM RESTRICTED GLOBAL
                          NOTE TO TEMPORARY GLOBAL NOTE
                          -----------------------------
                       (exchanges or transfers pursuant to
                       Section 2.9 of the Base Indenture)


The Bank of New York,
  as Registrar
101 Barclay Street
Floor 12 East
New York, New York  10286
Attn: Corporate Trust Administration - Asset Backed Unit

         Re:      National Car Rental Financing Limited Partnership ("NFLP")
                           Asset Backed Rental Car Notes

                  Reference is hereby made to the Base Indenture, dated as of April 30, 1996 (the "BASE Indenture"), between NFLP and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Base Indenture.

                  This letter relates to ________________ principal amount of Series ____ Notes represented by a beneficial interest in the Restricted Global Series ____ Note (CUSIP No. ___) held with DTC by or on behalf of [transferor] as beneficial owner (the "TRANSFEROR"). The Transferor has requested an exchange or transfer of its beneficial interest for an interest in the Temporary Global Series ____ Note (CUSIP (CINS) No. ___) to be held with [Euroclear] [Cedel] (ISIN Code ___) (Common Code ___) through DTC.

                  In connection with such request and in respect of such Series ____ Note, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Series ____ Notes and pursuant to and in accordance with Regulation S under the Securities Act, and accordingly the Transferor does hereby certify that:

                  (1) the offer of the Series ____ Notes was not made to a person in the United States;

                  (2) (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                      (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the

                                     A-3-1

         Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) upon completion of the transaction, the beneficial interest being transferred as described above was held with DTC through Euroclear or Cedel or both (Common Code ___ (ISIN Code ___)).

                  This certificate and the statements contained herein are made for your benefit and the benefit of NFLP and the Placement Agents.

                                            [Insert Name of Transferor]

                                            By: ______________________
                                                Name:
                                                Title:
Dated: _________, 199_

                                     A-3-2

                                                                    EXHIBIT A-4


                          FORM OF TRANSFER CERTIFICATE
                 FOR EXCHANGE OR TRANSFER FROM RESTRICTED GLOBAL
                          NOTE TO PERMANENT GLOBAL NOTE
                 -----------------------------------------------
                       (exchanges or transfers pursuant to
                       Section 2.9 of the Base Indenture)


The Bank of New York,
  as Registrar
101 Barclay Street
Floor 12 East
New York, New York  10286
Attn: Corporate Trust Administration - Asset Backed Unit

         Re:      National Car Rental Financing Limited Partnership ("NFLP")
                          Asset Backed Rental Car Notes

                  Reference is hereby made to the Base Indenture, dated as of April 30, 1996 (the "BASE Indenture"), between NFLP and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Base Indenture.

                  This letter relates to ________________ principal amount of Series ____ Notes represented by a beneficial interest in the Restricted Global Series ____ Note (CUSIP No. ___) held with DTC by or on behalf of [transferor] as beneficial owner (the "TRANSFEROR"). The Transferor has requested an exchange or transfer of its beneficial interest for an interest in the Permanent Global Series ____ Note (CUSIP (CINS) No.[___]).

                  In connection with such request and in respect of such Series ____ Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Series ____ Notes and (i) that, with respect to transfers made in reliance on Regulation S under the Securities Act:

                  (1) the offer of the Series ____ Notes was not made to a person in the United States;

                  (2) (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                      (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the

                                     A-4-1

         Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) that, with respect to transfers made in reliance on Rule 144A under the Securities Act, the Series ____ Notes are being transferred in a transaction permitted by Rule 144A under the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of NFLP and the Placement Agents.

                                                 [Insert Name of Transferor]


                                                  By: ______________________
                                                      Name:
                                                      Title:
Dated: __________, 199_


                                     A-4-2

                                                                     EXHIBIT A-5


                  FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR
                       EXCHANGE FROM TEMPORARY GLOBAL NOTE
                            TO RESTRICTED GLOBAL NOTE
                  --------------------------------------------
                       (exchanges or transfers pursuant to
                       Section 2.9 of the Base Indenture)


The Bank of New York,
  as Registrar
101 Barclay Street
Floor 12 East
New York, New York  10286
Attn: Corporate Trust Administration - Asset Backed Unit

         Re:      National Car Rental Financing Limited Partnership ("NFLP")
                        Asset Backed Rental Car Notes

                  Reference is hereby made to the Base Indenture, dated as of April 30, 1996 (the "BASE Indenture"), between NFLP and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This letter relates to __________________ principal amount of Series ____ Notes which are held in the form of the Permanent Global Series ____ Note (CUSIP (CINS) No. ) with Euroclear/Cedel1 (ISIN Code [ ]) (Common Code [ ]) through DTC by or on behalf of [transferor] as beneficial owner (the "TRANSFEROR"). The Transferor has requested an exchange or transfer of its beneficial interest in the Series ____ Notes for an interest in the Restricted Global Series ____ Note (CUSIP No. [ ]).

                  In connection with such request, and in respect of such Series ____ Notes, the Transferor does hereby certify that such Series ____ Notes are being transferred in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT") to a transferee that the Transferor reasonably believes is purchasing the Series ____ Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.



_______________________________

(1)     Select appropriate depositary.

                                     A-5-1

                  This certificate and the statements contained herein are made for your benefit and the benefit of NFLP and the Placement Agents.

                                                     [Insert Name of Transferor]


                                                     By: _____________________
                                                         Name:
                                                         Title:
Dated: ________________, 199_


                                     A-5-2

                                                                       EXHIBIT B


                       FORM OF CLEARING SYSTEM CERTIFICATE

Re:      National Car Rental Financing Limited Partnership
                  Rental Car Asset Backed Notes, Series [___]

                  If the Securities are of the category contemplated in Section 230.903(c) (3) of Regulation S under the Securities Act of 1933, as amended (the "ACT") then this is to certify with respect to the principal amount of Securities that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "MEMBER ORGANIZATIONS"), certifications with respect to such portion substantially to the effect set forth in the Indenture.

                  We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Global Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as the date hereof.

                  We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:   ____________________, 1999 (2)
                                              Yours faithfully,

                                              [MORGAN GUARANTY TRUST
                                              COMPANY OF NEW YORK,
                                              Brussels office, as
                                              operator of the Euroclear
                                              System]
                                                        or
                                              [CEDEL, Societe Anonyme]

                                              By _______________________________



____________________________

(2) To be dated no earlier than the earliest of the Exchange Date or the relevant Distribution Date or the redemption date (as the case may be).

                                                                       EXHIBIT C


                   FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP

Re:      National Car Rental Financing Limited Partnership
                  Rental Car Asset Backed Notes, Series [___]

                  If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the "ACT"), then this is to certify that, except as set forth below, (i) in the case of debt securities, the Securities are beneficially owned by (a) non-U.S. persons or (b) U.S. persons who purchased the Securities in transactions which did not require registration under the Act; or (ii) in the case of equity securities, the Securities are owned by (x) non-U.S. persons (and such person(s) are not acquiring the Securities for the account or benefit of U.S. person(s)) or (y) U.S. person(s) who purchased the Securities in a transaction which did not require registration under the Act. If this certification is being delivered in connection with the exercise of warrants pursuant to Section 230.902(m) of Regulation S under the Act, then this is further to certify that, except as set forth below, the Securities are being exercised by and on behalf of non-U.S. person(s). As used in this paragraph the terms "U.S. person" has the meaning given to it by Regulation S under the Act.

                  As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                  We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

                  This certification excepts and does not relate to U.S.$___________ of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

                  We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Date:    ______________, 19__(3)

By:     _____________________________________________
        As, or as agent for, the beneficial owner(s)
        of the Securities to which this certificate
        relates.






____________________________

(3) Not earlier than 15 days prior to the certification event to which the certification relates.

                                                                       EXHIBIT D

                              REPRESENTATION LETTER

                           (Restricted Note Purchaser)

[National Car Rental Financing Limited Partnership
7700 France Avenue South
Minneapolis, Minnesota  55435]

[The Bank of New York
101 Barclay Street
Floor 12 East
New York, New York  10286]

[Citicorp Securities, Inc.
399 Park Avenue
New York, New York  10043]

[CS First Boston Corporation
55 East 52 Street
Park Avenue Plaza
New York, New York  10055]

        Re:       National Car Rental Financing Limited Partnership
                           Series 1996-1 Rental Car Asset-Backed Notes

                           The undersigned purchaser ("PURCHASER") understands
that, with respect to U.S. persons, the purchase of the above-referenced Notes (the "NOTES") may be made only by institutions which are "Accredited Investors" under Regulation D, as promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), which includes banks, savings and loan associations, registered brokers and dealers, insurance companies, investment companies, and organizations described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "CODE"), corporations, business trusts and partnerships, or formed for the specific purpose of acquiring the Certificates offered, with total assets in excess of $5,000,000. The undersigned represents on behalf of the Purchaser that the Purchaser is an "Accredited Investor" within the meaning of such definition. Purchaser is urged to review carefully the responses, representations and warranties it is making herein.

        REPRESENTATIONS AND WARRANTIES

                           Purchaser makes the following representations and
warranties in order to permit [National Car Rental Financing Limited Partnership ("NFLP")] [Citicorp

Securities, Inc.] [CS First Boston Corporation] ("SELLER") to determine its suitability as a purchaser of Notes.

                           1. The execution and delivery of this Representation
Letter has been duly authorized by the Purchaser by all necessary corporate action on its part, including due authorization and approval by the Board of Directors of the Purchaser.

                           2. The Purchaser understands that the Notes have not
been and will not be registered in the United States under the Securities Act, and have not and will not be registered or qualified under the securities or "blue sky" laws of any jurisdiction, and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from such registration or qualification is available, that the Seller is not required to register the Notes and that any transfer must comply with the Indenture relating to the Notes.

                           3. The Purchaser will comply with all applicable
federal and state securities laws in connection with any subsequent resale of the Notes.

                           4. The Purchaser is a sophisticated institutional
investor and has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Notes and is able to bear the economic risk of such investment. The Purchaser has reviewed materials and information with respect to the Notes, NFLP and National Car Rental System, Inc. ("NATIONAL") as it deems necessary in order to make a decision to purchase the Notes, has been afforded the opportunity to make inquiry of the Seller, NFLP and National and it has received all information concerning the Notes, NFLP, National, the Indenture, the other Related Documents and any other matter relevant to its decision to purchase the Notes that it has requested, including, but not limited to, the private placement memorandum dated April 16, 1996, together with any amendment or supplement thereto.

                           5. The Purchaser is acquiring the Notes for its own
account (or for the account of one or more other institutional accredited investors for which it is acting as duly authorized fiduciary or agent) for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, subject nevertheless to any requirement of law that the disposition of the Purchaser's property shall at all times be and remain within its control. In the event that the Purchaser purchases any of the Notes, the Purchaser will acquire Notes having a minimum purchase price of not less than $1,000,000 for its own account or for any separate account for which the Purchaser is acting.

                           6. The Purchaser represents that either (a) it does
not qualify as (i) an employee benefit plan (as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), which is subject to the provisions of Title I of ERISA, (ii) a plan described in section 4975(e)(1) of the Code, or (iii) any entity whose underlying assets are deemed to be assets of a plan described in (i) or
(ii) above by reason of such plan's investment in the entity (as determined under Department of Labor Regulations, 29 C.F.R. ss. 2510.3-101 (1990) (any such entity described in clauses (i) through (iii), a "BENEFIT PLAN ENTITY") or (b) if the Purchaser is an entity described in clause (a), Purchaser represents that the purchase and holding of the Notes will not, throughout the term of the holding, constitute a non-exempt "prohibited transaction" under Section 406(a) of ERISA or Section 4975 of the Code.

                           7. Notes may be offered, resold, pledged or otherwise
transferred only (a) to NFLP, (b) in a transaction meeting the requirements of Rule 144A under the Securities Act, (c) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (d) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

                           8. If the Purchaser desires to offer, sell or
otherwise transfer, pledge or hypothecate all or any part of the Notes clause
(b) or (d) of the preceding paragraph, the transferee of such Note will be required to deliver a certificate and may under certain circumstances be required to deliver an opinion of counsel, in each case, as described in the Indenture, reasonably satisfactory in form and substance to the applicable Seller that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation. Upon original issuance thereof, and until such time as the same may no longer be required under the applicable requirements of the Securities Act, each certificate evidencing any Notes (and all securities issued in exchange therefor or substitution thereof) shall bear a legend substantially in the form of Note included in the Indenture. The Purchaser understands that the registrar and transfer agent for the Notes will not be required to accept for registration of transfer any Notes acquired by it, except upon presentation of an executed letter in this form.

                           9. The Purchaser agrees that it will obtain from any
purchaser of the Notes from it substantially the same representations, warranties and agreements contained in the foregoing PARAGRAPHS 1 THROUGH 8 and in this PARAGRAPH 9.

                  The representations and warranties contained herein shall be binding upon the heirs, executors, administrators and other successors of the undersigned. If there is more than one signatory hereto, the obligations, representations, warranties and agreements of the undersigned are made jointly and severally.

                                                 Yours very truly,
                                                 [Name of Purchaser]
                                                 [Address]
                                                 [Tax Payer I.D. #]


                                                 By
                                                     ---------------------------
                                                     Name:
                                                     Title:
Executed

this     day of              , 199_

                              REPRESENTATION LETTER

                            (Regulation S Purchaser)

[National Car Rental Financing Limited Partnership
7700 France Avenue South
Minneapolis, Minnesota  55435]

[The Bank of New York
101 Barclay Street
Floor 12 East
New York, New York 10286]

[Citicorp Securities, Inc.
399 Park Avenue
New York, New York  10043]

[CS First Boston Corporation
55 East 52 Street
Park Avenue Plaza
New York, New York  10055]

        Re:       National Car Rental Financing Limited Partnership
                           Rental Car Asset Backed Notes, Series 1996-1

                  This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held for our account (i) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("UNITED STATES PERSONS"), (ii) are owned by United States person(s) that
(a) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("FINANCIAL INSTITUTIONS") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the issuer or the issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institutions(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulation Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

                  If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the "ACT"), then this is also to certify that, except as set forth below, (i) in the case of debt securities, the Securities are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act; or (ii) in the case of equity securities, the Securities are owned by (x) non-U.S. persons (and such person(s) are not acquiring the Securities for the account or benefit of U.S. person(s)) or (y) U.S. persons(s) who purchased the Securities in a transaction which did not require registration under the Act. If this certification is being delivered in connection with the exercise of warrants pursuant to Section 230.902(m) of Regulation S under the Act, then this is further to certify that, except as set forth below, the Securities are being exercised by and on behalf of non-U.S. person(s). As used in this paragraph the terms "U.S. person" has the meaning given to it by Regulations S under the Act.

                  As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                  We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

                                                  Yours very truly,


                                                  By_____________________
                                                    [Name of Purchaser]

                                                                       EXHIBIT E

                      FORM OF MONTHLY TRUSTEE'S CERTIFICATE

                  Please refer to the Base Indenture, dated as of April 30, 1996 (the "Agreement") between National Car Rental Financing Limited Partnership, as Issuer and The Bank of New York, as Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned in the Agreement.

                  The Trustee has received the Monthly Certificate for the period ending _________, 19___, has, based solely on the information and amounts received, and calculations required to be made, by the Trustee pursuant to the Indenture, verified the mathematical computations contained therein and has found no discrepancies in such computations other than discrepancies from rounding and the following discrepancies:

                    [Insert description of any discrepancies]

                  The Trustee hereby confirms that it does not have actual knowledge of any Amortization Events or potential Amortization Events, excepts as follows:

                              [describe any events]

                  This notice is delivered as of ____________, 19___.

                                                      The Bank of New York,
                                                      as Trustee


                                                      By:_____________________

                                                      Title:__________________

                                                                      SCHEDULE 1
                                                                          TO THE
                                                                  BASE INDENTURE

                                DEFINITIONS LIST

         "ACCRUED AMOUNTS" means, with respect to any Series of Notes (or any class of such Series of Notes), on any date of determination, the sum of (i) accrued and unpaid interest on the Notes of such Series of Notes (or the applicable class thereof as of such date), (ii) the portion of the accrued and unpaid Monthly Servicing Fee (and any Supplemental Monthly Servicing Fee) allocated to such Series of Notes (or the applicable class thereof) pursuant to
SECTION 26.1 of the Lease, on such date, and (iii) the product of (A) all other accrued and unpaid fees and expenses of NFLP on such date, times (B) a fraction, the numerator of which is the Invested Amount of such Series of Notes (or the applicable class thereof) on such date and the denominator of which is the Aggregate Invested Amount of all Series of Notes on such date.

         "ACCUMULATION PERIOD" means, with respect to any Series of Notes, the period, if any, specified in the applicable Supplement.

         "ACQUIRED VEHICLE" means any Eligible Vehicle, other than a Financed Vehicle, that is acquired by NFLP. "AFFILIATE" means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and "controlled" and "controlling" have meanings correlative to the foregoing. For purposes of the Lease, the Lessor shall not be considered to be an Affiliate of National.

         "AGENT" means any Registrar or Paying Agent.

         "AGGREGATE ASSET AMOUNT" means, on any date of determination, without duplication, the sum of (i) the Net Book Value of all Eligible Vehicles leased under the Lease as of such date pursuant to SECTION 3.1 of the Lease, PLUS (ii) all amounts receivable, as of such date, by NFLP or National from Eligible Manufacturers under and in accordance with their respective Eligible Manufacturer Programs (other than Excluded Payments), with respect to Eligible Vehicles (other than Exchanged Vehicles) at any time owned, financed or refinanced by NFLP PLUS (iii) all amounts (other than amounts specified in CLAUSE (II) above receivable, as of such date, by NFLP or National from any person or entity in connection with the Auction, sale or other disposition of Eligible Vehicles at any time leased under the Lease (other than Excluded Payments), PLUS (iv) all accrued and unpaid Monthly Base Rent and Monthly Supplemental Payments (other than amounts specified in CLAUSES (II) and (III) above), PLUS (v) Cash and Permitted Investments on deposit in the Collection Account, MINUS (vi) any Ineligible Asset Amount.

         "AGGREGATE INVESTED AMOUNT" means the sum of the Invested Amounts with respect to all Series of Notes then Outstanding.

         "AMORTIZATION COMMENCEMENT DATE" means, with respect to a Series of Notes, the date on which an Amortization Event for such Series is deemed to have occurred pursuant to SECTION 9.1 of the Base Indenture.

         "AMORTIZATION EVENT" with respect to each Series of Notes, has the meaning specified in SECTION 9.1 of the Base Indenture.

         "AMORTIZATION PERIOD" means, with respect to any Series of Notes, the period following the Revolving Period (as defined in any related Supplement) which shall be the Accumulation Period, the Controlled Amortization Period, or the Rapid Amortization Period, each as defined in the related Supplement.

         "ANNUAL CERTIFICATE" is defined in SECTION 24.6(ix) of the Lease.

         "APPROVED NON-PROGRAM VEHICLE MANUFACTURER" means each of GM and Chrysler.

         "ASSET AMOUNT DEFICIENCY" means, with respect to any date of determination, the amount, if any, by which the Required Asset Amount on such date exceeds the Aggregate Asset Amount on such date.

         "ASSET PURCHASE AGREEMENT" means, the Asset Purchase Agreement, dated as of April 4, 1995, among National Car Rental System, Inc., a wholly-owned subsidiary of GM ("OLD NATIONAL"), as seller, NCR Acquisition Corp., as buyer, and GM, as amended prior to the date hereof.

         "ASSETS" means, any interest of any kind in any assets or property of any kind (including, without limitation, any security interest in Vehicles), tangible or intangible, real, personal or mixed, now owned or hereafter acquired by NFLP.

         "ASSIGNMENT AGREEMENT" means, the agreement with respect to each Manufacturer and its Manufacturer Program, entered into or to be entered into among NFLP and/or National, as assignor, and the Master Collateral Agent,, as assignee, and acknowledged by such Manufacturer, assigning to the Master Collateral Agent certain of NFLP's and/or National's right, title and interest in such Manufacturer's Manufacturer Program as it relates to Vehicles purchased from such Manufacturer.

         "AUCTION" means the set of procedures specified in a Guaranteed Depreciation Program for sale or disposition of Program Vehicles through auctions and at auction sites designated by such Vehicles' Manufacturer pursuant to such Manufacturer Program.

         "AUTHORIZED FLEET PURCHASER" means a Person authorized by a Manufacturer to acquire Program Vehicles pursuant to, and to enforce such Manufacturer's obligations under, the Manufacturer Program of such Manufacturer.

         "AUTHORIZED OFFICER" means (a) as to NFLP, any of the President, any Vice President, the Secretary or any Assistant Secretary of the General Partner, and (b) as to National, those officers, employees and agents of National whose signatures and incumbency shall have been certified to NFLP pursuant to SECTION 34(D) of the Lease or in such other certificates as may be delivered by National to NFLP from time to time as duly authorized to execute and deliver the Lease and any instruments, certificates, notices and other documents in connection herewith on behalf of National and to take, from time to time, all other actions on behalf of National in connection therewith.

         "AVAILABILITY PAYMENT" is defined in SECTION 5.2 of the Lease.

         "AVAILABLE SUBORDINATED AMOUNT LOSSES" with respect to a Series shall have the meaning specified in the related Supplement.

         "BANKRUPTCY CODE" means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 ET SEQ.

         "BASE AMOUNT" means, as of any date of determination, the sum of the Net Book Values of all Financed Vehicles leased under the Financing Lease as of such date, each such Net Book Value calculated as of the first day contained within both the calendar month in which such date of determination occurs and the Vehicle Term for the related Financed Vehicle, PLUS all accrued and unpaid Monthly Base Rent thereunder as of such date.

         "BASE INDENTURE" means the Base Indenture, dated as of April 30, 1996, between NFLP and the Trustee, as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, exclusive of Supplements creating a new Series of Notes.

         "BASE LEASE" means the Master Motor Vehicle Lease and Servicing Agreement, dated as of April 30, 1996, between NFLP, as the lessor thereunder, and National, as the lessee and servicer thereunder, as the same may be amended, modified or supplemented from time to time in accordance with its terms, exclusive of Lease Annexes.

         "BASE RATE" means, on any date, a fluctuating rate of interest per annum equal to the higher of

         (i) the Prime Rate for such day; and

         (ii) the Federal Funds Rate plus 0.25% per annum.

         "BENEFICIARY" is defined in the preamble of the Master Collateral Agency Agreement. "BOARD OF DIRECTORS" means the Board of Directors of the General Partner or National, as applicable, or any authorized committee of the Board of Directors.

         "BOOK-ENTRY NOTES" means beneficial interests in the Notes, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in SECTION 2.16 of the Base Indenture; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Note Owners, such Definitive Notes shall replace Book-Entry Notes.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banks are authorized by law to close in New York City, New York or Minneapolis, Minnesota.

         "CAPITALIZED COST" means, with respect to each Vehicle, the price paid for such Vehicle by the Lessee or the Lessor to the dealer or Manufacturer selling such Vehicle, including dealer profit and delivery charges but excluding taxes and any registration or titling fees.

         "CARRYING CHARGES" means, as of any day, without duplication, the aggregate of all Trustee fees, Servicing Fees other than Supplemental Servicing
Fees) and other fees and expenses and indemnity amounts, if any, payable by the Lessor or the Servicer under the Indenture or the other Related Documents which have accrued during the Related Month.

         "CARRYOVER CONTROLLED AMORTIZATION AMOUNT" means, with respect to each Series of Notes, the amount specified as such in the related Supplement.

         "CASUALTY" means, with respect to any Vehicle, that (i) such Vehicle is lost, converted or stolen for a period of at least 90 days or (ii) such Vehicle is destroyed, seized or otherwise rendered permanently unfit or unavailable for use (including vehicles that are rejected pursuant to SECTION 2.2 of the Lease).

         "CASUALTY PAYMENT" is defined in SECTION 7 of the Lease.

         "CEDE" means Cede & Co., a nominee of DTC.

         "CEDEL" means Cedel Bank, societe anonyme.

         "CERTIFICATE OF TITLE" means, with respect to each Vehicle, the certificate of title applicable to such Vehicle duly issued in accordance with the certificate of title act or statute of the jurisdiction applicable to such Vehicle.

         "CHRYSLER" means Chrysler Corporation, a Delaware corporation.

         "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, or any successor provision thereto or Euroclear and Cedel. The initial Clearing Agencies shall be DTC, Euroclear and Cedel.

         "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "CLOSING DATE" means, with respect to any Series of Notes, the date of issuance of such Series of Notes, as specified in the related Supplement.

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

         "COLLATERAL" is defined in SECTION 3.1 of the Base Indenture.

         "COLLECTION ACCOUNT" is defined in SECTION 5.1 of the Base Indenture.

         "COLLECTIONS" means (i) all payments (including, without limitation, Recoveries) by, or on behalf of National under the Lease, (ii) all payments on the Master Collateral allocable to the Trustee as a Beneficiary, including payments (other than Excluded Payments) made by, or on behalf of, any Manufacturer or auction dealer, under the related Manufacturer Program (other than payments thereunder with respect to Exchanged Vehicles), (iii) all payments by, or on behalf of, any other Person as proceeds from the sale or Vehicles (other than Exchanged Vehicles) or payments of insurance proceeds which are required to be deposited into the Master Collateral Account, whether such payments are in the form of cash, checks, wire transfers or other forms of payment and whether in respect of principal, interest, repurchase price, fees, expenses or otherwise, (iv) all payments by or on behalf of Old National under the Vehicle Title Nominee Agreement with respect to Vehicles and all payments under the GM Guaranty with respect to Vehicles and (v) all amounts earned on Permitted Investments of funds in the Collection Account. To the extent so specified in a Supplement, Collections shall also include all proceeds from the sale of the Notes issued under such Supplement.

         "COMPANY ORDER" and "COMPANY REQUEST" means a written order or request signed in the name of NFLP by any one of its Authorized Officers and delivered to the Trustee.

         "CONDITION REPORT" means a condition report with respect to a Vehicle, signed and dated by the Lessee and Manufacturer or its agent in accordance with the applicable Manufacturer Program.

         "CONSOLIDATED SUBSIDIARY" means, at any time, with respect to National, any Subsidiary or other entity the accounts of which would be consolidated with those of National in its consolidated financial statements as of such time.

         "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect Liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. Contingent Obligation shall include (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise)
(i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments of required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

         "CONTRACTUAL OBLIGATION" means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "CONTROLLED AMORTIZATION PERIOD" means, with respect to any Series of Notes, the period specified in the applicable Supplement.

         "CONTROLLED DISTRIBUTION AMOUNT" means, with respect to any Class of Notes, the amount (or amounts) specified in the applicable Supplement.

         "CONTROLLED GROUP" means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade or business that is, along with such Person, a member of a controlled group of corporations or a controlled group of trades or businesses as described in Sections 414 (b) and
(c), respectively, of the Code.

         "CORPORATE TRUST OFFICE" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of the Base Indenture is located at 101 Barclay Street, Floor 12 East, New York, New York 10286,
Attention: Corporate Trust Division, or at any other time at such other address as the Trustee may designate from time to time by notice to the Noteholders and NFLP.

         "CREDIT SUISSE" means Credit Suisse, a Swiss banking corporation acting through its New York branch.

         "DESIGNATED PERIOD" shall mean, with respect to any Vehicle subject to GM's Manufacturer Program, the period (up to a maximum of 18 months) designated by the Servicer in the applicable Vehicle Acquisition Schedule relating to such Vehicle as the period of time for which the Servicer expects such Vehicle to be subject to the Lease.

         "DESIGNATED VEHICLE" means a Vehicle owned by NFLP or a Financed Vehicle owned by National with respect to which the Servicer, National or NFLP has notified the Master Collateral Agent in writing that such Vehicle has been designated to be exchanged for one or more Replacement Vehicles or released for exchange pursuant to an Exchange Agreement.

         "DETERMINATION DATE" means the date five days prior to each Distribution Date.

         "DISPOSITION DATE" means:
         (a) with respect to any Program Vehicle, (i) if such Vehicle was sold at Auction pursuant to a Guaranteed Depreciation Program or returned to a Manufacturer for repurchase pursuant to a Repurchase Program, (x) the earliest of the date on which such Vehicle is received or deemed to be received by the designated auction site pursuant to the terms of such Guaranteed Depreciation Program or is sold at Auction under such Guaranteed Depreciation Program or (y) the date on which such Vehicle is accepted for return by such Manufacturer or its agent under such Repurchase Program and, in each case, the Depreciation Charges ceased to accrue pursuant to such Manufacturer Program, or (ii) if such Vehicle was sold to any Person (other than to a Manufacturer pursuant to such Manufacturer's Repurchase Program or to a third party through an Auction conducted by or through or arranged by the Manufacturer pursuant to its Guaranteed Depreciation Program), the date on which the proceeds of such sale are received by the Lessor, the Master Collateral Agent or the Trustee; and

         (b) with respect to any (i) Non-Program Vehicle that is an Exchanged Vehicle, the date on which such Vehicle became an Exchanged Vehicle or (ii) other Mon-Program Vehicle, the date on which the proceeds of such sale are received by the Lessor, the Master Collateral Agent or the Trustee.

         "DISPOSITION PROCEEDS" means the net proceeds (other than the portion of the Repurchase Price payable by the Manufacturer) from the sale or disposition of a Vehicle to any Person, whether at Auction or otherwise.

         "DAILY REPORT" is defined in SECTION 24.6(V) of the Base Lease.

         "DEFAULTING MANUFACTURER" is defined in SECTION 18 of the Lease.

         "DEFINITIONS LIST" means this Definitions List, as amended or modified from time to time in accordance with the terms of the Indenture.

         "DEFINITIVE NOTES" is defined in SECTION 2.16(E) of the Base Indenture.

         "DEMAND NOTE" means the demand note made by National to NFLP which (a) evidences advances made by NFLP to National from time to time, and (b) is payable by National upon NFLP's demand; PROVIDED that, from and after the initial Closing Date, NFLP shall make advances to National under the Demand Note only if immediately before and after giving effect to the making of each such advance, the Retained Interest Amount is greater than or equal to zero.

         "DEPOSITED FUNDS" means all funds on deposit in the Collection Account.

         "DEPRECIATION CHARGE" means, with respect to (a) any Program Vehicle subject to GM's Manufacturer Program, the rate determined by dividing (x) 100% MINUS the repurchase price percentage specified in respect of such Vehicle pursuant to the terms of GM's Manufacturer Program for the Designated Period applicable to such Vehicle by (y) the number of days in such Designated Period or, if such Vehicle is held past the Designated Period set forth in the related Vehicle Acquisition Schedule, the applicable depreciation charge set forth in the GM Manufacturer Program for such Vehicle calculated on a daily basis), (b) any Program Vehicle subject to an Eligible Manufacturer Program other than the GM Manufacturer Program, the applicable depreciation charge set forth in the related Manufacturer Program for such Vehicle with respect to such Vehicle calculated on a daily basis and (c) with respect to any Non-Program Vehicle, the scheduled daily depreciation charge for such Vehicle set forth by the Servicer in the Depreciation Schedule for such Vehicle. If such charge is expressed as a percentage, the Depreciation Charge for such Vehicle for such day shall be such percentage multiplied by the Capitalized Cost for such Vehicle calculated on a daily basis.

         "DEPRECIATION SCHEDULE" means a schedule of estimated daily depreciation prepared by the Servicer, and revised from time to time in the Servicer's sole discretion, with respect to each Non-Program Vehicle that is an Eligible Vehicle.

         "DISTRIBUTION ACCOUNT" means, with respect to any Series of Notes, an account established as such pursuant to the related Supplement.

         "DISTRIBUTION DATE" means, unless otherwise specified in any Supplement for the related Series of Notes, the twentieth day of each calendar month, or, if such day is not a Business Day, the next succeeding Business Day, commencing May 20, 1996.

         "DOLLAR" and the symbol "$" mean the lawful currency of the United States.

         "DTC" means the Depository Trust Company.

         "DUFF & PHELPS" means Duff & Phelps Credit Rating Co.

         "ELIGIBLE FRANCHISEE" means a Franchisee having rental offices located in the United States which meets the normal credit and other approval criteria of National, and which may be an affiliate of National, PROVIDED that National shall not permit any Eligible Franchisee to garage or lease Vehicles at offices outside of the United States.

         "ELIGIBLE MANUFACTURER" means, (a) with respect to any Program Vehicle and for the purpose of determining whether a Manufacturer Program is an Eligible Manufacturer Program, GM, Chrysler and any other Manufacturer that (i) has been approved by the Rating Agencies or has been reviewed by the Rating Agencies and the Rating Agencies have been indicated that the inclusion of such Manufacturer as an Eligible Manufacturer will not adversely affect the current rating of any Series of Notes, and (ii) if such Manufacturer has an unsecured long-term debt rating of less than "A" from Standard & Poor's or the comparable rating from Duff & Phelps (if Duff & Phelps is then a Rating Agency and rates such Manufacturer's unsecured long-term debt), has been approved by the Requisite Investors, (PROVIDED, HOWEVER, that upon the occurrence of a Manufacturer Even of Default with respect to such Manufacturer, such Manufacturer shall no longer qualify as an Eligible Manufacturer) and (b) with respect to any Non-Program Vehicle, GM, Chrysler, Ford Motor Company, Toyota Motor Sales U.S.A., Inc., American Honda Motor Co., Inc., Nissan Motor Corporation in U.S.A. and any other Manufacturer; PROVIDED that with respect to any such other Manufacturer the Rating Agencies have confirmed that the purchase of Non-Program Vehicles from such Manufacturer will not adversely affect the current rating of any outstanding Series of Notes.

         "ELIGIBLE MANUFACTURER PROGRAM" means, at any time, a Manufacturer Program that is in full force and effect with an Eligible Manufacturer (i) pursuant to which the repurchase price or guaranteed auction sale price is at least equal to (a) with respect to GM, a specified percentage of the Capitalized Cost of each Vehicle, such percentage being determined for each Vehicle based upon the model year of such Vehicle and the calendar month in which such Vehicle is returned to the Manufacturer minus Excess Mileage Charges, MINUS Excess Damage Charges MINUS Missing Equipment Charges, or (b) with respect to any other Manufacturer, the Capitalized Cost of each Vehicle, MINUS all Depreciation Charges accrued with respect to such Vehicle prior to the date that the Vehicle is submitted for repurchase, MINUS Excess Mileage Charges, MINUS Excess Damage Charges MINUS Missing Equipment Charges, (ii) that cannot be amended or terminated with respect to any Vehicle after the purchase of that Vehicle, and (iii) under which, with respect to Acquired Vehicles and Texas Vehicles, NFLP is an Authorized Fleet Purchaser or, with respect to Financed Vehicles (other than Texas Vehicles), National is an Authorized Fleet Purchaser and, in each case, the assignment of the benefits of which to the Master Collateral Agent has been acknowledged in writing by the related Manufacturer pursuant to an Assignment Agreement (PROVIDED that NFLP may also assign to the Qualified Intermediary and the Exchange Lender NFLP's rights to Exchanged Vehicle Repurchase Rights with respect to Exchanged Vehicles) and NFLP, the Master Collateral Agent and the Trustee have been provided with an opinion of counsel reasonably satisfactory to them that NFLP (and the Master Collateral Agent on behalf of NFLP and the Trustee) can enforce the applicable Manufacturer's obligations thereunder with respect to Program Vehicles other than Exchanged Vehicles; MINUS that (a) with respect to any new Manufacturer Program (including a new model year Manufacturer Program of an Eligible Manufacturer and a Manufacturer Program of a new Manufacturer) that is proposed for consideration after the date hereof as an Eligible Manufacturer Program, prior to such new Manufacturer Program constituting an "Eligible Manufacturer Program" hereunder, the Rating Agencies nave been given 30 days notice (or such shorter period of time as shall be acceptable to the Rating Agencies) of a draft of such new Manufacturer Program as it then exists at the time of such notice (and shall be provided a final copy of such Manufacturer Program promptly upon its being available) and shall have consented to the inclusion of such new Manufacturer Program as an Eligible Manufacturer Program" hereunder and if Standard & Poor's is then rating any Series of Notes at the request of NFLP, Standard & Poor's shall have confirmed that the acquisition of Vehicles pursuant to such Manufacturer Program will not result in the reduction or withdrawal of any rating issued by Standard & Poor's with respect to such Series of Notes, and (b) with respect :o any change (other than as specified in clause (a)) in the terms of any existing Eligible Manufacturer Program, prior to such Manufacturer Program constituting an "Eligible Manufacturer Program" hereunder, the Rating Agencies shall have been notified of such change and shall have approved such change; PROVIDED, FURTHER that in either case described in clause (a) or (b), if such new Manufacturer Program or such change in the terms of an existing Manufacturer Program would have a material adverse effect on the interests of the Secured Parties, prior to any such Manufacturer Program constituting an "Eligible Manufacturer Program", NFLP shall have obtained the written consent of the Trustee thereto.

         "ELIGIBLE VEHICLE" means, on any date of the determination, an automobile or light truck that, (i) either is a Program Vehicle (other than a light truck manufactured by Chrysler and that is subject to a 9 month or longer minimum hold period under the Guaranteed Depreciation Program with Chrysler) or a Non-Program Vehicle manufactured by an Eligible Manufacturer, or a Non-Program Vehicle manufactured by an Eligible Manufacturer, in each case at the time of leasing under the Lease, (ii) is owned by National or NFLP free and clear of all Liens other than Permitted Liens, (ii) except for the Initial Vehicles, with respect to which the Master Collateral Agent is noted as the first lienholder on the Certificate or Title therefore, or the Certificate of Title has been submitted to the appropriate state authorities for such notation and (iv) is a Related Vehicle with the Trustee designated as the Beneficiary pursuant to the Master Collateral Agency Agreement.

         "ENHANCEMENT" means, with respect to any Series of Notes, the rights and benefits provided to the Noteholders of such Series of Notes pursuant to any letter of credit, surety bond, cash collateral account, overcollateralization, issuance of subordinated Notes, spread account, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or any other similar arrangement.

         "ENHANCEMENT AGREEMENT" means any contract, agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

         "ENHANCEMENT AGREEMENT EVENT OF DEFAULT" means with respect to any Series of Notes any event of default under any Enhancement Agreement specified in the related Supplement.

         "ENHANCEMENT DEFICIENCY" with respect to a Series of Notes or class of Notes has the meaning specified in the related Supplement, the percentage, if any, specified in the applicable Supplement.

         "ENHANCEMENT PROVIDER" means the Person providing any Enhancement as designated in the applicable Supplement, other than any Noteholders the Notes of which are subordinated to any Series of Notes.

         "ENHANCEMENT PERCENTAGE" means, with respect to any Series of Notes or class of Notes

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         "EUROCLEAR" means Euroclear System.

         "EVENT OF BANKRUPTCY" shall be deemed to have occurred with respect to a Person if:

         (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the, like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

         (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

         (c) the board of directors of such Person (if such Person is a corporation or similar entity) shall vote to implement any of the actions set forth in clause (b) above.

         "EXCESS DAMAGE CHARGES" means, with respect to any Program Vehicle, the amount charged to NFLP (or the Lessee), or deducted from the Repurchase Price, by the Manufacturer of such Vehicle due to damage over a prescribed limit to the Vehicle at the time that the Vehicle is turned in to such Manufacturer or its agent for repurchase or Auction pursuant to the applicable Manufacturer Program.

         "EXCESS MILEAGE CHARGES" means, with respect to any Program Vehicle, the amount charged to NFLP (or the Lessee), or deducted from the Repurchase Price, by the Manufacturer of such Vehicle due to the fact that such Vehicle has mileage over a prescribed limit at the time that such Vehicle is turned in to such Manufacturer or its agent for repurchase or Auction pursuant to the applicable Manufacturer Program.

         "EXCHANGE ACCOUNT" means an account with a Qualified Intermediary held for the benefit of NFLP or National, as applicable, and established pursuant to an Exchange Agreement.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE AGREEMENT" means an agreement among NFLP, National and a Qualified Intermediary which provides for the assignment by NFLP and National, respectively, to such Qualified Intermediary of (a) Exchanged Vehicles, (b) all Exchanged Vehicle Repurchase Rights, (c) all right, title and interest of NFLP or National as applicable, in, to and under any contracts for the sale of any Exchanged Vehicle and (d) all right, title and interest of NFLP or National, as applicable, in, to and under any contracts for the purchase of Replacement Vehicles; provided that any such Exchange Agreement will not become effective with respect to Vehicles subject to the Lease until NFLP and National obtain (i) from each Rating Agency, written confirmation that entry into such Exchange Agreement will not result in the reduction or withdrawal of the then current rating of any outstanding Series of Notes and (ii) opinions of counsel with respect to perfection, priority and non-consolidation in substantially the same form as those delivered on the initial Closing Date.

         "EXCHANGE ASSIGNMENT AGREEMENT" means an agreement with respect to a Manufacturer and its Manufacturer Program, entered into or to be entered into among NFLP and/or National, as assignor, and the Manufacture, permitting NFLP and/or National to assign to the Qualified Intermediary NFLP's and/or National's right, title and interest in Exchanged Vehicle Repurchase Rights arising under such Manufacturer Program, which agreement will (i) not become effective unless each Rating Agency has confirmed in writing that execution of such agreement by NFLP will not result in the reduction or withdrawal of the then current rating of any outstanding Series of Notes and (ii) be in form and substance reasonably satisfactory to counsel acceptable to the Trustee.

         "EXCHANGE FINANCING AGREEMENT" means an agreement entered into between the Qualified Intermediary acting in its capacity as the qualified intermediary of NFLP and the Exchange Lender pursuant to which the Exchange Lender agrees to finance the purchase of Replacement Vehicles by the Qualified Intermediary on behalf of NFLP, which financing is non-recourse to NFLP and the Qualified Intermediary and is secured by Exchanged Vehicle

Repurchase Rights arising from time to time; PROVIDED that any such. Exchange Assignment Agreement will not become effective with respect to Vehicles subject to the Lease until NFLP obtains (i) from each Rating Agency written confirmation that entry into such Exchange Assignment Agreement will not result in the reduction or withdrawal of the then current rating of any outstanding Series of Notes and (ii) opinions of counsel with respect to perfection, priority and non-consolidation in substantially the same form as those delivered as of the initial Closing Date.

         "EXCHANGE DATE" is defined in SECTION 2.9 of the Base Indenture.

         "EXCHANGE DOCUMENTS' means the Exchange Agreement, Master Deposit Agreement, Exchange Assignment Agreement and Exchange Financing Agreement.

         "EXCHANGE LENDER" means a third party provider of financing to the Qualified Intermediary acting in its capacity as the qualified intermediary of NFLP for the purchase of Replacement Vehicles.

         "EXCHANGED VEHICLE" means a Designated Vehicle that (a) (i) if subject to a Repurchase Program, has been accepted for repurchase by the Manufacturer under the related Repurchase Program, or (ii) if not subject to a Repurchase Program, has been sold to a third party, (b) (i) with respect to which NFLP or National has received or concurrently receives delivery of one or more Replacement Vehicles with an aggregate Net Book Value equal to or greater than the Termination Value of such Designated Vehicles or (ii) with respect to which the release of the Lien of the Master Collateral Agent thereon would not cause an Asset Amount Deficiency to exist and (c) with respect to which the Lien of the Master Collateral Agent has been released in accordance with SECTION 2.7 of the Master Collateral Agency Agreement.

         "EXCHANGED VEHICLE INSURANCE PROCEEDS" means, with respect to each Exchanged Vehicle, all payments under insurance policies (whether or not the Master Collateral Agent is named as the loss payee thereof) or any warranty payable by reason of loss or damage to, or otherwise with respect to, any Exchanged Vehicle.

         "EXCHANGED VEHICLE REPURCHASE RIGHTS" means, with respect to each Exchanged Vehicle that is a Program Vehicle, all right, title and interest of NFLP or National in, to and under each Manufacturer Program associated with such Exchanged Vehicle, to the extent such right, title and interest relate to such Exchanged Vehicle, including any amendments thereof and all monies due and to become due in respect of such Exchanged Vehicle under or in connection with such Repurchase Program, whether payable as Vehicle repurchase prices, auction sales proceeds, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Repurchase Program or otherwise and all rights to compel performance and otherwise exercise remedies thereunder.

         "EXCLUDED PAYMENTS" means the following amounts payable to National or NFLP pursuant to the Manufacturer Programs: (i) all incentive payments payable to National or NFLP to purchase vehicles under the Manufacturer Programs (but not any amounts payable to National or NFLP by a Manufacturer as an incentive for selling Program Vehicles outside of the related Manufacturer Program), (ii) all amounts payable to National or NFLP as compensation for the preparation by National or NFLP of newly delivered vehicles under the Manufacturer Programs,
(iii) all amounts payable to National or NFLP in reimbursement for warranty work performed by National or NFLP on the vehicles under the Manufacturer Programs and (iv) all amounts payable to National under Section 6.11 of the Asset Purchase Agreement.

         "EXPECTED FINAL DISTRIBUTION DATE" means, with respect to any Series of Notes, the date stated in the related Supplement as the date on which such Series of Notes is expected to be paid in full.

         "FEDERAL FUNDS RATE" means with respect to any day, an interest rate per annum equal to

         (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or,

         (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by the Trustee from three federal funds brokers of recognized standing selected by it.

         "FINANCED VEHICLE" means an Eligible Vehicle that is (a) a Refinanced Vehicle, (b) acquired by National and financed by NFLP on or after the Lease Commencement Date and prior to the 90th day after the Lease Commencement Date for lease in any state in which NFLP has not, as of the date of acquisition of such Vehicle, obtained all licenses and qualifications necessary to conduct its leasing and other businesses, or (c) a Texas Vehicle.

         "FINANCIAL OFFICER" means, with respect to any corporation, the chief financial officer, vice-president-finance, principal accounting officer, controller or treasurer of such corporation.

         "FINANCING LEASE" means the Base Lease supplemented by Annex B to the Lease.

         "FINANCING PROVIDER" is defined in SECTION 2.3(B)(II) of the Base Indenture.

         "FINANCING SOURCE" is defined in the preamble of the Master Collateral Agency Agreement.

         "FLEET FINANCE AGREEMENT" means the Fleet Financing Support Agreement dated June 7, 1995 among GM, Citibank, N.A. and Credit Suisse.

         "FLEET REPORT" is defined in SECTION 1.1 of the Master Collateral Agency Agreement.

         "FRANCHISEE" means a franchisee of National.

         "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" means the generally accepted accounting principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors from time to time.

         "GENERAL PARTNER" means National Car Rental Financing Corporation, a special purpose Delaware corporation and wholly-owned subsidiary of National.

         "GM" means General Motors Corporation, a Delaware corporation.

         "GMAC" means General Motors Acceptance Corporation, a Delaware corporation.

         "GM COMMITMENT" shall have the meaning specified in SECTION 2.1(a) of the Support Reimbursement Agreement.

         "GM COMMITMENT EXPIRATION DATE" shall have the meaning specified in
SECTION 2.1(A) of the Support Reimbursement Agreement.

         "GM GUARANTY" means the guaranty issued by GM to National, dated as of June 7, 1995, guaranteeing the obligations of Old National under the Vehicle Title Nominee Agreement.

         "GOVERNMENTAL AUTHORITY" means any Federal. state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.

         "GUARANTEED DEPRECIATION PROGRAM" means a guaranteed depreciation program pursuant to which a Manufacturer has agreed with National or NFLP to (a) cause Vehicles manufactured by it or one of its Affiliates that are turned back during the specified

         "INDENTURE" means the Base Indenture, together with all supplements, as the same may be amended, modified or supplemented from time to time.

         "INELIGIBLE ASSET AMOUNT" means, as of any date of determination, an amount equal to the sum (without duplication of (a) the aggregate of all amounts (other than Excluded Payments and payments receivable in respect of Exchanged Vehicles) receivable as of such date by NFLP or National under and in accordance with a Manufacturer Program (with respect to Financed Vehicles or Acquired Vehicles) from a Manufacturer with respect to which a Manufacturer Event of Default has occurred, plus (b) the aggregate of all amounts specified in clause
(ii) of the definition of "Aggregate Asset Amount" which are Past Due Amounts with respect to Financed Vehicles as of such date, plus (c) the aggregate of all amounts specified in clause (iii) of the definition of "Aggregate Asset Amount" which remain unpaid more than 90 days after the date such amounts became payable, plus (d) the aggregate of all amounts specified in clause (iv) of the definition of "Aggregate Asset Amount" which are past due as of such date.

         "INITIAL ACQUISITION COST" is defined in SECTION 2.3 of the Lease.

         "INITIAL INVESTED AMOUNT" means, with respect to any Series of Notes, the aggregate initial principal amount specified in the applicable Supplement.

         "INITIAL VEHICLES" means the Vehicles acquired by National from Old National under the Asset Purchase Agreement on June 9, 1995.

         "INTERCREDITOR AGREEMENT" means the Intercreditor and Subordination Agreement dated as of June 7, 1995 among National, certain subordinated creditors listed on Schedule A thereto and certain senior creditors listed on Schedule B thereto, as amended or otherwise modified from time to time in accordance with its terms.

         "INTEREST COLLECTIONS" means on any date of determination, all Collections which, pursuant to the Lease, represent Monthly Variable Rent, Monthly Finance Rent or the Availability Payment, PLUS any amounts earned on Permitted Investments in the Collection Account which are available for distribution on such date.

         "INTEREST PERIOD" means, with respect to any Series of Notes, the period specified in the related Supplement between, with respect to the initial Interest Period, the Closing Date and

Repurchase Period to be sold at Auction by an auction dealer, (b) cause the proceeds of any such sale to be paid to National or NFLP (or NFLP's Qualified Intermediary), as applicable, by such auction dealer within seven days of such sale and (c) pay to National or NFLP, as applicable, the excess, if any, of the guaranteed payment amount with respect to any such Vehicle calculated as of the Disposition Date in accordance with the provisions of such guaranteed depreciation program over the amount paid to National or NFLP, as applicable, by an auction dealer pursuant to clause (b) above.

         "GUARANTEED PAYMENT" means the amount payable by a Manufacturer under a Guaranteed Depreciation Program in respect of any particular vehicle.

         "HEREIN", "HEREOF", "HERETO", "HEREUNDER" and similar terms contained in any Related Document refer to such Related Document as a whole and not to any particular Section, paragraph or provision of such Related Document.

         "INCLUDING" means including without limiting the generality of any description preceding such term; and, for purposes of each Related Document, the parties thereto agree that the rule of ERUSDEM GENERIS shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "INDEBTEDNESS", as applied to any Person, means, without duplication,
(a) all indebtedness for borrowed money, (b) that portion of obligations with respect to any lease of any property whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP,
(c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is not due more than six months from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (e) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and (f) all Contingent Obligations of such Person in respect of any of the foregoing.

         "INDEMNIFIED PERSONS" is defined in SECTION 15.1 of the Lease.

         "LESSOR" means NFLP, in its capacity as the lessor under the Lease.

         "LIEN" means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise.

         "LIMITED LIQUIDATION EVENT OF DEFAULT" means, with respect to any Series of Notes, any event specified as such in the related Supplement.

         "LIQUIDATION EVENT OF DEFAULT" means, so long as such event or condition continues, any of the following: (a) any event or condition with respect to NFLP or National of the type described in SECTION 9.1(d) of the Base Indenture, (b) a payment default by NFLP under the Base Indenture as specified in SECTIONS 9.1(a) and 9.1(b) of the Base Indenture or (c) an event specified in
SECTION 9.1(e)(i) of the Base Indenture.

         "LOSSES", with respect to any Series of Notes, has the meaning, if any, provided for in the applicable Supplement.

         "LUXEMBOURG AGENT" is defined in SECTION 2.4(c) of the Base Indenture.

         "MANUFACTURER" means a manufacturer of passenger automobiles and/or light trucks.

         "MANUFACTURER EVENT OF DEFAULT" means, with respect to (i) (a) a Manufacturer whose Manufacturer Program is a Guaranteed Depreciation Program, the failure by such Manufacturer or any related auction dealers to pay any amount due under such Manufacturer's Manufacturer Program with respect to a Program Vehicle turned in to such Manufacturer and such failure continues for more than 90 days following the Disposition Date for such Vehicle and (b) any other Manufacturer, the failure by such Manufacturer to pay any amount due under its Manufacturer Program with respect to a Program Vehicle turned in to such Manufacturer and such failure continues for more than 90 days following the Disposition Date for such Vehicle (in either case, a "PAST DUE AMOUNT") and the aggregate Past Due Amounts relating to such Manufacturer are equal to or in excess of the lesser of $25 million and the then outstanding aggregate amount of repurchase.

the first Distribution Date and thereafter, between Distribution Dates and during which interest will accrue.

         "INVESTED AMOUNT" means, with respect to each Series of Notes, the amount specified in the applicable Supplement.

         "INVESTED PERCENTAGE" means with respect to any Series of Notes, the percentage specified in the applicable Supplement.

         "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended.

         "JOINDER AGREEMENT" means the Joinder to the Intercreditor and Subordination Agreement, dated as of April 30, 1996, pursuant to which the Trustee has agreed to become a party to, and be bound by all the provisions of, the Intercreditor Agreement as a holder of senior debt thereunder.

         "LATE RETURN PAYMENT" is defined in SECTION 13 of the Lease.

         "LEASE" means the Base Lease, together with all Lease Annexes, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

         "LEASE ANNEX" means Annex A or Annex B to the Base Lease, as the same may be amended, supplemented or modified from time to time in accordance with its terms.

         "LEASE COMMENCEMENT DATE" is defined in SECTION 3.2 of the Lease.

         "LEASE EVENT OF DEFAULT" is defined in SECTION 17.1 of the Lease.

         "LEASE EXPIRATION DATE" is defined in SECTION 3.2 of the Lease.

         "LESSEE" means National, in its capacity as Lessee under the Lease, or any successor by merger to National, in accordance with SECTION 25.1 of the Lease, or any other permitted successor or assignee of National in its capacity as Lessee, pursuant to SECTION 16 of the Lease.

         "LESSEE AGREEMENTS" means any and all Subleases entered into by the Lessee the subject of which includes any Vehicle leased by the Lessor to the Lessee under the Lease, and any and all other contracts, agreements, guarantees, insurance, warranties, instruments or certificates entered into or delivered to the Lessee in connection therewith.

         "MASTER DEPOSIT ACCOUNT" means an account of a Manufacturer established pursuant to a Master Deposit Agreement.

         "MATERIAL ADVERSE EFFECT" means, with respect to any occurrence, event or condition:

         (i) a materially adverse effect on the financial condition, business, assets or Operations of National and its Consolidated Subsidiaries taken as a whole, other than a materially adverse effect on the business prospects of National and its Consolidated Subsidiaries taken as a whole that have similarly affected National's ma)or competitors;

         (ii) a materially adverse effect on the ability of (a) National to perform its material obligations under any of the Related Documents or (b) the Lessor to perform its material obligations under any of the Related Documents; and

         (iii) an adverse effect on (a) the enforceability of the Lease or (b) on the priority or perfection of the Trustee's or the Master Collateral Agent's Lien on a material portion of the Collateral or the Master Collateral.

         "MAXIMUM LEASE COMMITMENT" means, on any date of determination, the sum (without duplication) of (i) the Aggregate Invested Amount on such date, PLUS
(ii) with respect to all Series of Notes that provide for Enhancement in the form of overcollateralization, the sum of the available subordinated amounts on such date for each such Series of Notes, PLUS (iii) the aggregate Net Book Values of all Vehicles leased under the Lease on such date that were acquired, financed or refinanced with funds representing any portion of the Retained Interest (other than available subordinated amounts), PLUS (iv) any amounts held in the Retained Distribution Account that the Lessor commits on or prior such date to invest in new Vehicles (as evidenced by a Company Order) in accordance with the terms of the Lease and the Indenture.

         "MAXIMUM MANUFACTURER AMOUNT" with respect to a Series of Notes is defined in the related Supplement.

         "MAXIMUM NON-PROGRAM VEHICLE AMOUNT" with respect to a Series of Notes is defined in the related Supplement.

         "MISSING EQUIPMENT CHARGES" means, with respect to any Program Vehicle, the amount charged to NFLP or National, as applicable, or deducted from the Repurchase Price, by the Manufacturer of such Vehicle due to missing equipment at the time such Vehicle is turned in to such Manufacturer or its agent for repurchase pursuant to the applicable Manufacturer Program.

obligations of such Manufacturer under its Manufacturer Program in respect of Program Vehicles, in each case net of Past Due Amounts, aggregating no more than $50 million, that are the subject of a good faith dispute as evidenced in a writing by National or NFLP, as applicable or the Manufacturer questioning the accuracy of amounts paid or payable in respect of certain Program Vehicles tendered for repurchase under a Manufacturer Program (as distinguished from any dispute relating to the repudiation by such Manufacturer generally of its obligations under such Manufacturer Program or the assertion by such Manufacturer of the invalidity or unenforceability or against it of such Manufacturer Program); (ii) occurrence of an Event of Bankruptcy with respect to such Manufacturer or (iii) the termination of such Manufacturer's Manufacturer Program or the failure of such Manufacturer's Manufacturer Program to meet the requirements of an Eligible Manufacturer Program.

         "MANUFACTURER PROGRAM" means any Repurchase Program or Guaranteed Depreciation Program.

         "MARKET VALUE" shall have the meaning specified in the applicable Supplement.

         "MASTER COLLATERAL" is defined in SECTION 2.1(B) of the Master Collateral Agency Agreement.

         "MASTER COLLATERAL ACCOUNT" is defined in SECTION 2.5 of the Master Collateral Agency Agreement.

         "MASTER COLLATERAL AGENCY AGREEMENT" means the Amended and Restated Master Collateral Agency Agreement, dated as of April 30, 1996, among National, as grantor and Servicer, NFLP, as grantor, the various Financing Sources from time to time parties thereto, the various Beneficiaries from time to time parties thereto, and the Master Collateral Agent, as further amended, modified or supplemented from time to time.

         "MASTER COLLATERAL AGENT" means Citibank, N.A., in its capacity as master collateral agent under the Master Collateral Agency Agreement and any successor thereto.

         "MASTER DEPOSIT AGREEMENT" means an agreement between a Manufacturer and a financial institution, which agreement will not become effective unless
(i) NFLP and the Master Collateral Agent have consented in writing to the form thereof, (ii) each Rating Agency has confirmed in writing that execution of such agreement will not result in the reduction or withdrawal of rating of any outstanding Series of Notes and (iii) opinions of counsel with respect to perfection, priority and non-consolidation have been delivered in substantially the same form as those delivered as of the initial Closing Date.

         "MONTHLY BASE RENT", with respect to the Acquired Vehicle and the Financed Vehicles, respectively, is defined in the related Lease Annex.

         "MONTHLY CERTIFICATE" is defined in SECTION 24.5(vi) of the Lease.

         "MONTHLY FINANCE RENT" is defined in paragraph 6 of Annex B to the Lease.

         "MONTHLY NOTEHOLDERS STATEMENT" means a statement substantially in the form of EXHIBIT B to the Lease.

         "MONTHLY SERVICING FEE" is defined in SECTION 26.1 of the Lease.

         "MONTHLY SUPPLEMENTAL PAYMENT" is defined in PARAGRAPH 6 of Annex B to the Lease.

         "MONTHLY VARIABLE RENT" is defined in PARAGRAPH 9 of Annex A to the Lease.

         "MONTHLY VEHICLE STATEMENT" is defined in SECTION 24.6(iv) of the Lease.

         "NATIONAL" means National Car Rental System, Inc., a Delaware corporation formerly known as NCR Acquisition Corp.

         "NATIONAL MASTER COLLATERAL" is defined in SECTION 2.1(a) of the Master Collateral Agency Agreement.

         "NCR ACQUISITION CORP." means NCR Acquisition Corp., a Delaware corporation.

         "NET BOOK VALUE" means, with respect to each Vehicle as of any date of determination, such Vehicle's Capitalized Cost MINUS the aggregate Depreciation Charges accrued with respect to such Vehicle through the last day of the Related Month.

         "NFLP" means National Car Rental Financing Limited Partnership, a Delaware Limited partnership.

         "NFLP AGREEMENTS" means the Lease, the Subleases, the Assignment Agreements, the Indenture, the Master Collateral Agency Agreement, any Enhancement Agreement and any other agreements to which NFLP is a party (other than such ordinary course agreements as are permitted pursuant to SECTIONS 8.24 and 8.26 of the Base Indenture and other than Exchange Documents).

         "NFLP FLEET FINANCE AGREEMENT" means a Fleet Financing Support Agreement between GM, the Master Collateral Agent and NFLP.

         "NFLP MASTER COLLATERAL" is defined in SECTION 2.1(b) of the Master Collateral Agency Agreement.

         "NFLP OBLIGATIONS" means all principal and interest, at any time and from time to time, owing by NFLP on the Notes and all costs, fees and expenses payable by, or obligations of, NFLP under the Indenture and/or the Related Documents.

         "NON-PROGRAM VEHICLE" means a Vehicle that, when acquired by NFLP or National from an Eligible Manufacturer or when so designated by the Servicer, in each case subject to the limitations described in the Related Documents, is not eligible for inclusion in an Eligible Manufacturer Program.

         "NON-PROGRAM VEHICLE REPORT" is defined in SECTION 24.6(xi) of the Lease.

         "NON-PROGRAM VEHICLE TERMINATION PAYMENT" is defined in SECTION 12.3 of the Lease.

         "NOTE OWNER" means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant. in accordance with the rules of such Clearing Agency).

         "NOTE RATE" means, with respect to any Series of Notes, the annual rate at which interest accrues on the Notes of such Series of Notes (or formula on the basis of which such rate shall be determined) as stated in the applicable Supplement.

         "NOTE REGISTER" means the register maintained pursuant to SECTION 2.6(a) of the Base Indenture, providing for the registration of the Notes and transfers and exchanges thereof.

         "NOTEHOLDER" and "HOLDER" mean the Person in whose name a Note is registered in the Note Register.

         "NOTES" is defined in the recitals to the Base Indenture.

         "NOTICE OF CLAIM" is defined in SECTION 15.4 of the Lease.

         "OFFICER'S CERTIFICATE" means a certificate signed by an Authorized Officer of NFLP or National, as the case may be.

         "OLD NATIONAL" has the meaning set forth in the definition of the Asset Purchase Agreement.

         "OPERATING LEASE" means the Base Lease as supplemented by Annex A to the Lease.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to NFLP or National, as the case may be, unless the Requisite Investors shall notify the Trustee of objection thereto.

         "OUTSTANDING" means with respect to Notes, all Notes theretofore authenticated and delivered under the Indenture, EXCEPT, (a) Notes theretofore cancelled or delivered to the Registrar for cancellation, (b) Notes which have not been presented for payment but funds for the payment of which are on deposit in the Distribution Account established with respect thereto and are available for payment of such Notes, and Notes which are considered paid pursuant to
SECTION 8.1 of the Base Indenture, or (c) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by a bona fide purchaser. Subject to SECTION 2.12 of the Base Indenture, a Note does not cease to be Outstanding because NFLP or an Affiliate of NFLP holds the Note.

         "PAIRED SERIES" is defined in SECTION 5.5 of the Base Indenture.

         "PAST DUE AMOUNT" has the meaning specified in the definition of "Manufacturer Event of Default".

         "PAYING AGENT" is defined in SECTION 2.6(a) of the Base Indenture.

         "PAYMENT DATE" means the 20th day of each month, or if such date is not a Business Day, the next succeeding Business Day.

         "PENSION PLAN" means any "employee pension benefit plan", as such term is defined in ERISA, which is subject to Title IV of ERISA (other than a "multiemployer plan", as defined in Section 4001 of ERISA) and to which any company in the Controlled Group has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         "PERMANENT GLOBAL NOTE" is defined in SECTION 2.5(b) of the Base Indenture.

         "PERMITTED ENCUMBRANCES" means: (a) a Lien securing a tax, assessment or other governmental charge or levy (excluding any Lien arising under any of the provisions of ERISA) or the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course of business, and foreclosure, distraint, sale or other similar proceedings shall not have been commenced; (b) a Lien on the properties and assets of a Subsidiary of National securing Indebtedness owing to National;
(c) a Lien consisting of a deposit or pledge made, in the ordinary course of business, in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance or similar legislation; (d) a Lien constituting an encumbrance in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property which does not materially detract from the value of such property or impair the use thereof in the business of National or any Subsidiary; (e) a Lien constituting a lease or sublease granted by National or any Subsidiary to others in the ordinary course of business; (f) a Lien existing on (i) property of any Person at the time such Person becomes a Consolidated Subsidiary of National or (ii) any asset prior to the acquisition thereof by National or a Consolidated Subsidiary, but only, in the case of either (i) or (ii), if such Lien was not created in contemplation thereof and so long as the obligation secured by such Lien is not in default and such Lien is and will remain confined to the property subject to it at the time such Person becomes a Consolidated Subsidiary of National or such property is acquired and to fixed improvements thereafter erected on such property; (g) a Lien in existence on the Closing Date, but only, in the case of each such ~ to the extent it secures Existing Indebtedness; (h) a Lien securing Purchase Money Indebtedness but only if, in the case of each such Lien: (i) such Lien shall at all times be confined solely to the asset the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien and to fixed improvements then or thereafter erected on such asset;
(ii) such Lien attached to such asset within 90 days of the acquisition of such property; and (iii) the aggregate principal amount of Purchase Money Indebtedness secured by such Lien at no time exceeds an amount equal to the lesser of (A) the cost (including the principal amount of such Indebtedness, whether or not assumed) to National or a Consolidated Subsidiary of the asset subject to such Lien and (B) the fair value of such asset at the time of such acquisition; (i) a Lien constituting a renewal, extension or replacement of a Lien constituting a Permitted Encumbrance by virtue of clause (f), (g) or (h) of this definition, but only, in the case of each such renewal, extension or replacement Lien, to the extent that the principal amount of indebtedness secured by such Lien does not exceed the principal amount of such indebtedness so secured at the time of the extension, renewal or replacement, and that such renewal, extension or replacement Lien is limited to all or a part of the property that was subject to the Lien extended, renewed or replaced and to fixed improvements then or thereafter erected on such property; and (k) a Lien arising pursuant to an order of attachment, distraint or similar legal process arising in connection with legal proceedings, but only if and so long as the execution or other enforcement thereof is not unstayed for more than 20 days. For this purpose "EXISTING INDEBTEDNESS" means Indebtedness issued and outstanding on the Closing Date, and "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of National or any Consolidated Subsidiary that, within 90 days of such purchase, is incurred to finance part or all of (but not more than) the purchase price of a tangible asset in which neither National nor any Subsidiary had at any time prior to such purchase any interest other than a security interest or an interest as lessee under an operating lease and, in the case of both Existing Indebtedness and Purchase Money Indebtedness, renewals, extensions or refundings, thereof, but not any increases in the principal amounts thereof or interest rates thereon, except for increases in interest rates upon the occasion of any such renewal, extension or refunding that are commercially reasonable at such time.

         "PERMITTED INVESTMENTS" means negotiable instruments or securities maturing on or before the Distribution Date next occurring after the investment therein, represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America; (ii) demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; PROVIDED, HOWEVER, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor's of "A-1" (and, if any Series is then rated by Duff & Phelps at the request of NFLP or National and such Permitted Investment is rated by Duff & Phelps, such Permitted Investment receives a rating from Duff & Phelps of at least D-1) in the case of certificates of deposit or short-term deposits, or a rating from Standard & Poor's not lower than "AA" (and, if any Series is then rated by Duff & Phelps at the request of NFLP or National and such Permitted Investment is rated by Duff & Phelps, such Permitted Investment receives a rating from Duff & Phelps of at least "AA"), in the case of long-term unsecured debt obligations; (iii) commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from Standard & Poor's of "A-l" (and, in any Series is then rated by Duff & Phelps at the request of NFLP or National and such Permitted Investment is rated by Duff & Phelps, such Permitted Investment receives a rating from Duff & Phelps of at least D-l); (iv) demand deposits or time deposits which are fully insured by the FDIC; (v) bankers' acceptances issued by any depositary institution or trust company described in CLAUSE (II) above; (vi) investments in money market funds rated "AAm" by Standard & Poor's or otherwise approved in writing by Standard & Poor's (and, if any Series is then rated by Duff & Phelps at the request of NFLP or National and such Permitted Investment is rated by Duff & Phelps, such Permitted Investment receives a rating from Duff & Phelps of at least AA or otherwise approved in writing by Duff & Phelps);
(vii) Eurodollar time deposits having a credit rating from Standard & Poor's of "A-1" (and, if any Series is then rated by Duff & Phelps at the request of NFLP or National and such Permitted Investment is rated by Duff & Phelps, such Permitted .Investment receives a rating from Duff & Phelps of at least D-l);
(viii) repurchase agreements involving any of the Permitted Investments described in CLAUSES (I) and (VII) above and the certificates of deposit described in CLAUSE (II) above which are entered into with a depositary institution or trust company, having a commercial paper or short-term certificate of deposit rating of "A-1" by Standard & Poor's (and, if any Series is then rated by Duff & Phelps at the request of NFLP or National and such Permitted Investment is rated by Duff & Phelps, such Permitted Investment receives a rating from Duff & Phelps of at least D-l or which otherwise is approved as to collateralization by the Rating Agencies; and (ix) any other instruments or securities, if the Rating Agencies confirm in writing that the investment in such instruments or securities will not adversely affect any ratings with respect to any Series of Notes.

         "PERMITTED LIENS" means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics', materialmen's, landlords', warehousemen's and carrier's Liens, and other Liens imposed by law, securing obligations arising in the ordinary course of business that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (iii) Liens in favor of the Lessor, (iv) Liens pursuant to an Exchange Assignment Agreement and (v) the Liens in favor of the Master Collateral Agent pursuant to the Master Collateral Agency Agreement and the Trustee pursuant to the Indenture.

         "PERSON" means any natural person, corporation, business trust, joint venture, association, company, partnership, joint stock company, corporation, trust, unincorporated organization or Governmental Authority.

         "PLACEMENT MEMORANDUM SUPPLEMENT" means a Placement Memorandum Supplement, which supplements the Private Placement Memorandum and relates to a Series of the Notes.

         "POOL FACTOR" means, a number carried out to eight significant decimals representing the ratio of the applicable Invested Amount of a Series or class as of the end of the Related Month to the applicable Initial Invested Amount of such Series or class.

         "POTENTIAL AMORTIZATION EVENT" means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an Amortization Event.

         "POTENTIAL ENHANCEMENT AGREEMENT EVENT OF DEFAULT" means an event which, with the giving of notice, the passage or time or both would constitute an Enhancement Agreement Event of Default under any Enhancement Agreement.

         "POTENTIAL LEASE EVENT OF DEFAULT" means an event which, with the giving of notice or lapse of time or both would constitute a Lease Event of Default.

         "POTENTIAL MANUFACTURER EVENT OF DEFAULT" means an event which, with the giving of notice, the passage or time, or both, would constitute a Manufacturer Event of Default.

         "POWER OF ATTORNEY" is defined in SECTION 9 of the Lease.

         "PRIME RATE" means the rate of interest most recently announced by Citibank, N.A. at its office located at 339 Park Avenue, New York, New York 10043, as its corporate base rate; PROVIDED, HOWEVER, that the Prime Rate is not necessarily intended to be the lowest rate of interest determined by Citibank, N.A. in connection with extensions of credit.

         "PRINCIPAL COLLECTIONS" means any Collections other than Interest Collections.

         "PRINCIPAL TERMS" is defined in SECTION 2.3 of the Base Indenture.

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


         "PRIVATE PLACEMENT MEMORANDUM" means each final Private Placement Memorandum, dated the date set forth on the cover page thereof, relating to a Series of Notes, as amended, modified or supplemented.

         "PROGRAM VEHICLE" means a Vehicle subject to an Eligible Manufacturer Program.

         "PROGRAM VEHICLE TERMINATION PAYMENT" is defined in SECTION of the Lease.

         "QUALIFIED INSTITUTION" means a depositary institution or trust company (which may include the Trustee) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia; PROVIDED, HOWEVER, that at all times such depositary institution or trust company is a member of the FDIC and has (i) from Standard & Poor's a long-term indebtedness rating not lower than AA and a short-term indebtedness rating of A-1, (and not lower than the comparable ratings from Duff & Phelps, if Duff & Phelps is a Rating Agency and provides such ratings with respect to such institution or company), or (ii) such other rating which has been approved by the Rating Agencies.

         "QUALIFIED INTERMEDIARY" means a party, rated not less than "A" by Standard & Poor's and "A" by Duff & Phelps (if rated by Duff & Phelps), designated in an Exchange Agreement as an intermediary for exchanges of Vehicles by NFLP or National pursuant to such Exchange Agreement.

         "RAPID AMORTIZATION PERIOD" means, with respect to any Series of Notes, the period specified in the applicable Supplement.

         "RATING AGENCY" means, with respect to each outstanding Series of Notes, any rating agency or agencies then issuing a rating for such Series of Notes at the request of NFLP or National.

         "RATING AGENCY CONDITION" means, with respect to any action, that each Rating Agency shall have notified NFLP, National, any Enhancement Provider and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating (in effect immediately before the taking of such action) of any outstanding Series of Notes with respect to which it is a Rating Agency and, with respect to the issuance of a Series of Notes, the "Rating Agency Condition" also means that each Rating Agency that is referred to in the related Supplement as being required to deliver its rating with respect to such Series of Notes shall have notified NFLP, National, any Enhancement Provider and the

Trustee in writing that such rating has been issued by such Rating Agency.

         "RECORD DATE" means, with respect to any Distribution Date, the last day of the Related Month.

         "RECOVERIES" with respect to any Series of Notes, has the meaning, if any, specified in the applicable Supplement.

         "REFINANCED VEHICLES" means Eligible Vehicles owned by National prior to the Lease Commencement Date which are subject to the lien of the Master Collateral Agent and refinanced by NFLP under the Financing Lease on any day from and including the Lease Commencement Date to the 90 day after the Closing Date.

         "REGISTRAR" is defined in SECTION 2.6(a) of the Base Indenture.

         "REGULATION S" is defined in SECTION 2.5(b) of the Base Indenture.

         "RELATED DOCUMENTS" means, collectively, the Indenture, the Notes, any Enhancement Agreement, the Lease, the Master Collateral Agency Agreement, the Assignment Agreements, the Intercreditor Agreement, any Purchase Agreement, the Vehicle Title Nominee Agreement, the GM Guaranty and any agreements relating to the purchase of any of the Notes.

         "RELATED MONTH" means, with respect to any Payment Date, Determination Date, Distribution Date or other date, the most recently ended calendar month; PROVIDED, HOWEVER, that the initial Related Month shall be the period from and including the date of issuance of the first Series of Notes to and including the last day of the calendar month in which such issuance occurs.

         "RELATED VEHICLES" is defined in SECTION 2.2 of the Master Collateral Agency Agreement.

         "RENT", with respect to each Acquired Vehicle and each Financed Vehicle, is defined in PARAGRAPH 9 of Annex A to the Lease and in PARAGRAPH 6 of Annex B to the Lease, respectively.

         "REPLACEMENT VEHICLE" means an Eligible Vehicle (i) which is owned by NFLP or National, (ii) which is in the possession of NFLP or National, (iii) with respect to which the Vehicle Perfection and Documentation Requirements have been satisfied, (iv) which is subject to no Liens other than the Lien of the Master Collateral Agent and (v) which (a) has been acquired pursuant to an Exchange Agreement as a Replacement Vehicle for a Designated Vehicle or Designated Vehicles, (b) (1) has a Net Book Value equal to or greater than the aggregate Termination Value of the Designated Vehicle or Designated Vehicles which it replaces or (2) has a Net Book Value when aggregated with the Net Book Value of one or more other Replacement Vehicles tendered in exchange for a Designated Vehicle equal to or greater than the Termination Value for such Designated Vehicle and (c) has been designated on the Servicer's computer system as a Related Vehicle with respect to the Beneficiary to which the related Designated Vehicle or Designated Vehicles are designated.

         "REPURCHASE AMOUNT" means, with respect to any Series of Notes, the amount specified in the applicable Supplement.

         "REPURCHASE PERIOD" means, with respect to any Program Vehicle, the period during which such Vehicle may be turned in to the Manufacturer thereof for repurchase or sale at Auction pursuant to the applicable Manufacturer Program.

         "REPURCHASE PRICE" with respect to any Vehicle (i) subject to a Repurchase Program means the price paid or payable by the Manufacturer thereof to repurchase such Vehicle pursuant to its Manufacturer Program and (ii) subject to a Guaranteed Depreciation Program means the amount which the Manufacturer thereof guarantees will be paid to National or NFLP as the seller of such vehicle by such Manufacturer and/or the related auction dealers upon the disposition of such Vehicle pursuant to its Manufacturer Program.

         "REPURCHASE PROGRAM" means a program pursuant to which a Manufacturer has agreed with National or NFLP to repurchase Vehicles manufactured by such Manufacturer or one of its Affiliates during the specified Repurchase Period.

         "REQUIRED ASSET AMOUNT" means, at any date of determination, the sum of
(i) the Invested Amounts for all Series of Notes that do not provide for Enhancement in the form of overcollaterization PLUS (ii) the aggregate amount, with respect to all Series of Notes that provide for Enhancement in the form of overcollateralization, of (a) the Invested Amount for each such series of Notes (less the Invested Amount of any subordinated class of Notes constituting a portion of such Series of Notes and the Letter of Credit Amount, if any, specified in the Supplement for such series of Notes) plus (in the case only of clause (ii) above) (b) the Required Enhancement Amount for such Series of Notes.

         "REQUIRED ENHANCEMENT AMOUNT" with respect to a Series of Notes has the meaning specified in the related Supplement.

         "REQUIRED NOTEHOLDERS" means Noteholders holding in excess of 50% of the aggregate Invested Amount of a Series of Notes

(excluding, for the purposes of making the foregoing calculation, any Notes held by National, or any Affiliate of National).

         "REQUIREMENTS OF LAW" means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, certificate of limited partnership, limited partnership agreement or other organizational or governing documents of such Person, and any law, ordinance, treaty, rule or regulation, requirement or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).

         "REQUISITE INVESTORS" means Noteholders holding in excess of 50% of the aggregate Invested Amount of all outstanding Series of Notes (excluding, for the purposes of making the foregoing calculation, any notes held by National, or any Affiliate of National).

         "RESPONSIBLE OFFICER" means, with respect to NFLP or National, any Vice President, Assistant Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of the General Partner or National, as applicable, or any officer customarily performing functions similar to those performed by the person who at the time shall be such officer.

         "RESTRICTED GLOBAL NOTE" is defined in SECTION 2.5(a) of the Base Indenture.

         "RETAINED DISTRIBUTION ACCOUNT" is defined in SECTION 5.1(b) of the Base Indenture.

         "RETAINED INTEREST" means a transferable indirect interest in NFLP's assets held by the Retained Interestholder, including the right to receive payments in respect of the Retained Interest Amount.

         "RETAINED INTEREST AMOUNT" means, on any date of determination, the amount, if any, by which the Aggregate Asset Amount at the end of the day immediately prior to such date of determination, exceeds the Aggregate Invested Amount at the end of such day.

         "RETAINED INTERESTHOLDER" means National or any permitted successor or assign.

         "REVOLVING PERIOD" means, with respect to any Series of Notes, the period specified in the applicable Supplement.

the Designated Vehicle or Designated Vehicles which it replaces or (2) has a Net Book Value when aggregated with the Net Book Value of one or more other Replacement Vehicles tendered in exchange for a Designated Vehicle equal to or greater than the Termination Value for such Designated Vehicle and (c) has been designated on the Servicer's Computer System as a Related Vehicle with respect to the Beneficiary to which the related Designated Vehicle or Designated Vehicles are designated.

         "REPURCHASE AMOUNT" means, with respect to any Series of Notes, the amount specified in the applicable Supplement.

         "REPURCHASE PERIOD" means, with respect to any Program Vehicle, the period during which such Vehicle may be turned in to the Manufacturer thereof for repurchase or sale at Auction pursuant to the applicable Manufacturer Program.

         "REPURCHASE PRICE" with respect to any Vehicle (i) subject to a Repurchase Program means the price paid or payable by the Manufacturer thereof to repurchase such Vehicle pursuant to its Manufacturer Program and (ii) subject to a Guaranteed Depreciation Program means the amount which the Manufacturer thereof guarantees will be paid to National or NFLP as the seller of such vehicle by such Manufacturer and/or the related auction dealers upon the disposition of such Vehicle pursuant to its Manufacturer Program.

         "REPURCHASE PROGRAM" means a program pursuant to which a Manufacturer has agreed with National or NFLP to repurchase Vehicles manufactured by such Manufacturer or one of its Affiliates during the specified Repurchase Period.

         "REQUIRED ASSET AMOUNT" means, at any date of determination, the sum of
(i) the Invested Amounts for all Series of Notes that do not provide for Enhancement in the form of overcollateralization PLUS (ii) the aggregate amount. with respect to all Series of Notes that provide for Enhancement in the form of overcollateralization, of (a) the Invested Amount for each such Series of Notes (less the Invested Amount of any subordinated class of Notes constituting a portion of such Series of Notes and the Letter of Credit Amount, if any, specified in the Supplement for such Series of Notes) plus (in the case only of clause (ii) above) (b) the Required Enhancement Amount for such Series of Notes.

         "REQUIRED ENHANCEMENT AMOUNT" with respect to a Series of Notes has the meaning specified in the related Supplement.

         "REQUIRED NOTEHOLDERS" means Noteholders holding in excess of 30% of the aggregate Invested Amount of a Series of Notes

         "RULE 144A" is defined in SECTION 2.5(A) of the Base Indenture.

         "SCHEDULED GM COMMITMENT EXPIRATION DATE" shall have the meaning specified in SECTION 2.1(a) of the Support Reimbursement Agreement. "SEC" means the Securities and Exchange Commission, and any successor agency thereto.

         "SECURED PARTIES" is defined in SECTION 3.1 of the Base Indenture.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SEGREGATED SERIES" is defined in SECTION 2.3(b) of the Base Indenture.

         "SERIES OF NOTES" or "SERIES" means each Series of Notes issued and authenticated pursuant to the Base Indenture and a related Supplement.

         "SERIES MONTHLY SERVICING FEE" is defined in SECTION 26.1 of the Lease.

         "SERIES-SPECIFIC COLLATERAL" is defined in SECTION 2.3(b) of the Base Indenture.

         "SERIES TERMINATION DATE" means, with respect to any Series of Notes, the date stated in the related Supplement as the termination date.

         "SERVICER" means National, in its capacity as servicer of Vehicles under the Lease and the Master Collateral Agency Agreement, unless the Master Collateral Agent shall have assumed any duties and obligations of the Servicer pursuant to the applicable provisions of the Master Collateral Agency Agreement, and thereafter "Servicer" shall, to such extent, include the Master Collateral Agent.

         "SERVICING FEE PERCENTAGE" means, with respect to any Series of Notes, the percentage specified in the related Supplement.

         "STANDARD & POOR'S" means Standard & Poor's Structured Ratings, a Division of The McGraw-Hill Companies, Inc.

         "SUBLEASE" means a lease agreement, for the leasing of Vehicles, between National, as sublessor, and an Eligible Franchisee, as sublessee.

         "SUBLESSEE" means an Eligible Franchisee, as sublessee under a Sublease with National as Sublessor.

         "SUBORDINATED PROMISSORY NOTES" means the Promissory Note in the principal amount of $35,000,000 issued in June 1, 1995 by NCR Acquisition Corp. in favor of Old National.

         "SUBSIDIARY" means, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "SUPPLEMENT" means a supplement to the Base Indenture complying (to the extent applicable) with the terms of SECTION 3.3 or ARTICLE 12 of the Base Indenture.


         "SUPPLEMENTAL DOCUMENTS" is defined in SECTION 2.1 of the Lease.

         "SUPPLEMENTAL SERVICING FEE" is defined in SECTION 26.1 of the Lease.

         "SUPPORT EVENT OF DEFAULT" shall have the meaning specified in SECTION
2.7 of the Support Reimbursement Agreement.

         "SUPPORT EVENT OF DEFAULT DISBURSEMENT" shall have the meaning specified in SECTION 2.3(iii)(b) of the Support Reimbursement Agreement.

         "SUPPORT CREDIT ENHANCER" means General Motors Corporation.

         "SUPPORT LOAN DISBURSEMENT" shall have the meaning specified in SECTION 2.2(A) of the Support Reimbursement Agreement.

         "SUPPORT TERMINATION DISBURSEMENT" shall have the meaning specified in
SECTION 2.2(b) of the Support Reimbursement Agreement.

         "TEMPORARY GLOBAL NOTE" is defined in SECTION 2.5(b) of the Base Indenture.

         "TERM" is defined in SECTION 3.2 of the Lease.

         "TERMINATION PAYMENT" is defined in SECTION 12.3 of Lease.

         "TERMINATION VALUE" means, with respect to any Vehicle, as of any date, an amount equal to (i) the Capitalized Cost of such Vehicle, MINUS (ii) unless otherwise deducted in the calculation of "Capitalized Cost", all Depreciation Charges for such Vehicle accrued prior to such date.

         "TEXAS VEHICLE" means an Eligible Vehicle acquired by NFLP on or after the Lease Commencement Date for lease in the State of Texas.

         "TRANSFER AGENT" is defined in SECTION 2.9(iii) of the Base Indenture.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended.

         "TRUST OFFICER" means, with respect to the Trustee, any Senior Vice President, Vice President, Assistant Vice President, Assistant Secretary or Assistant Treasurer of the Corporate Trust Office, or any trust officer, or any officer customarily performing functions similar to those performed by the person who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject, or any successor thereto responsible for the administration of the Base Indenture.

         "TRUSTEE" means the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction.

         "U.S. GOVERNMENT OBLIGATIONS" is defined in SECTION 11.1 of the Base Indenture.

         "UNITED STATES" or "U.S." means the United States of America, its fifty States and the District of Columbia.

         "VEHICLE" means a passenger automobile or light truck purchased, financed or refinanced by NFLP under the Lease and pledged under the Master Collateral Agency Agreement for the benefit of the Trustee (on behalf of the Noteholders), but solely during the Vehicle Term for such Vehicle.

         "VEHICLE ACQUISITION SCHEDULE" is defined in SECTION 2.1 of the Lease.

         "VEHICLE LEASE COMMENCEMENT DATE" is defined in SECTION 3.2 of the
Lease.

         "VEHICLE LEASE EXPIRATION DATE", with respect to each Vehicle, means the earliest of (i) the Disposition Date for such Vehicle, (ii) if such Vehicle becomes a Casualty, the date funds in the amount of the Net Book Value thereof are received by the Lessor, the Master Collateral Agent of the Trustee (including deposit into the Collection Account or the Master Collateral Account) from the Lessee in accordance with the Lease, and (iii) the last day of the maximum Vehicle Lease term of the Operating Lease and the Financing Lease, as applicable, as specified in, respectively, PARAGRAPH 5 of each of Annex A and Annex B to the Lease.

         "VEHICLE ORDER" is defined in SECTION 2.1 of the Lease.

         "VEHICLE PERFECTION AND DOCUMENTATION REQUIREMENTS" means, with respect to (i) a Vehicle (other than an Initial Vehicle), submission within the applicable statutory period of an application for the issuance of a certificate of title for such Vehicle with the department of registry of motor vehicles of the applicable state in which such vehicle is to be registered, which application shall reflect the following: National or NFLP, as applicable, as the registered owner and the Master Collateral Agent as the first lienholder or (ii) an Initial Vehicle, the assignment by GMAC to the Master Collateral Agent of its lien with respect to such Initial Vehicle.

         "VEHICLE PURCHASE PRICE" means, on any date of determination and for any Acquired Vehicle, an amount equal to the greater of a the sum of the applicable Net Book Value of the Vehicle and all unpaid Depreciation Charges accruing with respect thereto through the last day of the Related Month to the date of purchase by the Lessee, and (b) the fair market value of such Vehicle based on (1) (x) an independent third-party data source approved by each Rating Agency that rated any Series of Notes at the request of the Lessor and (y) the average equipment and average mileage of each Acquired Vehicle of such model class and model year, or (2) such other methodology approved by each such Rating Agency.

         "VEHICLE RATIO" means, with respect to any calendar month or series of calendar months, the percentage equivalent of a fraction the numerator of which is the sum of the Capitalized Costs of all Vehicles manufactured by Chrysler and acquired or financed during such calendar month or series of consecutive calendar months and the denominator of which is the sum of the Capitalized Costs of all Vehicles manufactured by Chrysler and acquired or financed during the twelve-month period ending on the last day of the calendar month or series of consecutive calendar months with respect to which such calculation is made; PROVIDED that, if no Chrysler Vehicles were purchased during such twelve-month period, the denominator shall be the sum of the Capitalized Costs of all Vehicles manufactured by Chrysler that were acquired or financed during the twelve-month period ending on the last day of the last month in which a Vehicle manufactured by Chrysler was acquired or financed under the Lease.

         "VEHICLE TERM" is defined in SECTION 3.1 of the Lease.

         "VEHICLE TITLE NOMINEE AGREEMENT" means the Vehicle Title Nominee Agreement, dated as of June 7, 1995, between Old National and National.

         "VFR" means, for any Interest Period, an interest rate equal to the quotient, expressed as a percentage, of (i) the amount of interest accrued during such Interest Period with respect to all Series of Notes, DIVIDED by (ii) the average daily aggregate Invested Amount of all Series of Notes during such period.

         "VIN" is defined in SECTION 18 of the Lease.

         "WRITTEN" or "IN WRITING" means any form of written communication, including, without limitation, by means of telex, telecopier device, telegraph or cable.